Exhibit 2.2 Macfarlanes LLP 20 Cursitor Street London EC4A 1LT 66022954.3 301812401 v3 Date 12 APRIL 2018 FEDERATED HOLDINGS (UK) II LIMITED and FEDERATED INVESTORS, INC. and THE WARRANTORS WARRANTY DEED relating to the acquisition of 60% of the issued share capital of Hermes Fund Managers Limited

66022954.3 301812401 v3 CONTENTS Clause Page 1 Interpretation 1 2 Conditions 8 3 Warranties 9 4 Warranty Insurance 13 5 Warrantor's Undertakings 13 6 Tax 17 7 Assignment 17 8 Confidentiality and announcements 17 9 Notices 19 10 General provisions 20 11 Governing law and jurisdiction 23 Schedule 1 The Warrantors 24 2 Warranties 25 3 Limitations 83 4 Part 1 - The Subsidiaries 89 Part 2 - Joint Ventures 101 Part 3 - Significant Joint Venture Subsidiaries 103 Part 4 - Hermes GPE LLP Structure Chart 115 5 Properties 116 6 Employee Contracts 117 7 Tax 119 Part 1 - Definitions 119 Part 2 - Covenant 124

1 66022954.3 301812401 v3 DATE 12 APRIL 2018 PARTIES 1 FEDERATED HOLDINGS (UK) II LIMITED (registered in England under registered number 11227851) whose registered office is at 5th Floor One New Change, London, United Kingdom, EC4M 9AF (the “Buyer”); 2 FEDERATED INVESTORS, INC. a company incorporated in the Commonwealth of Pennsylvania, USA (“FII”, and together with the Buyer, the “Buyer Parties” (which expression shall mean either or both of the Buyer and FII, as applicable)); and 3 The persons whose names and addresses are set out in column 1 of schedule 1 hereto (the “Warrantors”). BACKGROUND: A This Deed is entered into in connection with the SPA relating to the acquisition of Shares in the Company. B It is a requirement of the Buyer Parties in relation to their entry into the SPA that the Warrantors enter into this Deed, and the Warrantors have agreed to give certain warranties and covenants as set forth in this Deed to the Buyer Parties in relation to the Group. NOW THEREFORE THIS DEED WITNESSES as follows: 1 Interpretation 1.1 In this Deed: Accounts: the: • audited consolidated accounts of the Company and the Subsidiaries, and, to the extent applicable, the Joint Venture Companies for the accounting reference period which ended on the Accounts Date; and • individual audited accounts of each Group Company and, to the extent prepared, each Joint Venture Company for the accounting reference period which ended on the Accounts Date, and which, in each case, comprise a balance sheet, profit and loss account, cash flow statement, statement of comprehensive income, statement of changes in equity (in each case, consolidated where applicable) and related notes; Accounts Date: 31 December 2017; Adjusted Relevant Proportion: in relation to a Warrantor and a particular claim in connection with a breach of any undertaking set out in this Deed (but excluding, for the avoidance of doubt, a Warranty Claim), the proportion such Warrantor’s Relevant Proportion represents against the aggregate of the Relevant Proportions of all the Warrantors who are liable for such claim; Affiliated Company: in relation to any company, any undertaking which is from time to time a holding company of that company, a subsidiary of that company or a

2 66022954.3 301812401 v3 subsidiary of a holding company of that company, and “Affiliated Companies” shall be construed accordingly; Agreed Form: the form agreed between and initialled for identification purposes only by or on behalf of the Warrantors and the Buyer Parties; Business Day: except in clause 9, any day other than a Saturday, Sunday or any other day which is a public holiday in England or a federal holiday in the United States; Buyer Parties’ Related Person: any of the Buyer Parties' Affiliated Companies, and the Buyer Parties’ and their Affiliated Companies' Representatives, which as from Completion shall include the Group Companies and the Joint Venture Companies and any Representative of any of the Group Companies and Joint Venture Companies; Change of Control Clients: the following: (a) the Specified Clients; and (b) any new or existing customers or clients of Group Companies or Joint Ventures whose relevant investment management, advisory or other agreement will terminate upon Completion without the obtaining of relevant consents and/or approvals or whose consent or approval is required under such agreement, or is required in order for such agreement not to terminate, as a result of a change of control of or deemed assignment by a Group Company or Joint Venture; Companies Legislation: the Companies Act 2006, the Companies Act 1985, the Companies Consolidation (Consequential Provisions) Act 1985 and the Companies Act 1989; Company: Hermes Fund Managers Limited (registered in England and Wales under number 01661776); Company’s Issued Share Capital: 72,458,000 ordinary shares of £1 each in the capital of the Company; Completion: completion of the sale and purchase of the Shares in accordance with the SPA; Completion Balance Sheet: has the meaning given to it in the SPA; Completion Date: has the meaning given to it in the SPA; Completion Statement: has the meaning given to it in the SPA; Confidential Information: all information not in the public domain which relates to any of the Group Companies or Joint Venture Companies or its/their respective business or assets, and which the Warrantors shall have received or obtained at any time by reason of or in connection with the Warrantor’s relationship with the Company, the Group Companies or the Joint Venture Companies or any of them, as applicable; and all information not in the public domain which relates to the Buyer

3 66022954.3 301812401 v3 Parties, any of their Affiliated Companies or any of their respective businesses or assets; Data Room: the documents and information contained in the online data room hosted by Intralinks and made available to the Buyer Parties, as listed in the Data Room Index; Data Room Index: the table of contents of the Data Room as included in the Disclosure Letter; Disclosed: fairly disclosed; Disclosure Letter: the letter dated the date of this Deed from the Warrantors to the Buyer Parties making certain disclosures against the Warranties (including all documents attached to it or referred to in it); Encumbrance: any mortgage, charge (fixed or floating), pledge, lien, option, right to acquire, right of pre-emption, assignment by way of security or trust arrangement for

4 66022954.3 301812401 v3 the purpose of providing security or other security interest of any kind (including any retention arrangement); FCA: the UK Financial Conduct Authority and any successor UK Regulatory Authority from time to time; FCA Rules: the FCA’s Handbook of Rules and Guidance; FSMA: the Financial Services and Markets Act 2000; Group: the Company and the Subsidiaries (for the avoidance of doubt, excluding the Joint Venture Companies); Group Companies: the Company and each of its Subsidiaries (for the avoidance of doubt, excluding the Joint Venture Companies) and “Group Company” shall be construed accordingly; Hermes UK Authorised Entities: the following entities: (a) Hermes Alternative Investment Management Limited; (b) Hermes Investment Management Limited; (c) Hermes European Equities Limited; and (d) Hermes GPE LLP, and each of such entities will be a “Hermes UK Authorised Entity”; Information Memorandum: the information memorandum relating to the Group and the Joint Ventures titled “Project Conduit” dated August 2017 provided at document 1.12.1 of the Data Room; Intellectual Property: patents, registered designs, design rights, copyright, database rights, trade marks, service marks, logos, trade secrets, know-how, trade or business names and domain names and all other intellectual property; IT Systems: has the meaning given to it in paragraph 15.1 of schedule 2; Joint Venture Companies: the Joint Ventures, the Significant Joint Venture Subsidiaries and the Other Joint Venture Subsidiaries, and “Joint Venture Company” shall be construed accordingly; Joint Ventures: the entities listed in part 2 of schedule 4; Legal Duty Proviso: has the meaning given to it in clause 5.1; Long Stop Date: has the meaning given to it in the SPA; Losses: losses, costs, damages, liabilities, charges, expenses and penalties (whether actual or contingent, known or unknown or otherwise); Management Accounts: the consolidated accounts of the Company and the accounts of Hermes GPE LLP for the period from the Accounts Date to 28 February 2018 (as provided to the Buyer Parties in folder 1.5.1 of the Data Room); MAS: the Monetary Authority of Singapore and any successor Singapore Regulatory Authority from time to time; Measurement Time: has the meaning given to it in the SPA;

5 66022954.3 301812401 v3 New LTIP: the new long term incentive plan to be adopted by the Company on Completion; Other Joint Venture Subsidiaries: excluding the Significant Joint Venture Subsidiaries, each of the entities highlighted in orange (described as ‘Limited Company’) in the chart set out part 4 of schedule 4 and each other subsidiary of a Joint Venture, and “Other Joint Venture Subsidiary” shall be construed accordingly; Parties: the parties to this Deed; Properties: the leasehold properties of the Company and the Subsidiaries, certain details of which are given in schedule 5, and “Property” means any of them; Put and Call Option Deed: has the meaning given to it in the SPA; Regulatory Authority: any authority, body or person having (or who has had) regulatory, supervisory or enforcement responsibilities, whether in the UK or overseas, including government ministries, administrative bodies and securities exchanges; Relevant Cap: in respect of each Warrantor, the amount set out opposite that Warrantor’s name in column 3 of the table in schedule 1; Relevant Proportion: in respect of each Warrantor, the percentage set out opposite that Warrantor’s name in column 4 of the table in schedule 1; Representative: in relation to a person, any advisor, director, officer, employee or consultant of that person; Seller: has the meaning given to it in the SPA; Senior Management Employee: has the meaning given to it in paragraph 18.1 of schedule 2; Shareholders’ Agreement: has the meaning given to it in the SPA; Shares: has the meaning given to it in the SPA; Significant Joint Venture Subsidiaries: each of the entities set out in part 3 of schedule 4, and “Significant Joint Venture Subsidiary” shall be construed accordingly; SPA: the share sale agreement between the Buyer Parties and the Seller (as defined therein), dated the date of this Deed; Specified Clients: any new or existing client or customer whose investment management, advisory or other agreement terminates automatically pursuant to the terms of the relevant agreement, or applicable law, rules or regulations upon the occurrence of a change of control of, or deemed assignment by, a Group Company or Joint Venture, including Calvert Research and Management pursuant to an investment sub-advisory agreement dated 31 December 2016 and Russell Investment Management LLC pursuant to a portfolio management contract dated 30 August 2016, and any client or customer that signs such an agreement with a Group Company after the date of this Deed and prior to Completion; Subsidiaries: the subsidiaries of the Company, certain details of which are set out in part 1 of schedule 4 of this Deed and “Subsidiary” means any of them; Supplementary Disclosure Letter: the letter dated the Completion Date from the Warrantors to the Buyer Parties, in substantially the same form as the Disclosure Letter (other than in respect of applicable new specific disclosures), which makes

6 66022954.3 301812401 v3 certain supplementary or additional disclosures regarding matters arising in the period commencing on the date of this Deed and ending on the Completion Date against the Warranties which are repeated in accordance with clause 3.1.2 (including all documents attached to it or referred to in it); Tax Covenant: means the covenant contained in paragraph 1 of Part 2 of schedule 7; Tax Covenant Claim: means any claim by a Buyer Party under the Tax Covenant; Taxation or Tax: all forms of taxation, imposts, duties, levies, social security contributions and rates whether of the United Kingdom or elsewhere (including such amounts required to be deducted or withheld from or accounted for in respect of any payment) together with all penalties, charges and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them; Taxation Authority: any government, state or municipality or any local, state, federal or other authority, body or official in the United Kingdom or elsewhere exercising a fiscal, revenue, customs or excise function; Tax Warranties: the warranties set out in paragraph 20 of schedule 2; Tax Warranty Claim: a claim by a Buyer Party for breach of Tax Warranty or the basis of which is that a Tax Warranty is, or is alleged to be, untrue or inaccurate; Transaction Documents: this Deed, the SPA, the documents in the Agreed Form (as defined in the SPA), the Shareholders’ Agreement, the Put and Call Option Deed, the Disclosure Letter, the Supplementary Disclosure Letter, the Transitional Services Agreement, the New LTIP, the Warranty Insurance Policy and any other documents entered into pursuant to (or in connection with) any of the foregoing; Transitional Services Agreement: has the meaning given to it in the SPA; UK GAAP: FRS 102, the Financial Reporting Standard applicable in the UK and Republic of Ireland as issued by the Financial Reporting Council in respect of its application in the United Kingdom and promulgated by the Institute of Chartered Accountants in Ireland in respect of its application in the Republic of Ireland, together with any other accounting requirement of a United Kingdom accounting or regulatory body having mandatory effect; Warranties: the warranties set out in schedule 2 of this Deed; Warranty Claim: a claim by a Buyer Party for breach of Warranty or the basis of which is that a Warranty is, or is alleged to be, untrue or inaccurate; Warranty Insurance Policy: the warranty and indemnity insurance policy entered into by the Buyer Parties and the Warranty Insurer in respect of this Deed; and Warranty Insurer: AIG Europe Limited. 1.2 In this Deed, unless otherwise specified, any reference to: 1.2.1 any statute or statutory provision includes any subordinate legislation made under that statute or statutory provision, whether before, on, or after the date of this Deed; 1.2.2 any legislation (whether of the United Kingdom or elsewhere) including any statute, statutory provision or subordinate legislation (“Legislation”):

7 66022954.3 301812401 v3 1.2.2.1 includes a reference to that Legislation as from time to time amended or re-enacted, whether before, on, or after the date of this Deed; 1.2.2.2 in the Warranties only, includes a reference to any past Legislation (as from time to time amended or re- enacted) which that Legislation re-enacted, except, in the case of each of clauses 1.2.2.1 and 1.2.2.2, to the extent that any amendment or re-enactment coming into force, or Legislation made, on or after the date of this Deed would create or increase the liability of any Party; and 1.2.3 re-enactment includes consolidation and rewriting, in each case whether with or without modification. 1.3 In this Deed (unless the context requires otherwise): 1.3.1 words and expressions which are defined in the Companies Legislation and which are not otherwise defined in this Deed have the same meanings as are given to them in the Companies Legislation; 1.3.2 any gender includes a reference to the other genders; 1.3.3 any reference to “holding company” or “subsidiary” means a “holding company” or “subsidiary” (as the case may be) as defined in s.1159 Companies Act 2006, save that: 1.3.3.1 a company shall be treated, for the purposes only of the membership requirement contained in ss.1159(1)(b) and (c), as a member of another company if it beneficially owns shares in that other company which are registered in the name of (a) another person (or that person’s nominee), whether by way of security or in connection with the taking of security, or (b) its nominee; and 1.3.3.2 in the case of a limited liability partnership which is a subsidiary of a company or another limited liability partnership, s.1159 Companies Act 2006 shall apply as if: (a) references in ss.1159(1)(a) and (c) to voting rights are to the members’ rights to vote on all or substantially all matters which are decided by a vote of the members of the limited liability partnership; and (b) the reference in s.1159(1)(b) to the right to appoint or remove a majority of its board of directors is to the right to appoint or remove members holding a majority of the voting rights; 1.3.4 any reference to a “person” includes a natural person, partnership, company, body corporate, association, organisation, government, state, foundation and trust (in each case whether or not having a separate legal personality); 1.3.5 any reference to the background section, a clause or schedule is to the background section, a clause or schedule (as the case may be) of or to this Deed; 1.3.6 any reference to this Deed or any other document is a reference to this Deed or that other document as amended, varied, supplemented, or

8 66022954.3 301812401 v3 novated (in each case, other than in breach of the provisions of this Deed) at any time; 1.3.7 any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; 1.3.8 references to the singular include the plural and vice versa; 1.3.9 any reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term; 1.3.10 references to a natural person include his estate and personal representatives; 1.3.11 references to the Parties include their successors in title and permitted assigns; 1.3.12 references to a “company” shall also be construed to include any other company, corporation or body corporate wherever and however incorporated or established; and 1.3.13 except in clause 9.1, references to time of the day are to London time. 1.4 Except as specifically set out in this Deed, there are expressly excluded from this Deed to the fullest extent permitted by law all warranties, conditions and other terms implied by statute or common law or custom or trade practice. 1.5 The table of contents and clause headings in this Deed are included for convenience only and do not affect the interpretation of this Deed. 2 Conditions 2.1 All the obligations of, and any liabilities of, the Warrantors under the Warranties and the Tax Covenant are conditional on Completion occurring pursuant to the SPA, provided that the Warrantors shall not be relieved of any liability (subject to the limitations set out in this clause 3 and, to the extent set out therein, schedule 3) for any breach of their warranties or obligations occurring on or prior to the Long Stop Date which leads to Completion not occurring. 2.2 If: 2.2.1 Completion under the SPA does not take place by the Long Stop Date (or such later date as the Buyer and the Seller may agree); or 2.2.2 the SPA is terminated in accordance with clause 5.8, 8.2(a) or 8.3(a) of the SPA, this Deed shall cease to have effect immediately after that date and none of the Warrantors will have any liability under or in connection with this Deed, except for any

9 66022954.3 301812401 v3 breach of their warranties or obligations occurring on or prior to such date which leads to Completion not occurring. 3 Warranties 3.1 Each of the Warrantors severally warrants to the Buyer Parties that the Warranties 3.1.1 are true and accurate as at the date of this Deed, so far as he/she is actually aware on the date of this Deed; and 3.1.2 will be true and accurate on the Completion Date, so far as he/she is actually aware on the Completion Date, as if they had been provided afresh at Completion by reference to the facts and circumstances then existing and for this purpose, any actual or implied reference(s) to the date of this Deed in schedule 2 shall be deemed to be reference(s) to the Completion Date. For the avoidance of doubt, the warranty given by each of the Warrantors under clause 3.1.2 is given on the Completion Date only and not at any other time between the date of this Deed and Completion. 3.2 Each of the Warranties shall be construed as a separate warranty. 3.3 If at any time between the date of this Deed and Completion any matter or circumstance of a material nature comes to the knowledge of any of the Warrantors which such Warrantor is actually aware would, were it not Disclosed to the Buyer Parties, constitute or be reasonably likely to constitute a breach of the Warranties on their being repeated at Completion under clause 3.1.2 (a "Matter"): 3.3.1 the relevant Warrantor shall as soon as reasonably practicable after he or she becomes aware of the Matter give notice to the Buyer Parties setting out in reasonable detail the Matter and the Warranty or Warranties that will or will reasonably likely be breached as a consequence together with, to the extent practicable, an assessment by the Warrantor of the likely impact of the Matter; and 3.3.2 subject to the Warrantors having received authorisation from the Company authorising them to undertake such cooperation, planning and implementation, the Warrantors shall, and shall cooperate with the Buyer Parties and the Seller to agree and, so far as each of the Warrantors is able and legally permitted to do so in his/her capacity as an employee or director of a relevant Group Company or Joint Venture Company (and subject always to his/her duties to the relevant Group Company or Joint Venture Company in such capacity), and to the extent that it does not involve any of the Warrantors personally incurring (or being liable for) any costs, implement a reasonable plan to minimise or mitigate prior to Completion (to the extent feasible) the effect of the Matter on the Group Companies and the Joint Venture Companies. 3.4 For the avoidance of doubt, for the purposes of clause 3.3, between the date of this Deed and Completion the Warrantors are not obliged to continuously monitor the Warranties nor make enquiries to identify breaches or potential breaches that they were otherwise not aware of. 3.5 The Warrantors shall have the right to deliver the Supplementary Disclosure Letter (duly signed by the Warrantors) to the Buyer Parties at Completion, setting out only: 3.5.1 Matters, particulars of which have been provided to the Buyer Parties under clause 3.3; and

10 66022954.3 301812401 v3 3.5.2 any other matters or circumstances which would, were they not Disclosed to the Buyer Parties, constitute or be likely to constitute a breach of the Warranties on their being repeated at Completion, unless such matters or circumstances were Matters which should have been, but were not, Disclosed in accordance with clause 3.3. 3.6 The Warrantors shall provide a draft of the Supplementary Disclosure Letter to the Buyer Parties 3 Business Days prior to the Completion Date, and shall take into account any reasonable comments of the Buyer Parties on such draft prior to delivering the same to the Buyer Parties at Completion. 3.7 If the Warrantors deliver a Supplementary Disclosure Letter to the Buyer Parties in accordance with clause 3.5, the Buyer Parties shall deliver a duly countersigned final Supplementary Disclosure Letter to the Warrantors at Completion. 3.8 Each of the Warranties is given by each of the Warrantors subject to the actual awareness of that Warrantor: 3.8.1 as at the date of this Deed (in relation to clause 3.1.1); and 3.8.2 at Completion (in relation to clause 3.1.2), which in each case shall be deemed to be the actual knowledge, awareness or belief of that individual Warrantor having made, at the relevant time in accordance with clauses 3.8.1 and 3.8.2, reasonable enquiry of: (i) each of the other Warrantors; (ii) in respect of all of the Warranties, Simon Cunningham (Group Finance Director), Joseph Kagan (Head of Legal Services), Gillian Clarke (Strategic Compliance and Risk Director), Eoin Murray (Head of Investments), Niall Mowlds (Head of Operations), Claire Aley (Head of Product Strategy & Development), Fortune Chigwende (Head of Internal Audit) and Thomas Reader (Associate Director - Product Strategy & Development); (iii) in respect of the Tax Warranties, Joanna Klaentschi (Director of Tax) (whether employed by the Company or the Seller) and her replacement at the Company; (iv) in respect of the Warranties in paragraphs 18, 19 and 20.3 of schedule 2, Martin Jackson (Head of Human Resources); (v) in respect of the Warranties in paragraph 15 of schedule 2, Simon Lumsdon (Head of Information Technology); and (vi) in respect of all of the Warranties that apply to Hermes GPE LLP, the Significant Joint Venture Subsidiaries and/or the other Joint Venture Companies (excluding Vista UK Residential Real Estate (GP) LLP and Vista UK Residential Investment 1 (GP) LLP), Peter Gale (Chief Investment Officer, Private Equity). 3.9 No Warrantor shall be imputed with the knowledge of any other person other than as a result of the actual knowledge acquired following making reasonable enquiry in accordance with clause 3.8. 3.10 If either Buyer Party becomes aware of a matter or circumstance which gives rise to a Warranty Claim, the Buyer Party shall as soon as reasonably practicable after it becomes aware of that matter or circumstance, give notice to the Warrantors specifying that matter or circumstance in reasonable detail (including the nature of the potential liability and, so far as is practicable, the amount likely to be claimed in

11 66022954.3 301812401 v3 respect of it). Subject always to the time limits set out in paragraph 2 of schedule 3, any failure by the Buyer Parties to give notice as contemplated by this clause in relation to any matter or circumstance shall not prevent the Buyer Parties from making any Warranty Claim arising from that matter or circumstance but the Warrantors shall not be liable for any Losses in respect of any such Warranty Claim to the extent (but only to the extent) that they are increased, or are not reduced, as a result of failure by either Buyer Party to comply with the provisions of this clause 3.10. 3.11 The Warranties are subject to the limitations set out in this clause 3 and, to the extent set out therein, schedule 3. 3.12 The Warranties: 3.12.1 as provided in accordance with clause 3.1.1 are qualified by reference to those matters Disclosed in: 3.12.1.1 the Disclosure Letter; 3.12.1.2 the Transaction Documents; and 3.12.1.3 any document in the Data Room on the date of this Deed, as listed in the Data Room Index (the “Data Room Documents”); 3.12.2 as provided in accordance with clause 3.1.2 are qualified by reference to those matters Disclosed in: 3.12.2.1 the Disclosure Letter; 3.12.2.2 the Supplementary Disclosure Letter (for the avoidance of doubt, only in respect of matters arising in the period commencing immediately after the signing of this Deed and ending on Completion); 3.12.2.3 the Transaction Documents; and 3.12.2.4 the Data Room Documents. 3.13 The Buyer Parties hereby confirm to the Warrantors that, save for any matters Disclosed in accordance with clause 3.12, the Buyer Parties are not actually aware of any fact or circumstance which they know constitutes, or which they know is reasonably likely to constitute, a breach of any of the Warranties as at the date of this Deed. The Warrantors shall not be liable for any Warranty Claim if and to the extent it is shown that the Buyer Parties are actually aware at the date of this Deed of the facts or circumstances which give rise to such Warranty Claim and know that such facts or circumstances give rise to a right to make that Warranty Claim. For the purposes of this confirmation the Buyer Parties’ awareness shall be deemed to be the actual awareness of the Chief Executive Officer, Chief Financial Officer, Vice Chairman responsible for international operations, Chief Compliance Officer, Chief Risk Officer, Chief Legal Officer, Deputy General Counsel, Senior Corporate Counsel responsible for international operations, Principal Accounting Officer, and Director of Decision Support of FII and no other person’s knowledge or awareness shall be imputed to the Buyer Parties. 3.14 Each Warrantor agrees with the Buyer Parties (for the benefit of the Buyer Parties, each Group Company, each Joint Venture Company and each officer and employee of each Group Company and each Joint Venture Company): 3.14.1 that the giving by any Group Company or Joint Venture Company and/or any of their respective officers or employees to the Warrantors (or any of them) of any information or opinion in connection with the Warranties

12 66022954.3 301812401 v3 or the Disclosure Letter or otherwise in relation to the business or affairs of any Group Company or Joint Venture Company or in connection with the negotiation and preparation of the Transaction Documents shall not be deemed to be a representation, warranty or guarantee to the Warrantors of the accuracy of such information or opinion; and 3.14.2 save in the case of fraud or fraudulent misrepresentation, to waive any right or claim which a Warrantor may have against any Group Company or Joint Venture Company and/or any of their respective officers or employees (other than the Warrantors) for any error, omission or misrepresentation in any such information or opinion. 3.15 Each Buyer Party: 3.15.1 acknowledges and agrees that the Warranties are the only warranties of any kind given by the Warrantors to the Buyer Parties; 3.15.2 acknowledges that, in agreeing to enter into the Transaction Documents, it has not relied on any express or implied representation, warranty, collateral contract or other assurance made by or on behalf of any Warrantor before the entering into of this Deed; 3.15.3 waives all rights and remedies which, but for this clause 3.15, might otherwise be available to it in respect of any such express or implied representation, warranty, collateral contract or other assurance; and 3.15.4 confirms that nothing in this clause 3.15 limits or excludes any liability for fraud or fraudulent misrepresentation. 3.16 None of the limitations contained in this clause 3 and in schedule 3 shall apply to any Warranty Claim or Tax Covenant Claim, or any other claim, against a Warrantor to the extent that such Warranty Claim or Tax Covenant Claim, or other claim, arises as a result of fraud or fraudulent misrepresentation by that Warrantor or where such Warranty Claim or Tax Covenant Claim would not have arisen but for fraud or fraudulent misrepresentation by that Warrantor. However, subject to applicable laws in relation to fraud or fraudulent misrepresentation, no Warrantor shall be liable (nor have any limitations on his or her own liability disapplied) in respect of the fraud or fraudulent misrepresentation of any other Warrantor, provided however that if any other Warrantor has actual knowledge of the fraud or fraudulent misrepresentation of another Warrantor (at the time when such fraudulent act was done or fraudulent misrepresentation made), they shall also be liable (and not have any limitations on his or her own liability applied) in respect of that fraud or fraudulent misrepresentation. 3.17 The only Warranties given by the Warrantors in respect of or relating to: 3.17.1 financial services regulatory matters are those set out in paragraph 4 of schedule 2, and the other Warranties shall be deemed not to be given in relation to financial services regulatory matters; 3.17.2 the Accounts and Management Accounts are those set out in paragraphs 5 and 20.1 of schedule 2 and the other Warranties shall be deemed not to be given in relation to the Accounts and Management Accounts; 3.17.3 the IT Systems are those set out in paragraph 15 of schedule 2, and the other Warranties shall be deemed not to be given in relation to the IT Systems; 3.17.4 the Intellectual Property are those set out in paragraph 16 of schedule 2, and the other Warranties shall be deemed not to be given in relation to Intellectual Property;

13 66022954.3 301812401 v3 3.17.5 the Properties are those set out in paragraph 17 of schedule 2, and the other Warranties shall be deemed not to be given in relation to the Properties; 3.17.6 the employees or consultants of the Group Companies and the Joint Venture Companies and other employment matters are those set out in paragraphs 18 and 20.3 of schedule 2, and the other Warranties shall be deemed not to be given in relation to such employees or consultants and other employment matters; 3.17.7 pension matters are those set out in paragraphs 19 and 20.3 of schedule 2, and the other Warranties shall be deemed not to be given in relation to pension matters; and 3.17.8 Taxation are those set out in paragraph 20 of schedule 2, and the other Warranties shall be deemed not to be given in relation to Taxation. 4 Warranty Insurance 4.1 The Buyer Parties confirm that: (a) the Warranty Insurance Policy contains a waiver (in terms which have been approved by the Warrantors) by the Warranty Insurer of all rights of subrogation against the Warrantors, save in respect of any claim attributable to the fraud or fraudulent misrepresentation of the Warrantors; and (b) any amendment or variation of the terms of the Warranty Insurance Policy which has the effect of amending or varying such waiver shall be subject to prior written approval by the Warrantors. 4.2 The Buyer Parties acknowledge and agree that the limits contained in paragraph 1.2 of schedule 3 shall apply notwithstanding any subsequent non-payment under the Warranty Insurance Policy or any vitiation or expiry or termination of the Warranty Insurance Policy or insolvency of the Warranty Insurer or failure of the Buyer Parties to purchase the Warranty Insurance Policy. 5 Warrantor’s Undertakings 5.1 Recognising the fact that both the Seller (as sole shareholder of the Company) and the Buyer (as prospective shareholder of the Company) have agreed that certain things will not happen between the date of this Deed and Completion, each of the Warrantors severally (and not jointly or jointly and severally) agrees and undertakes to the Buyer Parties that he/she will exercise his/her rights as an employee or director (as the case may be) of any Group Company and, to the extent applicable, the Joint Venture Companies to procure, so far he/she is able and legally permitted to do in his or her capacity as an employee or director of such Group Company or Joint Venture Company (and subject always to his/her duties to the relevant Group Company in such capacity (such carve-out being the “Legal Duty Proviso”)), that between the date of this Deed and Completion (save with the prior written consent of the Buyer (such consent not to be unreasonably withheld, conditioned or delayed) and subject to clause 5.2: 5.1.1 no shares in any of the Group Companies shall be allotted or issued to any person other than another Group Company and no other change shall be made to the issued share capital of any Group Company; 5.1.2 no option shall be offered or granted by any Group Company over the whole or any part of its share capital, whether issued or unissued, and no agreement to allot securities convertible into the share capital of any Group Company shall be entered into (other than where such option or agreement to allot security is offered or granted to or entered into with (as the case may be) another Group Company(s));

14 66022954.3 301812401 v3 5.1.3 no dividends or other distributions shall be declared, made or paid by any Group Company (other than to other Group Company(s)); 5.1.4 no Group Company shall incur any capital expenditure exceeding £500,000; 5.1.5 no Group Company shall acquire or dispose of any assets valued in excess of £500,000 or acquire or enter into an agreement to acquire any other business or company; 5.1.6 no Group Company shall enter into any new borrowing facility or issue any loan note, bond or similar debt instrument in excess of £500,000; 5.1.7 no Group Company shall make any loan or advance in excess of £500,000 (other than credit given in the normal course of trading, loans or advances to employees in the normal course and loans made to other members of the Group); 5.1.8 no Group Company shall enter into, waive, amend or terminate any material contract with a value in excess of £500,000 other than any amendment, variation to, or restatement of any investment management or advisory agreements with clients or customers in the ordinary course of the Group Company’s business (provided that no Group Company may enter into, amend, vary, or restate any investment management or advisory agreement with Seller, or any investment operations services agreement with Northern Trust Company, without the Buyer Parties’ prior written consent); 5.1.9 no Group Company shall enter into, waive, amend or terminate any agreement or transaction with the Seller or an Affiliated Company of the Seller (for the avoidance of doubt, and without limiting the foregoing, no Group Company may enter into, waive, amend, or terminate any investment management or advisory agreement with Seller without the Buyer Parties’ prior written consent) ; 5.1.10 other than salary increases in the ordinary course of business and consistent with its past practice, no Group Company shall make any material change to the terms and conditions of employment of any of its Senior Management Employees; 5.1.11 no Group Company shall introduce, or amend the terms of, any benefit, incentive or bonus plan; 5.1.12 no Group Company shall create any Encumbrance (other than in favour of another Group Company(s)) in respect of the whole or any material part of its assets, except in the ordinary course of business; 5.1.13 no changes will be made to the constitutional documents of any Group Company; 5.1.14 no Group Company shall amend or make any change to its accounting methods, principles or practices; 5.1.15 no Group Company shall voluntarily appoint any administrator, liquidator, provisional liquidator, receiver, receiver and manager or equivalent officer or take any step to dissolve or wind up any Group Company, other than as disclosed in the Data Room as regards dormant subsidiaries; 5.1.16 no Group Company shall take steps to list any securities of any Group Company on a stock exchange or publicly traded market;

15 66022954.3 301812401 v3 5.1.17 no Group Company shall initiate, discontinue or settle any litigation or arbitration proceeding (other than in respect of debt collection in the ordinary course) where the amount claimed (either by it or against it) together with any costs incurred (or likely to be incurred) by it in connection therewith exceeds £500,000; 5.1.18 no Group Company shall start an additional line of business that is outside the scope or nature of the business carried on by the Group; 5.1.19 no Group Company shall cease an existing principal line of business carried on by the Group; 5.1.20 no Group Company shall carry on its business otherwise than in the ordinary course as carried on prior to the date hereof; 5.1.21 no Group Company shall cease to maintain (including by way of failing to renew) any professional liability insurance at any lesser quantum or scope of cover than such Group Company maintains at the date of this Deed; and 5.1.22 no Group Company shall exercise its rights (to the extent it has such rights) as a member in the Joint Ventures to approve any of the items described in clause 5.1.1 to 5.1.20 or fail to exercise any such rights so as to procure that none of the items described in clause 5.1.1 to 5.1.20 occur, in relation to the Joint Ventures or their subsidiaries (as if references in clause 5.1.1 to 5.1.20 to the Group Companies were references to the Joint Ventures and their subsidiaries), except in pursuance of contractual obligations in force at the date of this Deed. 5.2 The Warrantors agree that it is their intention that the Group Companies shall, and the Warrantors shall take no steps to prevent the Group Companies from so doing, unless the Warrantors, in their capacity as directors of Group Companies, determine reasonably and in good faith, after taking advice from external counsel, that it is not in the best interests of those Group Companies to do so (in which case the Warrantors shall notify the Buyer in writing in advance of taking any step to prevent the Group Companies from so doing): 5.2.1 co-operate with the Buyer Parties in seeking to obtain FCA approval for the persons listed in the Shareholders’ Agreement to become directors of the Company and other members of the Group; 5.2.2 seek to obtain consent from the Specified Clients to their investment management, advisory or other agreements with the Group continuing after Completion, but shall not be obliged to procure that the Group Companies seek to obtain such consent from the Specified Clients if, in the reasonable belief of the Group Companies, agreeing any conditions to such consent are not in the best interests of the Group Companies; and 5.2.3 if the Warrantors and the Buyer Parties agree that it is in the best interests of any Group Company or Joint Venture Company, to seek to obtain consent from any other Change of Control Clients that the Buyer Parties and the Company mutually agree to pursue prior to Completion. 5.3 Clauses 5.1 shall not operate as to restrict or prevent: 5.3.1 any action which the Warrantor reasonably believes, in good faith, after taking advice from external counsel, to be in the best interests of the applicable Group Company or Joint Venture Company, in which case the Warrantor shall notify the Buyer in writing in advance of passing any resolution or exercising any power to effect such action;

16 66022954.3 301812401 v3 5.3.2 the matters in clause 5.2; 5.3.3 the negotiation and conclusion of any arrangement(s) with the landlord in relation to the leasehold property at Lloyds Chambers, 1 Portsoken Street, London to pay for any dilapidations to restore the property to its original condition following changes made to the property during the period of the lease provided that no such arrangements shall be entered into without the prior written consent of the Buyer Parties(such consent not to be unreasonably withheld, conditioned or delayed) unless such arrangement is permitted under the SPA ; 5.3.4 the closure of the Vista fund structure in accordance with the steps plan set out in document 1.14.3.11 in the Data Room; 5.3.5 any matter reasonably undertaken by any of the Warrantors, the Seller or any Group Company or Joint Venture (or subsidiary of a Joint Venture) in an emergency or disaster situation with the intention of minimising any adverse effect of such situation; 5.3.6 the completion or performance of any obligations undertaken pursuant to any contract or arrangement entered into by any Group Company or Joint Venture (or subsidiary of a Joint Venture) prior to the date of this Deed; 5.3.7 any action taken at the request of any Buyer Party; 5.3.8 any action pursuant to a requirement of law or applicable regulation; and 5.3.9 any action specifically provided for in this Deed or any other Transaction Document. 5.4 If at any time between the date of this Deed and Completion any matter or circumstance of a material nature comes to the knowledge of any of the Warrantors which such Warrantor is actually aware constitutes, or is reasonably likely to constitute, a breach of clause 5.1 or 5.2: 5.4.1 the Warrantor shall, as soon as reasonably practicable after he or she becomes aware of such matter give notice to the Buyer Parties setting out in reasonable detail the matter and the clause or clauses that have been or that will or will reasonably likely to be breached as a consequence, together with, to the extent practicable, an assessment by the Warrantor of the likely impact of the matter; and 5.4.2 without in any way limiting the rights or remedies of the Buyer Parties in respect of any breach of clause 5.1 or 5.2 and subject to the Warrantors having received authorisation from the Company authorising them to undertake such cooperation, the Warrantors shall, and shall cooperate with the Buyer Parties and the Seller, so far as each of the Warrantors is able and legally permitted to do so in his/her capacity as an employee or director of a relevant Group Company or Joint Venture Company (and subject always to his/her duties to the relevant Group Company or Joint Venture Company in such capacity), and to the extent that it does not involve any of the Warrantors personally incurring (or being liable for) any costs, to develop a reasonable plan to minimise or mitigate prior to Completion (to the extent feasible) the effect of the matter on the Group Companies and the Joint Venture Companies. 5.5 If any of the Warrantors intend to rely on the Legal Duty Proviso in connection with any matter of a material nature which, in absence of the Legal Duty Proviso, would otherwise (in actual knowledge of the Warrantor) constitute or be reasonably likely to constitute a breach of clause of 5.1:

17 66022954.3 301812401 v3 5.5.1 the Warrantor shall as soon as reasonably practicable after he or she becomes actually aware of such matter give notice to the Buyer Parties of such matter; and 5.5.2 such notice shall set out in reasonable detail the matter and the clause or clauses that, in absence of the Legal Duty Proviso, have been or will reasonably likely to be breached along with, to the extent practicable, an assessment by the Warrantor of the likely impact of the matter. 6 Tax 6.1 The Tax Covenant shall come into effect on Completion. 6.2 If either Buyer Party incurs a Taxation liability which results from, or is calculated by reference to, any sum paid under this Deed, the amount so payable shall be increased by such amount as will ensure that, after payment of the Taxation liability, the Buyer Parties are left with a net sum equal to the sum they would have received had no such Taxation liability arisen, provided that any such additional amounts payable pursuant to this clause shall be subject to, and form part of, any financial limitations set out in schedule 3 to this Deed.. 6.3 If any Buyer Party would, but for the availability of a Buyer Parties' Relief (as defined in Part 1 of schedule 7), incur a Taxation liability falling within clause 6.2, it shall be deemed for the purposes of that clause to have incurred and paid that liability. 7 Assignment 7.1 Subject to clause 7.2, this Deed shall be binding upon and enure for the benefit of the successors and assignees of the Parties and, subject to any succession or assignment permitted by this Deed, any such successor or assignee of any Party shall in its own right be able to enforce any term of this Deed. 7.2 None of the Parties nor their successors and assignees shall be entitled to assign, transfer, charge or deal in any way with the benefit of their rights or obligations under this Deed without the prior written consent of the other Parties, other than an assignment or transfer by the Buyer after Completion to an Affiliated Company of FII to whom the Buyer transfers all of its shares in the Company in accordance with the Shareholders’ Agreement and which is made on condition that the relevant rights or obligations be re-assigned or transferred to the Buyer or another Affiliated Company of FII in the event that the original assignee or transferee ceases to be such an Affiliated Company and provided that FII may freely assign this Deed in connection with a sale of all or substantially all of its assets, a merger or consolidation transaction of FII, so long as the buyer or surviving entity agrees in writing to be bound by this Deed. If an assignment takes place pursuant to this clause 7.2, the other parties shall be under no greater liability under this Deed than if the assignment had not taken place and, as between the Warrantors and the Buyer Parties, the Parties may nevertheless enforce this Deed against the other Parties as if the assignment had not occurred. For the avoidance of doubt, nothing in this clause 7.2 shall require any consent or approval to be given by the Warrantors to any change in control (whether by stock sale, asset sale, merger or otherwise) of FII. 8 Confidentiality and announcements 8.1 Subject to the provisions of clause 8.3, each Warrantor undertakes to the Buyer Parties that it will not communicate or divulge to any person any Confidential Information. 8.2 Subject to the provisions of clause 8.3, none of the Parties shall issue any press release or publish any circular to shareholders or any other public document or make any statement or disclosure to any person who is not a Party in each case relating to

18 66022954.3 301812401 v3 this Deed, its terms or the matters contained in it, without obtaining the prior written approval of each of the other Parties to its contents and the manner and extent of its presentation and publication or disclosure. 8.3 The provisions of clause 8.1 do not apply to: 8.3.1 the announcement in the Agreed Form (as defined in the SPA) made in accordance with clause 13.4(a) of the SPA; 8.3.2 any announcement required to be made by any Party: 8.3.2.1 by virtue of the rules or regulations of the Financial Conduct Authority, the New York Stock Exchange, London Stock Exchange plc, the US Securities and Exchange Commission or the European Commission; or 8.3.2.2 by any court or (in addition to those identified in clause 8.3.2.1) governmental or administrative authority competent to require the same; or 8.3.2.3 by any applicable law or regulation, but if any Party is so required to make any announcement or to disclose Confidential Information, the relevant Party shall promptly notify the other Parties, where practicable and lawful to do so, before the announcement is made or disclosure occurs (as the case may be) and shall co-operate with the other Parties regarding the content and timing of such announcement or disclosure or any action which the other Parties may reasonably elect to take to challenge the validity of such requirement; 8.3.3 any statement or disclosure of Confidential Information made in good faith by any Party after Completion in connection with any civil, criminal, regulatory or arbitration proceedings in any jurisdiction brought or threatened in writing by or against it in relation to this Deed, the other Transaction Documents or any other documents referred to in it or them; 8.3.4 any disclosure of Confidential Information made by a Party to its professional advisers, provided that such disclosure is made under obligations of strict confidentiality; or 8.3.5 any disclosure of Confidential Information made by any Party in the proper course of his, her or its duties in connection with the management and operation of the business of any Group Company or Joint Venture Company; 8.3.6 any disclosure of Confidential Information that is in or comes into the public domain otherwise than as a result of a breach of any obligation of confidentiality by the disclosing party. 8.4 Notwithstanding any other provision of this Deed, for the avoidance of doubt, nothing herein prevents reporting (or receiving financial awards from the government resulting from reporting) possible violations of U.S. federal law or regulation to any governmental agency or entity, or making other disclosures, protected under the whistleblower provisions of U.S. federal law or regulation, including, without limitation, good faith disclosure on a confidential basis information constituting "Trade Secrets"

19 66022954.3 301812401 v3 as defined in 18 U.S.C. § 1839, and so long as such disclosures are consistent with 18 U.S.C. § 1833. 9 Notices 9.1 Any notice or other communication given in connection with this Deed shall be in writing and signed by or on behalf of the Party giving it and shall be served by delivering it by hand (including by courier) or sending it by special delivery or international signed-for airmail to the address and for the attention of the relevant party set out in clause 9.2 (or as otherwise notified by that Party under this Deed). Any such notice shall be deemed to have been received: 9.1.1 if delivered by hand (including by courier), at the time of delivery; 9.1.2 in the case of special delivery within the UK, 24 hours from the date of posting; and 9.1.3 in the case of international signed-for airmail, five days from the date of posting, provided that if deemed receipt (but for this proviso) would have occurred before 9.00am on a Business Day, the notice shall be deemed to have been received at 9.00am on that day, and if deemed receipt (but for this proviso) would have occurred after 5.00pm on a Business Day, or on a day which is not a Business Day, the notice shall be deemed to have been received at 9.00am on the next Business Day. For the purpose of this clause 9: (a) “Business Day” means any day which is not a Saturday, a Sunday or a public holiday in the place at or to which the notice is left or sent; and (b) references to time are to the time in such place. 9.2 The addresses of the Parties for the purposes of clause 9.1 are: 9.2.1 if to a Warrantor, at the address of the relevant Warrantor set out in schedule 1 with a copy to: 9.2.1.1 Macfarlanes LLP 20 Cursitor Street London EC4A 1LT 9.2.1.2 marked for the attention of Luke Powell 9.2.2 in the case of the Buyer Parties: 9.2.2.1 Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania, USA 15222-3779 9.2.2.2 marked to the attention of General Counsel with a reference to Project Conduit or such other address as may be notified in writing from time to time by the relevant Party to the other Parties for the purposes of this clause 9. 9.3 In proving such service it shall be sufficient to prove that the envelope or package containing such notice was addressed to the address of the relevant Party set out in clause 9.2 (or as otherwise notified by that Party under this Deed) and delivered either

20 66022954.3 301812401 v3 to that address or into the custody of the postal authorities as a special delivery or airmail letter. 9.4 Notices or other communications (including accompanying papers) given in connection with this Deed shall be given, or accompanied by a translation, in English. 9.5 Any notice or other communication given in connection with this Deed shall not be validly given if sent by e-mail. 10 General provisions 10.1 Further assurance 10.1.1 From the date of this Deed until Completion the Warrantors shall do or procure to be done all such further acts and things and execute or procure the execution of all such other documents as the Buyer Parties may from time to time reasonably require for the purpose of giving effect to the transactions contemplated by this Deed and the SPA. 10.1.2 From the date of this Deed until Completion the Buyer Parties shall do or procure to be done all such further acts and things and execute or procure the execution of all such other documents as the Warrantors may from time to time reasonably require for the purpose of giving effect to the transactions contemplated by this Deed and the SPA. 10.2 Entire agreement 10.2.1 For the purposes of this clause 10.2, “Pre-Contractual Statement” means any statement, undertaking, promise, assurance, warranty, understanding or any representation or misrepresentation (whether contractual or non-contractual and whether negligently or innocently made) relating to the subject matter of this Deed and other than as expressly set out in this Deed as a Warranty, whether in writing or not and whether made by or to any person (whether party to this Deed or not). 10.2.2 This Deed and the other Transaction Documents constitute the entire agreement and understanding of the Parties and supersedes any previous agreement, draft agreement, arrangement or understanding (whether in writing or not) between the Parties relating to the subject matter of this Deed and the other Transaction Documents. 10.2.3 Each of the Parties acknowledges and agrees that in entering into this Deed and the other Transaction Documents it does not rely on any Pre- Contractual Statement. 10.2.4 Each of the Parties acknowledges and agrees that:

21 66022954.3 301812401 v3 10.2.4.1 it shall have no right of action against any person in respect of any Pre-Contractual Statement or misrepresentation by omission; 10.2.4.2 except as set out in clause 2, it shall have no right of rescission, repudiation or termination in relation to this Deed as a result of any Pre-Contractual Statement; and 10.2.4.3 it waives all rights and remedies which, but for this clause10.2, might otherwise be available to it in respect of any Pre-Contractual Statement. 10.2.5 Nothing in this clause 10.2 shall, however, operate to limit or exclude any liability for fraud or fraudulent misrepresentation. 10.3 Several obligations Notwithstanding any provision in this Deed to the contrary, any and all obligations of the Warrantors under this Deed are individual and several and not joint nor joint and several. Each Warrantor shall only be responsible for fulfilling its own obligations hereunder and shall not be liable or responsible for (or have his own liability increased as a result of) the failure of any party to fulfil its respective obligations. 10.4 Costs and expenses As between the Warrantors and the Buyer Parties: 10.4.1 the Buyer Parties shall pay their own costs and expenses of and incidental to the negotiation, preparation, execution and implementation by them of this Deed and of each document referred to in it; and 10.4.2 the costs and expenses of and incidental to the negotiation, preparation, execution and implementation by the Warrantors of this Deed and of each document referred to in it shall be paid by the Company. 10.5 Effect of completion This Deed shall, as to any of its provisions remaining to be performed or capable of having or taking effect after Completion, remain in full force and effect notwithstanding Completion. 10.6 Performance, waiver, release and variation 10.6.1 The rights of each Party: 10.6.1.1 may be exercised as often as necessary; and 10.6.1.2 except as otherwise expressly provided by this Deed, are cumulative and not exclusive of rights and remedies provided by law. 10.6.2 The failure or delay of any Party at any time or times to require performance of any provision of this Deed shall not affect its right to enforce such provision at a later time. 10.6.3 No waiver by any Party of any condition or of the breach of any term, covenant, representation, warranty or undertaking contained in this Deed, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the

22 66022954.3 301812401 v3 breach of any other term, covenant, representation, warranty or undertaking in this Deed. 10.6.4 Any liability to any Party under this Deed may in whole or in part be released, compounded or compromised and time or indulgence may be given by such Party in its absolute discretion as regards any Party under such liability without in any way prejudicing or affecting its rights against any other Party under the same or a like liability. 10.6.5 This Deed may only be varied or any of its provisions waived by the agreement in writing of (or on behalf of) each of the Parties from time to time or, in the case of a waiver, the Party waiving compliance. 10.7 Severance If any provision of this Deed shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Deed which shall remain in full force and effect. 10.8 Deductions and withholdings All sums payable by the Warrantors to the Buyer Parties under this Deed shall be paid free and clear of all set-offs, counterclaims, deductions or withholdings whatsoever, unless the deduction or withholding is required by law. If any deductions or withholdings are required by law to be made from any of the sums payable under this Deed, the Warrantors shall pay to the Buyer Parties such sum as will, after the deduction or withholding has been made, leave the Buyer Parties with the same amount as they would have been entitled to receive in the absence of any such requirement to make a deduction or withholding, provided that any such additional amounts payable pursuant to this clause shall be subject to, and form part of, any financial limitations set out in schedule 3 to this Deed. 10.9 Third party rights The Parties agree that, subject always to and save as expressly provided in the provisions of this clause 10.9, clause 3.14 and clause 7.1: 10.9.1 no term of this Deed shall be enforceable by a third party; 10.9.2 a person who is the permitted successor to or assignee of the rights of a Party is deemed to be a party to this Deed and the rights of such successor or assignee shall, subject to and upon any succession or assignment permitted by this Deed, be regulated by the terms of this Deed; and 10.9.3 notwithstanding that any term of this Deed may be or become enforceable by a third party, the terms of this Deed or any of them may be varied in any way or waived or this Deed may be rescinded (in each case) without the consent of any such third party.

23 66022954.3 301812401 v3 10.10 Counterparts This Deed may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same instrument. 11 Governing law and jurisdiction 11.1 This Deed is governed by and shall be construed in accordance with the laws of England. Non-contractual obligations (if any) arising out of or in connection with this Deed (including its formation) shall also be governed by the laws of England. 11.2 The Parties submit to the exclusive jurisdiction of the courts of England and Wales as regards any claim, dispute or matter (whether contractual or non-contractual) arising out of or in connection with this Deed or any of the documents to be entered into pursuant to this Deed (including its/their formation). 11.3 FII irrevocably appoints Federated Investors (UK) LLP of 5th Floor One New Change, London, England, EC4M 9AF (marked to the attention of General Counsel) as its agent to receive on its behalf in England service of process arising out of or in connection with this Deed (including its formation). Service on FII shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by FII). If for any reason such agent ceases to be able to act as agent or no longer has an address in England, FII shall immediately appoint a substitute acceptable to the Warrantors and notify to the Warrantors such new agent’s name, address and e- mail address. In Witness of which this Deed has been executed and delivered on the date which appears first on page 1.

SCHEDULE 1

The Warrantors

(1) Warrantor	(2) Address	(3) Relevant Cap	(4) Relevant Proportion (%)
Chris Taylor (Head of Real Estate and Private Markets)	150 Cheapside London EC2V 6ET	£189,771.43	19%
Harriet Steel (Head of Business Development)	150 Cheapside London EC2V 6ET	£337,371.43	34%
Ian Kennedy (Chief Operating Officer)	150 Cheapside London EC2V 6ET	£105,428.57	11%
Saker Nusseibeh (Chief Executive Officer)	150 Cheapside London EC2V 6ET	£351,428.57	36%

24

66022954.3

301812401 v3

25 66022954.3 301812401 v3 SCHEDULE 2. Warranties 1.1 Information The facts set out in schedule 4 are true and accurate in all material respects. 2 Capacity and consequences of sale 2.1 Each Warrantor has the power to execute and deliver this Deed and to perform that Warrantor’s obligations under it. 2.2 This Deed constitutes legal, valid and binding obligations of each Warrantor in accordance with its terms. 2.3 The execution and delivery of this Deed by a Warrantor and the performance of the obligations of that Warrantor under it do not and will not conflict with or constitute a default under any provision of: 2.3.1 any agreement or instrument to which that Warrantor is a party; or 2.3.2 any law, lien, lease, order, judgment, award, injunction, decree, ordinance or regulation or any other restriction of any kind or character by which that Warrantor is bound. 3 The Company, the Group Companies and the Joint Ventures 3.1 The Company’s Issued Share Capital Britel Fund Trustees Limited is the legal owner of the whole of the Company’s Issued Share Capital. The Company’s Issued Share Capital comprises the whole of the allotted and issued share capital of the Company and there are no shares in the capital of the Company allotted but not issued. All of the Company’s Issued Share Capital is fully paid or credited as fully paid. 3.2 Share and options Save only as provided in the Transaction Documents, there are no agreements or arrangements in force which call for the present or future creation, allotment, issue, transfer, redemption or repayment of, or grant to any person (other than another Group Company) the right (whether exercisable now or in the future and whether conditional or not) to call for the creation, allotment, issue, transfer, redemption or repayment of, any share capital of any Group Company (including by way of option or under any right of conversion or pre-emption). 3.3 Group Companies 3.3.1 The Company does not have any subsidiaries apart from the Subsidiaries. 3.3.2 The Company is the direct or indirect beneficial owner of the whole of the issued share capital/interests (as the case may be) in the capital of each of the Subsidiaries, free from all Encumbrances.

26 66022954.3 301812401 v3 3.3.3 Each Group Company is duly incorporated or organised and validly existing under the laws of the jurisdiction in which it is incorporated or organised. 3.3.4 With respect to the cancellation of the previously existing growth shares in the capital of the Company: 3.3.4.1 the cancellation was properly carried out; and 3.3.4.2 all relevant forms were filed and statutory books updated, in accordance with requirements of the relevant Companies Legislation. 3.3.5 The Data Room contains true and complete copies of all constitutional documents for each Group Company. 3.3.6 The material terms of each document described in paragraph 3.3.5 have been complied with by the relevant Group Company and (where applicable) by each other party to such document. No fact or circumstance exists which is likely to give rise to a material breach of any such document. 3.4 Joint Ventures and Partnerships 3.4.1 The Company is the direct or indirect beneficial owner of the issued share capital/interests (as the case may be) in the capital of each of the Joint Ventures set out against the Company’s name in part 2 of schedule 4, free from all Encumbrances. 3.4.2 The Joint Ventures are the direct or indirect beneficial owners of the whole of the issued share capital/interests (as the case may be) in the capital of each of the Significant Joint Venture Subsidiaries and the Other Joint Venture Subsidiaries, free from all Encumbrances. The structure chart set out in Part 4 of schedule 4 is true and correct and accurately sets out all entities within the Hermes GPE LLP group, together with relevant ownership interests. 3.4.3 The Joint Ventures do not have any subsidiaries apart from the Significant Joint Venture Subsidiaries and the Other Joint Venture Subsidiaries. 3.4.4 Each Joint Venture Company and each entity on the structure chart set out in Part 4 of schedule 4 is duly incorporated or organised and validly existing under the laws of the jurisdiction in which it is incorporated or organised. 3.4.5 Save only as provided in the Transaction Documents, there are no agreements or arrangements in force which call for the present or future creation, allotment, issue, transfer, redemption or repayment of, or grant to any person (other than another Group Company or another wholly- owned subsidiary of a Joint Venture) the right (whether exercisable now or in the future and whether conditional or not) to call for the creation, allotment, issue, transfer, redemption or repayment of, any share capital

27 66022954.3 301812401 v3 of any Joint Venture Company (including by way of option or under any right of conversion or pre-emption). 3.4.6 Other than the Joint Ventures, no Group Company holds an interest in or is a party to any consortium, joint venture, partnership or profit sharing arrangement or profit sharing agreement. 3.4.7 Other than in respect of the Joint Ventures, no Group Company has any interest of any nature in any shares or other securities issued by any body corporate other than another Group Company and no Group Company has agreed to acquire any shares or other securities in any other body corporate other than in a Group Company. 3.4.8 The Data Room contains true and complete copies of all: 3.4.8.1 constitutional documents for each of the Joint Ventures and Significant Joint Venture Subsidiaries; and 3.4.8.2 material agreements pursuant to which each of the Joint Venture Companies provides investment management or advisory services, (each being a JV Document). 3.4.9 The material terms of each JV Document and the constitutional documents of each of the Joint Venture Companies (other than the Joint Ventures and Significant Joint Venture Subsidiaries) have been complied with by the relevant Joint Venture Company and (where applicable) by each other party to such document. No fact or circumstance exists which is likely to give rise to a material breach of any such document. 3.5 The Company’s constitution 3.5.1 The copy of the articles of association of the Company in document 1.1.2.12 of the Data Room is true and complete and sets out in full the rights and restrictions attaching to each class of the Company’s share capital. 3.5.2 The statutory books of each Group Company and each Joint Venture Company are up to date and in possession of the relevant Group Company or Joint Venture Company and no written notice or allegation that any of them is incorrect or should be rectified has been received by the Company or the relevant Group Company or Joint Venture Company. 3.5.3 All returns, resolutions and other documents required under the Companies Legislation and equivalent legislation in other jurisdictions to be delivered on behalf of a Group Company or Joint Venture Company to the Registrar of Companies or equivalent registrar in all other relevant jurisdictions have been made and delivered.

28 66022954.3 301812401 v3 3.6 Powers of attorney No Group Company or Joint Venture Company has given any power of attorney or any other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any agreement or commitment or to do anything on its behalf (other than any authority of the directors existing by virtue of applicable laws and any authority to its officers and employees to enter into routine contracts in the normal course of their duties) and the Warrantors are not aware of any person purporting to do so. 3.7 Insolvency 3.7.1 No administrator, receiver or administrative receiver has been appointed in respect of the whole or any part of the assets or undertaking of any Group Company or Joint Venture Company. 3.7.2 No order has been made and no resolution has been passed for the winding-up of any Group Company or any Joint Venture Company and no petition has been presented for that purpose. 3.7.3 No Group Company or Joint Venture Company is unable to pay its debts as they fall due and no Group Company or Joint Venture Company has stopped paying its debts as they fall due. 3.7.4 No voluntary arrangement, compromise or similar arrangement with creditors has been proposed, agreed or sanctioned in respect of a Group Company or Joint Venture Company. 3.7.5 No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of the business or the assets of a Group Company or a Joint Venture Company. 3.7.6 There are no facts in existence which are likely to lead to any of the events or circumstances referred to this paragraph 3.7. 4 Compliance with laws and regulation 4.1 General 4.1.1 The business of each Group Company, Joint Venture Company and Hermes Fund as now carried on, and as carried on during the six years prior to and including the date of this Deed, complies and has complied with all applicable laws, rules, regulations, judgments, orders, decisions or rulings applicable to it or its business (including any applicable environmental laws and regulations) applicable to it or its business in each jurisdiction in which it is incorporated or organised or in which it operates, offers or sells products or services or conducts other activities. 4.1.2 No Group Company, Joint Venture Company or Hermes Fund has, during the six years prior to and including the date of this Deed, received any written notice, demand or other communication (whether official or otherwise) from:

29 66022954.3 301812401 v3 4.1.2.1 any court, tribunal, arbitrator, governmental agency or administrative or regulatory body, or 4.1.2.2 any client, investor, shareholder, unit holder, limited partner, account holder or other customer (Customer), regarding any alleged, actual or potential violation of, or failure to comply with, any applicable laws, rules, regulations, judgments, orders, decisions or rulings applicable to it or its business or requiring it to take or refrain from taking any action. 4.1.3 Each Group Company, Joint Venture Company and Hermes Fund maintains, and during the six years prior to and including the date of this Deed has undertaken activities in compliance with, its established and written policies and procedures. True and complete copies of any such policies and procedures that applied to a Group Company, Joint Venture Company or Hermes Fund during the three years prior to and including the date of this Deed are disclosed in folders/documents 1.2.14.1, 1.2.14.2, 1.2.14.3, 1.2.15, 1.2.19.1, 1.8.11, 1.8.15.1, 1.10.5.1, 1.11.1, 1.11.2, 1.11.8, 1.11.9, 1.11.12, 1.11.14, 1.11.20, 1.11.21, 1.11.22, 1.11.23, 1.11.26, 1.11.30 and 1.11.33 of the Data Room. 4.1.4 Such policies and procedures (including all code of ethics, compliance, information security, data protection, business continuity, operational and other policies and procedures) have been duly approved and are reasonably designed to: 4.1.4.1 ensure compliance with applicable laws, rules, regulations, judgments, orders, decisions or rulings in each jurisdictions where business is operated, products or services are offered or sold, or other activities are undertaken; and 4.1.4.2 ensure the continued operation and conduct of the business of each Group Company, Joint Venture Company and Hermes Fund in compliance with all legal, regulatory and contractual obligations applicable to it. 4.2 Anti-Corruption, anti-terrorism, anti-money laundering, international sanctions and competition laws matters In this paragraph 4, unless expressed otherwise, the following defined terms have the meaning as set out below: 4.2.1 Anti-Corruption Laws: laws, regulations or conventions in any part of the world related to combating bribery and corruption, including the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions and the UN Convention Against Corruption; the Bribery Act 2010 (UK); and the Foreign Corrupt Practices Act of 1977 (US); 4.2.2 Anti-Terrorism and Anti-Money Laundering Laws: laws, regulations, orders or conventions in any part of the world related to terrorism or money laundering, including the European Union Money Laundering Directives; the Money Laundering Terrorist Financing and Transfer of

30 66022954.3 301812401 v3 Funds (Information on the Payer) Regulations 2017 (UK), the Proceeds of Crime Act 2002 (UK), the Serious Organised Crime and Police Act 2005 (UK), the Anti-Terrorism, Crime and Security Act 2001 (UK); (in each case including the regulations promulgated thereunder); 4.2.3 Competition Laws: the Fair Trading Act 1973 (UK), the Competition Act 1998 (UK), the Enterprise Act 2002 (UK), Articles 101 and 102 or any other provisions of the Treaty on the Functioning of the European Union and regulations made thereunder or under EC Council Regulation 139/2004 and regulations made thereunder or any other competition or similar legislation anywhere in the world; and 4.2.4 International Sanctions: international and supranational treaties, directives and orders prohibiting or imposing sanctions on persons engaging in commercial activities with specified governments, governmental institutions, politically exposed persons, businesses or other entities. Anti-Corruption 4.2.5 Each Group Company and Joint Venture Company has at all times conducted its business in accordance with all Anti-Corruption Laws applicable in the jurisdictions in which it operates. 4.2.6 No Group Company or Joint Venture Company (or any person for whose actions it is responsible under applicable Anti-Corruption Laws) has made, offered to make, promised to make or authorised the payment or giving of, or requested, agreed to receive or accepted, directly or indirectly, any bribe, rebate, payoff, influence payment, facilitation payment, kickback or other unlawful payment or gift of money or anything of value which is prohibited under any Anti-Corruption Laws applicable in the jurisdictions in which it operates. 4.2.7 Each Group Company and Joint Venture Company has in place policies and procedures in relation to Anti-Corruption Laws which comply with current statutory guidance in relation to the application of such laws. 4.2.8 No Group Company or Joint Venture Company (or any person for whose actions it is responsible under applicable Anti-Corruption Laws) is or has been the subject of any complaint, investigation, formal inquiry, proceeding, decision, judgment, order or ruling by any governmental, administrative or regulatory body or any Customer regarding any offence or alleged offence under applicable Anti-Corruption Laws, no such complaint, investigation, formal inquiry, proceeding, decision, judgment, order or ruling is pending or threatened in writing and there are no facts or circumstances which are likely to give rise to any such complaint, investigation, formal inquiry, proceeding, decision, judgment, order or ruling. Anti-Terrorism and Anti-Money Laundering 4.2.9 Each Group Company and Joint Venture Company: (a) has at all times conducted its business in accordance with all Anti-Terrorism and Anti- Money Laundering Laws which apply to it in the jurisdictions in which it

31 66022954.3 301812401 v3 operates (b) operates and has in place procedures in relation to such Anti-Terrorism and Anti-Money Laundering Laws which comply with current statutory guidance in relation to the application of such laws, and (c) operates and has in place appropriate “know your customer” identity checks where required in compliance with all such laws. 4.2.10 No Group Company or Joint Venture Company (or any person for whose actions it is responsible under applicable Anti-Terrorism and Anti-Money Laundering Laws) is or has been the subject of any complaint, investigation, formal inquiry, proceeding, decision, judgment, order or ruling by any governmental, administrative or regulatory body or any Customer regarding any offence or alleged offence under applicable Anti-Terrorism and Anti-Money Laundering Laws, no such complaint, investigation, formal inquiry, proceeding, decision, judgment, order or ruling is pending or threatened in writing and there are no facts or circumstances which are likely to give rise to any such complaint, investigation, formal inquiry, proceeding, decision, judgment, order or ruling. Competition 4.2.11 Each Group Company and Joint Venture Company has at all times conducted its business in accordance with all Competition Laws applicable in the jurisdictions in which it operates and no agreement or arrangement to which it is a party, or any practice carried on by any Group Company or Joint Venture Company, infringes any applicable Competition Laws. 4.2.12 No Group Company or Joint Venture Company is subject to any investigation, formal inquiry, proceeding, decision, judgement, order, ruling or undertaking given, or written notice of complaint received, under or referring to any Competition Laws applicable in the jurisdictions in which it operates. 4.2.13 No Group Company or Joint Venture Company has given any undertaking or assurance to the Competition and Markets Authority or the Secretary of State for Business, Energy and Industrial Strategy or the European Commission or Court of Justice of the European Union or to any other court or regulatory body in any relevant jurisdiction relating to any Competition Laws. International Sanctions 4.2.14 Each Group Company and Joint Venture Company has at all times conducted its business in accordance with all International Sanctions directly applicable to it in the jurisdictions in which it operates, and no agreement or arrangement to which any Group Company or Joint Venture Company is a party infringes any applicable International Sanctions directly applicable to it in the jurisdictions in which it operates. 4.2.15 No Group Company or Joint Venture Company is or has been the subject of any complaint, investigation, formal inquiry, proceeding, decision, judgment, order or ruling by any governmental, administrative or regulatory body regarding any offence or alleged offence under

32 66022954.3 301812401 v3 International Sanctions directly applicable to it in the jurisdictions in which it operates, no such complaint, investigation, formal inquiry, proceeding, decision, judgment, order or ruling is pending or threatened in writing and there are no facts or circumstances which are reasonably likely to give rise to any such complaint, investigation, formal inquiry, proceeding, decision, judgment, order or ruling. 4.2.16 Each Group Company and Joint Venture Company has in place policies and procedures in relation to International Sanctions which comply with all International Sanctions applicable in the jurisdictions in which it operates. 4.2.17 No Group Company or Joint Venture Company is or has been the subject of any complaint, investigation, formal inquiry, proceeding, decision, judgment, order or ruling by any governmental, administrative or regulatory body regarding any offence or alleged offence under International Sanctions directly applicable to it in the jurisdictions in which it operates, no such complaint, investigation, formal inquiry, proceeding, decision, judgment, order or ruling is pending or threatened in writing and there are no facts or circumstances which are likely to give rise to any such complaint, investigation, formal inquiry, proceeding, decision, judgment, order or ruling. 4.3 Financial services regulatory matters: authorisations and approvals 4.3.1 Each Group Company and Joint Venture Company maintains, and has maintained at all times during the six years prior to and including the date of this Deed, all authorisations, registrations, exemptions, licences, permits, consents and other approvals or permissions as may be required for the conduct of their business as carried on and as intended to be carried on under the laws, rules, regulations, judgments, orders, decisions or rulings of each jurisdiction in which it is incorporated or organised or in which it operates, offers or sells products or services or conducts other activities. 4.3.2 The business of each Group Company and Joint Venture Company is, and has been at all times during the six years prior to and including the date of this Deed, operated in compliance with the terms of such authorisations, registrations, exemptions, licences, permits, consents and other approvals or permissions. UK 4.3.3 Each of the Hermes UK Authorised Entities is authorised and regulated by the Financial Conduct Authority (FCA), has the permissions and regulatory passports it requires in order to carry on its current activities and its businesses is, and has been at all times during the six years prior to and including the date of this Deed, operated in compliance with the terms of those permissions and regulatory passports. 4.3.4 Other than the Hermes UK Authorised Entities, no other Group Company or Joint Venture Company is engaged in any operations or activities which would require such Group Company or Joint Venture Company to register with, and be authorised and regulated by, the FCA.

33 66022954.3 301812401 v3 4.3.5 The FCA has not varied or cancelled, and there are no facts or circumstances which are likely to give rise to the FCA varying or cancelling, any Part 4A permission of any of the Hermes UK Authorised Entities. None of the Hermes UK Authorised Entities has done or omitted to do anything as a consequence of which the FCA is entitled to vary or cancel any Part 4A permission (as defined in section 55A of the Financial Services and Markets Act 2000 (FSMA)) of the relevant Hermes UK Authorised Entity. 4.3.6 All directors and employees of each of the Hermes UK Authorised Entities required to be approved persons under the FSMA are so approved. The FCA has not varied or withdrawn, and there are no facts or circumstances which are likely to give rise to the FCA varying or withdrawing, its approval in respect of any person approved under the FSMA. No approved person has done anything which would entitle the FCA to vary or withdraw its approval in respect of that person. Singapore 4.3.7 Hermes GPE (Singapore) Pte. Ltd is a holder of a capital markets services licence for fund management (CMS Licence), regulated by the Monetary Authority of Singapore (MAS) in Singapore, and its business is, and has been at all times during the six years prior to and including the date of this Deed, operated in compliance with the terms of its CMS Licence. 4.3.8 Hermes GPE (Singapore) Pte. Ltd. is an exempt financial adviser in Singapore, has obtained the relevant permissions from, and made the relevant notifications and filings with, the MAS to carry on its current activities and its business is, and has been at all times during the six years prior to and including the date of this Deed, operated in compliance with the terms of that exemption. 4.3.9 Other than Hermes GPE (Singapore) Pte. Ltd, no other Group Company or Joint Venture Company is engaged in any operations or activities which would require such Group Company or Joint Venture Company to register with or notify its commencement of business, and be authorised and regulated by, the MAS. 4.3.10 Hermes GPE (Singapore) Pte. Ltd., its officers, employees, representatives and substantial shareholders are fit and proper, in accordance with the criteria set out in the Guidelines on Fit and Proper Criteria issued by MAS. Each of the representatives of Hermes GPE (Singapore) Pte. Ltd. as required to be approved by the MSA under the Securities and Futures Act (Cap. 289) of Singapore (SFA) and its regulations are so approved. The MAS has not varied or withdrawn, or suspended the status of, and there are no facts or circumstances which are likely to give rise to the MAS varying or withdrawing, its approval in respect of, or suspending the status of, any representative approved under the SFA and its regulations. No representative has done anything which would entitle the MAS to vary or withdraw its approval in respect of, or suspend the status of, that representative.

34 66022954.3 301812401 v3 US 4.3.11 Each of Hermes Investment Management Limited, Hermes GPE LLP, Hermes GPE (USA) Inc., and Hermes European Equities Limited (collectively, the Hermes US Registered Entities) is registered as an investment adviser with the Securities and Exchange Commission (SEC) in the USA and their businesses are, and have been at all times during the six years prior to and including the date of this Deed, operated in compliance with the terms of their SEC registrations. 4.3.12 Hermes Alternative Investment Management Limited is an exempt reporting adviser pursuant to Section 203 of the Investment Advisers Act of 1940 (USA) (Advisers Act) and is not required to be registered with the SEC and its business is, and has been at all times during the six years prior to and including the date of this Deed, operated in compliance with the terms of that exemption and the other provisions of the Advisers Act and regulations thereunder applicable to exempt reporting advisers. 4.3.13 Other than the Hermes US Registered Entities and Hermes Alternative Investment Management Limited, no other Group Company or Joint Venture Company is engaged in an investment advisory or securities business that would require such Group Company or Joint Venture Company to register, or maintain an exemptions from registration, with the SEC or other applicable USA regulator, as an investment advisor, a broker-dealer, municipal securities advisor or other category of regulated entity. 4.3.14 Each officer or employee of a Group Company or a Joint Venture Company who is engaged in the investment advisory business or the securities business of any of the Hermes US Registered Entities and/or Hermes Alternative Investment Management Limited in the USA maintains all licenses or registrations required by the Securities Act of 1933 (USA) (1933 Act), the Securities Exchange Act of 1934 (USA) (1934 Act), the Commodity Exchange Act of 1936 (USA) (Commodity Exchange Act), the 1940 Act, the Advisers Act, the rules and regulations under each of the foregoing, the rules of any applicable US self-regulatory organization, and all applicable USA state law or regulation (collectively, US Securities Laws). 4.3.15 None of the Group Companies, Joint Venture Companies or any “associated person” (as defined in the Advisers Act) or employee of any the foregoing is ineligible to serve as an investment adviser or as an associated person to a registered investment adviser under Section 203 of the Advisers Act or in any capacity contemplated under Section 9(a) of the 1940 Act. 4.3.16 Hermes Alternative Investment Management Limited operates commodity pools in the USA but is exempt from registration as a commodity pool operator with the U.S. Commodity Futures Trading Commission (CFTC) pursuant to available exemptions from such registration under the CFTC’s regulations. In connection with its commodity pool operations, each of Hermes Alternative Investment

35 66022954.3 301812401 v3 Management Limited complies in all material respects with the terms of such exemptions and other applicable CFTC regulation. No other Group Company or Joint Venture Company, including no other Hermes US Registered Entity, is engaged in any commodity pool operations that would require registration with the CFTC or the National Futures Association. Australia 4.3.17 Each of Hermes Investment Management Limited, Hermes European Equities Limited, Hermes GPE LLP and Hermes GPE (Singapore) Pte. Ltd (collectively, Hermes Australia Operating Entities) has been provided with class order relief by the Australian Securities and Investments Commission (ASIC) to operate financial services businesses in Australia without an Australian Financial Services licence and their businesses are, and have been at all times during the six years prior to and including the date of this Deed, operated in compliance with the terms of the class order relief. 4.3.18 None of the Hermes Australian Operating Entities has been notified by ASIC that it is excluded from relying on its class order relief. 4.3.19 Other than the Hermes Australia Operating Entities, no other Group Company or Joint Venture Company is engaged in any operations or activities which would require such Group Company or Joint Venture Company to be registered and authorised by, or claim class order relief from, ASIC. 4.3.20 All directors and employees of each of the Hermes Australia Operating Entities required to be approved persons under the Corporations Act 2001 (Cth) are so approved. ASIC has not varied or withdrawn, and there are no facts or circumstances which are likely to give rise to ASIC varying or withdrawing, its approval in respect of any person approved under the Corporations Act 2001 (Cth). No approved person has done anything which would entitle ASIC to vary or withdraw its approval in respect of that person. 4.3.21 Each of the Hermes Australian Operating Entities provides, and has at all times provided, written disclosure to any party to which it provides financial services that it is exempt from the requirement to hold an Australian Financial Services licence in respect of the financial services and that it is authorised and regulated by foreign regulators under foreign laws and regulations (as applicable) which differ from Australian laws and regulations. Cayman Islands 4.3.22 Each of Hermes Global Investment Funds (Cayman), SPC, and Hermes Global Investment Funds (Cayman) Master, SPC (collectively, Hermes Cayman Registered Entities) is regulated as a mutual fund under the Mutual Funds Law (2015 Revision) of the Cayman Islands (Mutual Funds Law) with the Cayman Islands Monetary Authority and their businesses are, and have been at all times during the six years prior to

36 66022954.3 301812401 v3 and including the date of this Deed, operated in compliance with the terms of its registration. 4.3.23 Each of the Hermes Cayman Registered Entities and Hermes Global Funds GP Ltd. is exempt from the requirements of the Companies (Amendment) Law, 2017 and the Beneficial Ownership (Companies) (Amendment) Regulations, 2018 to maintain a register of beneficial owners and Hermes Global Funds GP Ltd. is not required to be licensed or regulated by the Cayman Islands Monetary Authority under the Mutual Funds Law. 4.3.24 Other than the Hermes Cayman Registered Entities, no other Group Company or Joint Venture Company is engaged in any operations or activities which would require such Group Company or Joint Venture Company to be registered with, and be licensed and regulated in the Cayman Islands, including by any of the Cayman Islands Monetary Authority, the Cayman Islands Tax Information Authority or any other governmental agency of the Cayman Islands. 4.3.25 All directors of each of the Hermes Cayman Registered Entities required to be registered as an approved person under the Directors Registration and Licensing Law, 2014 (as revised) of the Cayman Islands are so approved. The Cayman Island Monetary Authority has not varied or withdrawn, and there are no facts or circumstances which are likely to give rise to the Cayman Island Monetary Authority suspending or cancelling the registration or suspending or revoking the license, of any person so approved under the Directors Registration and Licensing Law, 2014 (as revised) of the Cayman Islands. No approved person has done anything which would entitle the Cayman Island Monetary Authority to Authority suspend or cancel the registration or suspend or revoke the license in respect of that person. Ireland 4.3.26 Hermes Alternative Investments Funds plc is authorised and supervised by the Central Bank of Ireland (CBI) as an alternative investment fund pursuant to AIFMD. Hermes Investments Funds plc is authorised and supervised by the CBI as an investment company pursuant to European Communities (Undertakings for Collective Investment in Transferable Securities) Regulations 2011 (the UCITS Regulations). Each of Hermes Alternative Investments Funds plc and Hermes Investments Funds plc (collectively, Hermes Irish Authorised Funds) has the authorisations, approvals and permissions it requires in order to carry on its current activities and their activities are, and have been at all times during the six years prior to and including the date of this Deed, operated in compliance with the terms of those authorisations, approvals and permissions. 4.3.27 No Group Company or Joint Venture Company is engaged in any operations or activities which would require such Group Company or Joint Venture Company to be registered with, and be licensed and regulated by, the CBI.

37 66022954.3 301812401 v3 4.3.28 All directors of each of the Hermes Irish Authorised Funds have been approved as directors of the Hermes Irish Authorised Funds by the CBI. The CBI has not varied or withdrawn, and there are no facts or circumstances which are likely to give rise to the CBI varying or withdrawing, its approval in respect of any director. No director has done anything which would entitle the CBI to vary or withdraw its approval in respect of that person. Guernsey 4.3.29 Each of EMPEF GP Limited and HGPE GSF II General Partner Limited (collectively, the Guernsey Authorised Entities) is licensed by the Guernsey Financial Services Commission, has the licenses it requires in order to carry on its current activities and its businesses in, and has been at all times during the six years prior to and including the date of this Deed, operated in compliance with the terms of those licenses respectively. 4.3.30 HIL GP Ltd, HIL Single Asset GP Ltd, Hermes Infrastructure (Spring I) GP Ltd, Hermes Infrastructure (Spring II) GP Ltd, Hermes Infrastructure (Spring) FP GP Ltd, Britel Guernsey Investments Limited and Hermes Infrastructure (QG1) GP Limited do not require any regulatory licences, consents, authorisations or registrations in Guernsey to carry on their businesses as operated by them or have obtained appropriate exemptions which remain in full force and effect without restriction or limitation. 4.3.31 Other than the Guernsey Authorised Entities, no other Group Company or Joint Venture Company is engaged in any operations or activities which would require such Group Company or Joint Venture Company to register with, and be authorised and regulated by, or to claim or rely on any exemption from, any regulatory authority in Guernsey, including the Guernsey Financial Services Commission. 4.3.32 All directors and employees of each of the Guernsey Authorised Entities required to submit forms PQ or PD in connection with the Protection of Investors (Bailiwick of Guernsey) Law 1987 (the “POI Law”) have submitted such forms which remain up to date and complete. The Guernsey Financial Services Commission has not varied or withdrawn, and there are no facts or circumstances which are likely to give rise to the Guernsey Financial Services Commission varying or withdrawing, its approval or no objection in respect of any person approved under the POI Law. No approved person has done anything which would entitle the Guernsey Financial Services Commission to vary or withdraw its approval or no objection in respect of that person. Mauritius 4.3.33 Each of GPE III Mauritius Holding Company Ltd, GEP III Mauritius Direct Investment Ltd, GPE III Mauritius Direct Investment II LTD and Hermes GPE PEC II Mauritius Investments Ltd (collectively, the “Mauritian Authorised Entities”) is authorised and regulated by the Mauritius Financial Services Commission, holds the permissions and regulatory authorisations it requires in order to carry on its current activities and its

38 66022954.3 301812401 v3 businesses, currently complies with and has been at all times during the six years (to the extent applicable) prior to and including the date of this Deed, operated in compliance with the terms of those permissions and regulatory authorisations. 4.3.34 Other than the Mauritian Authorised Entities, no other Group Company or Joint Venture Company is engaged in any operations or activities which would require such Group Company or Joint Venture Company to register with, and be authorised and regulated by, the Mauritius Financial Services Commission. 4.3.35 The Mauritius Financial Services Commission has not varied or withdrawn, and there are no facts or circumstances which are likely to give rise to the Mauritius Financial Services Commission varying or withdrawing, the permissions and regulatory authorisations in respect of the Mauritian Authorised Entities approved under the Financial Services Act 2007, as amended. No prejudicial conduct has been undertaken on the part of any of the Mauritian Authorised Entities which would entitle the Mauritius Financial Services Commission to vary or withdraw the permissions and regulatory authorisations in respect of any of those entities. 4.4 Financial services regulatory matters: compliance, enforcement actions and reporting 4.4.1 Each Group Company, Joint Venture Company and Hermes Fund currently complies with, and has at all times during the six years prior to and including the date of this Deed complied with, all applicable regulatory laws, rules, regulations, judgments, orders, decisions or rulings, as well as any written directions, guidelines and notices issued by applicable regulators (Regulatory Requirements), in each jurisdiction in which it is incorporated or organised or in which it operates, offers or sells products or services, or conducts other activities. 4.4.2 No Group Company, Joint Venture Company or Hermes Fund, nor any person engaged upon the operations or activities of any Group Company, Joint Venture Company or Hermes Fund, is subject to any material regulatory investigation, formal inquiry, disciplinary measures or enforcement action by regulators in any of the jurisdictions in which it is incorporated or organised or in which it operates, offers or sells products or services, or conducts other activities. There are no facts or circumstances which are likely to give rise to such regulatory investigation, formal inquiry, disciplinary measures or enforcement action. 4.4.3 No Regulatory Authority has conducted or commenced any review or assessment of any Group Company, Joint Venture Company or Hermes Fund which: 4.4.3.1 is incorporated or organised; or

39 66022954.3 301812401 v3 4.4.3.2 operates, offers or sells products or services, or conducts other activities, in any jurisdiction which is subject to its supervision, and no Group Company, Joint Venture Company or Hermes Fund has received notice that such a Regulatory Authority intends to commence any such review or assessment, during the six years prior to and including the date of this Deed. 4.4.4 No complaints relating to any of the Group Companies, Joint Venture Companies or Hermes Fund, or their operations, sales practices or other activities, have been received by any Group Company, Joint Venture Company or Hermes Fund, and no Group Company, Joint Venture Company or Hermes Fund has been referred to applicable Regulatory Authorities in any of the jurisdictions in which it is incorporated or organised, or operates, offers or sells products or services or conducts other activities, during the six years prior to and including the date of this Deed. 4.4.5 No Group Company, Joint Venture Company or Hermes Fund, nor any person engaged upon the business of any Group Company, Joint Venture Company or Hermes Fund, has, during the six years prior to and including the date of this Deed, committed any offence under relevant Regulatory Requirements that apply in any jurisdiction in which it is incorporated or organised, operates, offers or sells products or services, or conducts other activities operates or undertakes activities. 4.4.6 Each Group Company, Joint Venture Company and Hermes Fund is up to date and currently compliant, and has been compliant during the six years prior to and including the date of this Deed, with its regulatory reporting and filing obligations (including transaction reporting and substantial shareholding reporting, and the payment of all fees due) in each of the jurisdictions in which it is incorporated or organised, operates, offers or sells products or services, or conducts other activities. Each Group Company, Joint Venture Company and Hermes Fund maintains all required records and registers as required by applicable laws, regulations, rules and practice in such jurisdictions, as well as any directions, guidelines and notices issued by applicable regulators in such jurisdictions. UK 4.4.7 Compliance with Regulatory Requirements 4.4.7.1 Each of the Hermes UK Authorised Entities currently complies with, and has at all times during the six years prior to and including the date of this Deed complied with, the FSMA, the FCA Rules and the applicable scope of permission notice issued by the FCA. 4.4.7.2 None of the Hermes UK Authorised Entities benefits from any waiver or modification of the FCA Rules and none of the Hermes UK Authorised Entities has agreed with the FCA that the FCA Rules shall be applied in respect of any such Hermes UK Authorised Entity in

40 66022954.3 301812401 v3 any manner other than that which they are customarily applied to entities authorised by the FCA. 4.4.7.3 None of the Hermes UK Authorised Entities requires any waiver or modification of the FCA Rules in order to carry on its business as presently carried on or in order to be able to perform any obligation to which it is, or may become, subject pursuant to any arrangement, agreement or contract to which it is a party. 4.4.7.4 No agreement to which a Group Company or Joint Venture Company is a party is unenforceable by virtue of the operation of sections 26(1), 26A(1), 27(1), 30(2) or any other provision of the FSMA. 4.4.8 Enforcement actions 4.4.8.1 None of the Hermes UK Authorised Entities has received from the FCA or any other person, in the six years prior to and including the date of this Deed, any notice that it is or may be in breach of the FSMA or the FCA Rules. 4.4.8.2 No person engaged upon the businesses of the Hermes UK Authorised Entities is subject to a prohibition order (within the meaning of section 56 of the FSMA) and there are no facts or circumstances which are likely to give rise to the FCA imposing such a prohibition order in respect of any such person. 4.4.8.3 The FCA has not conducted or commenced any inspection of any of the Hermes UK Authorised Entities, and none of the Hermes UK Authorised Entities has received notice that the FCA intends to commence any such inspection, during the six years prior to and including the date of this Deed. 4.4.9 Notifications and correspondence 4.4.9.1 Each of the Hermes UK Authorised Entities has made all notifications which the FSMA or the FCA Rules require them to make to the FCA on a timely basis and in accordance with the FSMA or FCA Rules. 4.4.9.2 Folders 1.11.7.5 and 1.11.7.11 of the Data Room contains true and complete copies of all notifications made or received by the Hermes UK Authorised Entities to or from the FCA, and of correspondence between the Group Companies or the Joint Ventures Companies and the FCA: (i) in the three years prior to and including the date of this Deed; and

41 66022954.3 301812401 v3 (ii) in the six years prior to and including the date of this Deed, in respect of any decision, direction, enforcement action or waiver made or given by the FCA to any of the Group Companies or Joint Venture Companies which continues in force at the date of this Deed. 4.4.9.3 All disclosures required to be filed or provided to any Customers of any of the Hermes UK Authorised Entities have been so filed or provided, were true and correct when they were filed or provided and did not contain material misstatements or omit material facts. Singapore 4.4.10 Compliance with Regulatory Requirements 4.4.10.1 Hermes GPE (Singapore) Pte. Ltd currently complies with, and has at all times during the six years prior to and including the date of this Deed complied with, all Regulatory Requirements to which it is subject in Singapore by virtue of the MAS’s supervision, including its regulatory obligations arising under the SFA, the Financial Advisers Act (Cap. 110) of Singapore (FAA) and their respective regulations. 4.4.10.2 Hermes GPE (Singapore) Pte. Ltd. currently complies with, and has at all times during the six years prior to and including the date of this Deed complied with, on an ongoing basis, with all ongoing business conduct requirements as set out in the SFA, the FAA and their respective regulations, as well as in the directions, guidelines and notices issued by the MAS from time to time (where applicable). 4.4.11 Enforcement actions 4.4.11.1 Hermes GPE (Singapore) Pte. Ltd. has not received from the MAS or any other person, in the six years prior to and including the date of this Deed, any notice that it is or may be in breach of the SFA, the FAA and their respective regulations. 4.4.11.2 The MAS has not conducted or commenced any review or assessment of Hermes GPE (Singapore) Pte. Ltd. and Hermes GPE (Singapore) Pte. Ltd. has not received notice that the MAS intends to commence any such review or assessment, during the six years prior to and including the date of this Deed. 4.4.12 Notifications and correspondence 4.4.12.1 Hermes GPE (Singapore) Pte. Ltd. has complied, on an ongoing and timely basis, with its obligation to notify MAS of changes in its particulars or to seek MAS’

42 66022954.3 301812401 v3 approval for relevant transactions (where applicable), and to submit periodic regulatory returns in relation to its business activities (as applicable), as required by and in accordance with the SFA, the FAA and their respective regulations. 4.4.12.2 Folder 1.11.7.11 of the Data Room contains true and complete copies of all regulatory returns, applications and/or notifications made or received by Hermes GPE (Singapore) Pte. Ltd. to or from the MAS, and of correspondence between the Group Companies or the Joint Venture Companies and the MAS: (i) in the three years prior to and including the date of this Deed; and (ii) in the six years prior to and including the date of this Deed, in respect of any decision, direction, enforcement action or waiver made or given by the MAS to any of the Group Companies or Joint Venture Companies which continues in force at the date of this Deed. 4.4.12.3 All disclosures required to be filed or provided to any Customers of Hermes GPE (Singapore) Pte. Ltd. have been so filed or provided, were true and correct when they were filed or provided and did not contain material misstatements or omit material facts. US 4.4.13 Compliance with Regulatory Requirements Each of the Hermes US Registered Entities and Hermes Alternative Investment Management Limited currently complies with, and has at all times during the six years prior to and including the date of this Deed complied with, all Regulatory Requirements to which it is subject in the USA by virtue of applicable USA regulators’ supervision, including its regulatory obligations arising under the Advisers Act and, as applicable, the 1940 Act. 4.4.14 Enforcement actions 4.4.14.1 None of the Hermes US Registered Entities or Hermes Alternative Investment Management Limited has received from the SEC or any other person, in the six years prior to and including the date of this Deed, any notice that it is or may be in breach of US Securities Laws. 4.4.14.2 No applicable USA regulator has conducted or commenced any examination of any of the Hermes US Registered Entities or Hermes Alternative Investment Management Limited and none of the Hermes US Registered Entities or Hermes Alternative Investment

43 66022954.3 301812401 v3 Management Limited have received notice that the an applicable USA regulator intends to commence any such examination, during the six years prior to and including the date of this Deed. 4.4.15 Notifications and correspondence 4.4.15.1 Each of the Hermes US Registered Entities and Hermes Alternative Investment Management Limited has made all notifications which the US Securities Laws require them to make to the SEC, the CFTC or other applicable US Regulatory Authorities on a timely basis and in accordance with the relevant US Securities Laws. 4.4.15.2 Folder 1.11.7.11 of the Data Room contains true and complete copies of all notifications made or received by the Hermes US Registered Entities and Hermes Alternative Investment Management Limited to or from the SEC, CFTC or other applicable US Regulatory Authorities, and of all correspondence between the Group Companies or the Joint Ventures Companies and the SEC, CFTC or other applicable US Regulatory Authorities: (i) in the three years prior to and including the date of this Deed; and (ii) in the six years prior to and including the date of this Deed, in respect of any decision, direction, enforcement action or waiver made or given by the SEC, CFTC or other applicable US Regulatory Authorities to any of the Group Companies or Joint Venture Companies which continues in force at the date of this Deed. 4.4.15.3 All disclosures required to be filed or provided to any Customers of any of the Hermes US Registered Entities and Hermes Alternative Investment Management Limited have been so filed or provided, were true and correct when they were filed or provided and did not contain material misstatements or omit material facts. 4.4.16 Internal controls over financial reporting Each Group Company, Joint Venture Company and Hermes Fund has established, and at all times during the six years prior to and including the date of this Deed maintained, a system of “internal controls over financial reporting” that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US Securities Laws. During the six years prior to and including the date of this Deed, there has been no significant deficiency or material weakness in the design or operation of those internal controls over financial

44 66022954.3 301812401 v3 reporting that has adversely affected or would be likely to adversely affect any Group Company, Joint Venture Company or Hermes Fund’s ability to record, process, summarise, and report financial information. During the six years prior to and including the date of this Deed, there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting for any Group Company, Joint Venture Company or Hermes Fund. Australia 4.4.17 Compliance with Regulatory Requirements Each of the Hermes Australia Operating Entities currently complies with, and has at all times during the six years prior to and including on the date of this Deed complied with, all Regulatory Requirements to which it is subject in Australia by virtue of ASIC’s supervision, including its regulatory obligations arising under the Australian Corporations Act 2001 (Cth) and the terms of the class order relief relied upon to provide financial services in Australia without an Australian Financial Services licence. 4.4.18 Enforcement actions 4.4.18.1 None of the Hermes Australia Operating Entities has received from ASIC or any other person, in the six years prior to and including the date of this Deed, any notice that it is or may be in breach of Australian financial services laws as defined in section 761A of the Australian Corporations Act 2001 (Cth). 4.4.18.2 ASIC has not conducted or commenced any review or assessment of any of the Hermes Australia Operating Entities and none of the Hermes Australia Operating Entities have received notice that ASIC intends to commence any such review or assessment, during the six years prior to and including the date of this Deed. 4.4.19 Notifications and correspondence 4.4.19.1 Each of the Hermes Australia Operating Entities has made all notifications which the terms of the class order relief relied upon require them to make to ASIC on a timely basis and in accordance with the terms of the class order relief. 4.4.19.2 Folders 1.11.7.11.2 and 1.11.7.11 of the Data Room contains true and complete copies of all notifications made or received by the Hermes Australia Operating Entities to or from ASIC, and of correspondence between the Group Companies or the Joint Ventures Companies and ASIC:

45 66022954.3 301812401 v3 (i) in the three years prior to and including the date of this Deed; and (ii) in the six years prior to and including the date of this Deed, in respect of any decision, direction, enforcement action or waiver made or given by ASIC to any of the Group Companies or Joint Venture Companies which continues in force at the date of this Deed. 4.4.19.3 All disclosures required to be filed or provided to any Customers of any of the Hermes Australia Operating Entities have been so filed or provided, were true and correct when they were filed or provided and did not contain material misstatements or omit material facts. Cayman Islands 4.4.20 Compliance with Regulatory Requirements Each of the Hermes Cayman Registered Entities and Hermes Global Funds GP Ltd. currently complies with, and has at all times during the six years prior to and including the date of this Deed complied with, all Regulatory Requirements to which it is subject in the Cayman Islands by virtue of the Cayman Islands Monetary Authority’s supervision, including its regulatory obligations arising under the Companies Law (2016 Revision), the Mutual Funds Law (2015 revision), the Monetary Authority Law (2016 Revision), the Tax Information Authority Law (2017 Revision), the Reporting of Savings Income Information (European Union) Law (2014 Revision), Tax Information Authority (International Tax Compliance) (Common Reporting Standard) Regulations (2015), Tax Information Authority (International Tax Compliance) (United Kingdom) Regulations (2014) and Tax Information Authority (International Tax Compliance) (United States of America) Regulations (2014). 4.4.21 Enforcement actions 4.4.21.1 None of the Hermes Cayman Registered Entities or Hermes Global Funds GP Ltd. has received from the Cayman Islands Monetary Authority, the Cayman Islands Tax Information Authority, the Financial Reporting Authority of the Cayman Islands or any other person, in the six years prior to and including the date of this Deed, any notice that it is or may be in breach of any applicable Regulatory Requirements to which it is subject. 4.4.21.2 Neither the Cayman Islands Monetary Authority, the Cayman Islands Tax Information Authority nor the Financial Reporting Authority of the Cayman Islands has conducted or commenced any audit, investigation, formal inquiry, review or other assessment of any of the Hermes Cayman Registered Entities or Hermes Global Funds GP Ltd. and none of the Hermes Cayman

46 66022954.3 301812401 v3 Registered Entities or Hermes Global Funds GP Ltd. have received notice that the Cayman Islands Monetary Authority, the Cayman Islands Tax Information Authority, the Financial Reporting Authority of the Cayman Islands or any other governmental agency of the Cayman Islands intends to commence any such audit, investigation, formal inquiry, review or other assessment, during the six years prior to and including the date of this Deed. 4.4.22 Notifications and correspondence 4.4.22.1 Each of the Hermes Cayman Registered Entities and Hermes Global Funds GP Ltd. has complied with all registration requirements and made all notifications which the Companies Law (2016 Revision), Proceeds of Crime Law (2017 Revision), Misuse of Drugs Law (2017 Revision), Terrorism Law (2017 Revision), Anti- Money Laundering Regulations, 2017, the Mutual Funds Law (2015 revision), the Monetary Authority Law (2016 Revision), the Tax Information Authority Law (2017 Revision), the Reporting of Savings Income Information (European Union) Law (2014 Revision), Tax Information Authority (International Tax Compliance) (Common Reporting Standard) Regulations (2015), Tax Information Authority (International Tax Compliance) (United Kingdom) Regulations (2014) and Tax Information Authority (International Tax Compliance) (United States of America) Regulations (2014) require them to make to the Registrar of Companies, the Cayman Islands Monetary Authority, the Cayman Islands Tax Information Authority and or the Financial Reporting Authority of the Cayman Islands on a timely basis and in accordance with the aforementioned laws and regulations. 4.4.22.2 Folders 1.11.7.11 and 1.14.4.4.4 of the Data Room contains true and complete copies of all notifications made or received by the Hermes Cayman Registered Entities and Hermes Global Funds GP Ltd. to or from the Registrar of Companies, the Cayman Islands Monetary Authority, the Cayman Islands Tax Information Authority or the Financial Reporting Authority of the Cayman Islands, and of correspondence between the Group Companies or the Joint Ventures Companies and the Registrar of Companies, the Cayman Islands Monetary Authority, the Cayman Islands Tax Information Authority or the Financial Reporting Authority of the Cayman Islands: (i) in the three years prior to and including the date of this Deed; and

47 66022954.3 301812401 v3 (ii) in the six years prior to and including the date of this Deed, in respect of any decision, direction, enforcement action or waiver made or given by the Registrar of Companies, the Cayman Islands Monetary Authority, the Cayman Islands Tax Information Authority or the Financial Reporting Authority of the Cayman Islands to any of the Group Companies or Joint Venture Companies which continues in force at the date of this Deed. 4.4.22.3 All disclosures required to be filed or provided to any Customers of any of the Hermes Cayman Registered Entities and Hermes Global Funds GP Ltd. have been so filed or provided, were true and correct when they were filed or provided and did not contain material misstatements or omit material facts. Ireland 4.4.23 Compliance with Regulatory Requirements Each of the Hermes Irish Authorised Funds currently complies with, and has at all times during the six years prior to and including the date of this Deed complied with, all Regulatory Requirements to which it is subject in Ireland. 4.4.24 Enforcement actions 4.4.24.1 Neither of the Hermes Irish Authorised Funds has received from the CBI or any other person, in the six years prior to and including the date of this Deed, any notice that it is or may be in breach of any applicable Regulatory Requirements to which it is subject. 4.4.24.2 The CBI or any other Regulatory Authority has not conducted or commenced any review or assessment of any of the Hermes Irish Authorised Funds and none of the Hermes Irish Authorised Funds have received notice that the CBI or other Regulatory Authority intends to commence any such review or assessment, during the six years prior to and including the date of this Deed. 4.4.25 Notifications and correspondence 4.4.25.1 Each of the Hermes Irish Authorised Funds has made all notifications and filings required under all applicable Regulatory Requirements to which it is subject on a timely basis and in accordance with the relevant requirements. 4.4.25.2 Folders 1.11.7.11 and 1.14.4.4 of the Data Room contains true and complete copies of all regulatory returns, submissions and/or breach or other notifications made or received by or on behalf of the Hermes Irish Authorised Funds to or from the CBI and

48 66022954.3 301812401 v3 any other relevant Regulatory Authority, and of correspondence between the Hermes Irish Authorised Funds, the Group Companies or the Joint Venture Companies and the CBI or any other relevant Regulatory Authority relating to the Hermes Irish Authorised Funds: (i) in the three years prior to and including the date of this Deed; and (ii) in the six years prior to and including the date of this Deed, in respect of any decision, direction, enforcement action or waiver made or given by the CBI or any other relevant Regulatory Authority to any of the Group Companies or Joint Venture Companies which continues in force at the date of this Deed. 4.4.25.3 All disclosures required to be filed or provided to any Customers of any of the Hermes Irish Authorised Funds have been so filed or provided, were true and correct when they were filed or provided and did not contain material misstatements or omit material facts. Guernsey 4.4.26 Compliance with Regulatory Requirements Each of the Guernsey Authorised Entities currently complies with, and has at all times during the six years prior to and including on the date of this Deed complied with, all Regulatory Requirements to which it is subject in Guernsey, including the POI Law and all rules, regulations, codes of practice and guidance promulgated thereafter or in connection therewith. 4.4.27 Enforcement actions 4.4.27.1 None of the Guernsey Authorised Entities has received from the Guernsey Financial Services Commission or any other person, in the six years prior to and including the date of this Deed, any notice that it is or may be in breach of any applicable Regulatory Requirements to which it is subject. 4.4.27.2 The Guernsey Financial Services Commission has not conducted or commenced any site visit, investigation or enforcement action of any kind of any of the Guernsey Authorised Entities, and none of the Guernsey Authorised Entities has received notice that the Guernsey Financial Services Commission intends to commence any such inspection, during the six years prior to and including the date of this Deed.

49 66022954.3 301812401 v3 4.4.28 Notifications and correspondence 4.4.28.1 Each of the Guernsey Authorised Entities has made all notifications and filings required under all applicable Regulatory Requirements to which it is subject on a timely basis and in accordance with the relevant requirements. 4.4.28.2 Folders 1.14.4.13 and 1.11.7.11 of the Data Room contains true and complete copies of all notifications made or received by the Guernsey Authorised Entities to or from the Guernsey Financial Services Commission and of correspondence between the Group Companies or the Joint Ventures Companies and the Guernsey Financial Services Commission: (i) in the three years prior to and including the date of this Deed; and (ii) in the six years prior to and including the date of this Deed, in respect of any decision, direction, enforcement action or waiver made or given by the Guernsey Financial Services Commission to any of the Group Companies or Joint Venture Companies which continues in force at the date of this Deed. 4.4.28.3 All disclosures required to be filed or provided to any Customers of any of the Guernsey Authorised Entities have been so filed or provided, were true and correct when they were filed or provided and did not contain material misstatements or omit material facts. Mauritius 4.4.29 Compliance with Regulatory Requirements Each of the Mauritian Authorised Entities currently complies with, and has at all times during the six years (to the extent applicable) prior to and including on the date of this Deed complied with, all Regulatory Requirements to which it is subject in Mauritius, including the Financial Services Act and the relevant regulations and circulars, issued in pursuance to this Act. 4.4.30 Enforcement actions 4.4.30.1 None of the Mauritian Authorised Entities has received from the Mauritius Financial Services Commission or any other person, in the six years (to the extent applicable) prior to and including the date of this Deed, any notice that it is or may be in breach of any applicable Regulatory Requirements to which it is subject. 4.4.30.2 4.4.30.2 The Mauritius Financial Services Commission has not conducted or commenced any inspection of any of the Mauritian Authorised Entities,

50 66022954.3 301812401 v3 and none of the Mauritian Authorised Entities has received notice that the Mauritius Financial Services Commission intends to commence any such inspection, during the six years (to the extent applicable) prior to and including the date of this Deed. 4.4.31 Notifications and correspondence 4.4.31.1 Each of the Mauritian Authorised Entities has made all notifications and filings required under all applicable Regulatory Requirements to which it is subject on a timely basis and in accordance with the relevant requirements. 4.4.31.2 Folder 1.14.4.12of the Data Room contains true and complete copies of all notifications made or received by the Mauritian Authorised Entities to or from the Mauritius Financial Services Commission, and of correspondence between the Group Companies or the Joint Ventures Companies and regulator: (i) in the three years prior to and including the date of this Deed; and (ii) in the six years (to the extent applicable) prior to and including the date of this Deed, in respect of any decision, direction or waiver made or given by the Mauritius Financial Services Commission to any of the Group Companies or Joint Venture Companies which continues in force at the date of this Deed. 4.4.31.3 All disclosures required to be filed or provided to any Customers of any of the Mauritian Authorised Entities have been so filed or provided, were true and correct when they were filed or provided and did not contain material misstatements or omit material facts. 4.5 Financial services regulatory matters: miscellaneous 4.5.1 Each Group Company and Joint Venture Company has put in place, and has had in place at all times during the six years prior to and including the date of this Deed, appropriate and adequate compliance arrangements having regard to the nature, scale and complexity of its business, and where any compliance support or function is out-sourced to any third-party service provider in accordance with applicable laws, rules and regulations, it has ensured that such third-party service provider satisfies the requisite qualifications and competency requirements to properly discharge such function. 4.5.2 Each Group Company and Joint Venture Company has put in place, and has had in place at all times during the six years prior to and including the date of this Deed, appropriate risk management framework and internal controls and procedures to identify, address and monitor risks associated with customer assets that it manages as required by

51 66022954.3 301812401 v3 applicable laws, rules and regulations, and has properly documented and updated such framework, controls and procedures to meet its business needs on an ongoing basis. UK 4.5.3 Regulatory capital 4.5.3.1 For the purposes of meeting its financial resources requirements under the FCA Rules, each of the Hermes UK Authorised Entities is classified as a BIPRU firm as such term is defined in the FCA Rules. In addition, Hermes Alternative Investment Management Limited and Hermes GPE LLP are also classified as collective portfolio management investment firms under the FCA Rules, and as such are also required to comply with the prudential requirements contained in IPRU-INV Chapter 11, of the FCA Rules. 4.5.3.2 The Hermes UK Authorised Entities (excluding Hermes GPE LLP) are subject to prudential supervision in accordance with the prudential requirements contained in the FCA Rules on an individual basis and on a consolidated basis. Hermes GPE LLP is subject to prudential supervision in accordance with prudential requirements contained in the FCA Rules on an individual basis. 4.5.4 Remuneration policy and practice The remuneration policy and practice of each Group Company and Joint Venture Company has all times complied with all applicable Regulatory Requirements, including the Alternative Investment Fund Managers Directive and the Capital Requirements Directives. 4.5.5 Customers 4.5.5.1 None of the Group Companies or Joint Venture Companies has held Client Money or Safe Custody Assets as such terms are defined in the FCA Rules, and none of them is a party to any arrangement, agreement or contract pursuant to which it is or may be required to hold Client Money or Client Assets. 4.5.5.2 All Customers of the Hermes UK Authorised Entities are eligible counterparties or professional clients (as such terms are defined in the FCA Rules) and each Hermes UK Authorised Entity has in place procedures for the categorisation of each of its Customers and maintains records of each Customer’s categorisation. Singapore

52 66022954.3 301812401 v3 4.5.6 Hermes GPE (Singapore) Pte. Ltd. has maintained and will continue to maintain up to Completion a professional indemnity insurance that complies with its minimum requirements as required by the MAS, and has disclosed to all Customers such insurance arrangements. 4.5.7 Each of the directors, the chief executive officer and representatives of Hermes GPE (Singapore) Pte. Ltd. has complied, at all times, with the minimum competency requirements in accordance with applicable laws and regulations. US 4.5.8 To the extent that the Hermes US Registered Entities and/or Hermes Alternative Investment Management Ltd serve as investment advisers to any accounts subject to the US Employee Retirement Income Security Act of 1974 (USA) (ERISA), they are currently, and have been at all times during the six years prior to and including the date of this Deed, in compliance with the applicable provisions of ERISA and the regulations promulgated under ERISA. Australia 4.5.9 Each of the Hermes Australian Operating Entities has prepared alternative strategies to comply with Australian financial services laws should its existing class order relief not be renewed beyond 27 September 2018. 5 The Accounts and accounting records 5.1 The Accounts The Accounts and the individual accounts for each Group Company and Joint Venture Company for its most recently completed fiscal year for which audited accounts are available: 5.1.1 comply with the requirements of the Companies Legislation or other applicable legal requirements in its country of incorporation; 5.1.2 have been prepared in accordance with UK GAAP or, where applicable, generally accepted accounting principles in its country of incorporation; 5.1.3 have been prepared on a basis consistent with that adopted in preparing the audited accounts of the Group Companies and the Joint Venture Companies and the audited consolidated accounts of the Group and the Joint Ventures for the previous two financial years; 5.1.4 give a true and fair view of the assets, liabilities and state of affairs of each Group Company and Joint Venture Company, and the Group, as at the Accounts Date; and 5.1.5 give a true and fair view of the profits, losses and cashflows of each Group Company and Joint Venture Company, and the Group, for the period covered by the Accounts.

53 66022954.3 301812401 v3 5.2 Management Accounts and Budget 5.2.1 The Management Accounts for each Group Company and Joint Venture Company have been prepared in accordance with the accounting policies used in preparing the Accounts and with due care and attention. 5.2.2 Having regard to the purpose for which the Management Accounts have been prepared, the Management Accounts do not materially misstate the assets, liabilities and state of affairs of each Group Company, and Joint Venture Company, and of the Group, and the profits or losses of each Group Company and Joint Venture Company, and the Group, as at the date, and in respect of the period, to which they relate. 5.2.3 Except as expressly disclosed therein, the Management Accounts for each Group Company and Joint Venture were not affected by any unusual, exceptional, non-recurring or extraordinary items. 6 Business since the Accounts Date Since the Accounts Date: 6.1 Each Group Company and Joint Venture Company has carried on its business in the ordinary course without interruption or alteration in the nature or scope of that business; 6.2 No business of any Group Company or Joint Venture Company has been adversely affected by the loss of, or withdrawal of funds or services by, any important Customer, service provider or distributor and there are not facts or circumstances which are likely to give rise to any such effect; 6.3 Each Group Company and Joint Venture Company has paid its creditors within the times agreed with them; 6.4 Except as disclosed in document 1.14.5.1 of the Data Room, no Group Company or Joint Venture Company has assumed or incurred or agreed to assume or incur any liability (actual or contingent), obligation, commitment or expenditure (including any borrowing, indebtedness, raising of money or the taking of any financial facility) in excess of £100,000 in aggregate; 6.5 Except as disclosed in document 1.14.5.1 of the Data Room, no Group Company or Joint Venture Company has entered into, or agreed to enter into, any capital commitment in excess of £100,000 in aggregate nor has it disposed of or realised any capital assets in excess of £100,000 in aggregate; 6.6 No Group Company or Joint Venture Company has repaid, or agreed or become liable to repay, any borrowing or other indebtedness in advance of its due date; 6.7 No share or loan capital (or any security giving rise to a right over, or an interest in, any share or loan capital) has been allotted or issued or agreed to be allotted or issued by any Group Company or Joint Venture Company; 6.8 No dividend has been declared, made or paid in respect of any share capital of any Group Company or Joint Venture Company, except in favour of a Group Company;

54 66022954.3 301812401 v3 6.9 No Group Company or Joint Venture Company has reduced its share capital, redeemed or repaid any of its share or loan capital or purchased any of its own shares or agreed to do any of the foregoing; and 6.10 No payment has been made by any Group Company or Joint Venture Company to, nor has any Group Company or Joint Venture Company conferred any benefit (directly or indirectly) on, the Seller or any past or present director or member of any Group Company or Joint Venture Company, and no Group Company or Joint Venture Company has agreed to make any such payment or confer any such benefit. 7 Financial arrangements 7.1 Borrowings Other than as disclosed in folder 1.5.9 of the Data Room, no Group Company or Joint Venture Company has, or has agreed to incur or create, any borrowings from or indebtedness to its bankers or any other source of finance, except for trade credit arising in the ordinary course of business. 7.2 Sureties 7.2.1 No person apart from the Company or any of the Subsidiaries has given any guarantee of or security for any overdraft, loan or financial facility granted to any Group Company. No Group Company has given any guarantee or security for any overdraft, loan or financial facility granted to any Joint Venture Company or other person. 7.2.2 No guarantee, indemnity, suretyship or security (whether legally binding or not) has been given or entered into: 7.2.2.1 by any Group Company or Joint Venture Company in respect of any obligation or liability of any other person; or 7.2.2.2 by any other person in respect of any obligation or liability of any Group Company or Joint Venture Company. 7.3 Encumbrances There are no subsisting mortgages, charges or Encumbrances over the assets or revenues of any of the Group Companies or Joint Venture Companies. 7.4 Grants 7.4.1 During the period of three years prior to and including the date of this Deed, no Group Company or Joint Venture Company has applied for or received any material grant, subsidy or allowance from any authority or agency. 7.4.2 No Group Company or Joint Venture Company has received any material grant, subsidy or allowance from any authority or agency, whenever applied for or received, which is repayable in any circumstances.

55 66022954.3 301812401 v3 7.5 Liabilities to the Seller No Group Company or Joint Venture Company has any liability in respect of any claim against it by the Seller, or any subsidiary undertaking of the Seller (other than another Group Company). 8 Funds and Managed Accounts 8.1 For the purposes of this paragraph 8, the following terms have the meaning as set out below: 8.1.1 Fund Documents: in respect of each Hermes Fund, its limited partnership agreement, trust deed, instrument of incorporation, memorandum and articles of association or other constitutional or formation documentation, structure chart, subscription documents and materials, prospectus, private placement memorandum or other offering document or marketing materials and (if applicable) any supplements, service provider and material outsourcing agreements (including Investment Management Agreements, administration agreements, depository or custodian agreements and distribution or placing agreements) and Side Letters (each a “Fund Document”); 8.1.2 Fund: any investment fund or other vehicle for collective investment (whether open ended or closed ended) including an investment company, a general or limited partnership or a trust (and includes any such fund or vehicle that has only one investor); 8.1.3 Hermes Funds: the Funds listed in the list as provided in document 1.14.7.5 of the Data Room, which are operated, managed or advised by a Group Company or Joint Venture Company, as well as any additional Funds that begin to be operated, managed or advised by a Group Company or Joint Venture Company between signing and Completion; 8.1.4 Hermes Managed Accounts: the Managed Accounts listed in the list as provided in document 1.14.7.5 of the Data Room, which are operated, managed or advised by a Group Company or Joint Venture Company, as well as any additional Managed Accounts that begin to be operated, managed or advised by a Group Company or Joint Venture Company between signing and Completion; 8.1.5 Investment Management Agreements: any agreements, including any sub-management agreements, or advisory agreements, entered into by any Group Company or Joint Venture Company for the provision of investment management or investment advisory services by such Group Company or Joint Venture Company to a Hermes Fund or in respect of a Hermes Managed Account; 8.1.6 Investor: any person who is a limited partner, shareholder, unit holder or other investor or other Customer in a Hermes Fund (excluding any Group Company or Joint Venture Company); 8.1.7 Managed Accounts: an account or mandate of any person, all or any portion of whose assets are managed or advised in any capacity (whether as advisor, sub-advisor, delegate or otherwise);

56 66022954.3 301812401 v3 8.1.8 Managed Account Documents: in respect of each Hermes Managed Account, the relevant Investment Management Agreement or trust documents, subscription documents or agreements pursuant to which services are provided and applicable Side Letters (each a “Managed Account Document”); and 8.1.9 Side Letters: in relation to each Hermes Fund or Hermes Managed Account, any letter issued (whether by the relevant Hermes Fund or the manager, investment manager or investment adviser of, to or in respect of the relevant Hermes Fund or Hermes Managed Account) to or for the benefit of an Investor in such Hermes Fund or a Customer in such Hermes Managed Account, or other document which is supplemental to or amends any Fund Document or Managed Account Document, whereby such Investor or Customer receives specific assurances, commitments or privileges or benefits from special terms. 8.2 The material terms of each Fund Document, Managed Account Document and Investment Management Agreement have been complied with by each relevant Group Company or Joint Venture Company (as the case may be) and by each other party to such contracts. No fact or circumstance exists which is likely to give rise to a material breach of such contracts. 8.3 The Fund Documents, Managed Account Documents and Investment Management Agreements are valid and binding and contain enforceable obligations of the parties thereto, have been properly approved and duly executed, and comply with all applicable laws, rules, regulations, judgments, orders, decisions or rulings in each relevant jurisdiction. 8.4 All Fund Documents that constitute offering documents or marketing materials were true and correct in all material respects when filed or provided, did not contain any material misrepresentations or omit any material facts and, as applicable, remain true and correct in all material respects, and without material misrepresentation or omission of material facts (taking into account any updates of supplements). 8.5 Except for the Hermes Funds and the Hermes Managed Accounts, there are no other Funds or Managed Accounts in respect of which any Group Company or any Joint Venture Company is or, during the three years prior to and including the date of this Deed, has been, an adviser, manager or operator. 8.6 The facts set out in paragraphs 8.1.3 and 8.1.4 above, including the facts set out in the documents referred to in those paragraphs, are true and complete in all material respects. 8.7 True and complete copies of all the following are in the Data Room: 8.7.1 a summary breakdown of the estimated assets under management for the Group as at 28 February 2018 (subject to the notes set out therein) (being document 1.14.5.2 of the Data Room); and 8.7.2 all material Fund Documents and material Managed Account Documents. 8.8 The structure charts in the Data Room correctly show the management structure of the Hermes Funds save in respect of the Hermes GPE Funds, for which a high-level

57 66022954.3 301812401 v3 overview of the different types of management structures currently used is set out in Document 1.14.7.2 and 1.14.7.3 in the Data Room. 8.9 No Group Company or Joint Venture Company holds an interest in any person operating, managing or advising a fund (or a parent undertaking of such person) that is constituted as a person having unlimited liability. 8.10 Each Hermes Fund is duly incorporated or organised (where applicable), validly existing and properly registered under the laws of the jurisdictions in which it is incorporated, organised or registered, or in which it operates or is offered or sold, or conducts other activities. 8.11 All Hermes Funds and Hermes Managed Accounts have been operated, offered, sold, marketed and distributed in every jurisdiction in which they have been incorporated or organised, or operated, offered, sold, marketed or distributed, in accordance with all applicable legal and regulatory requirements and exemptions. 8.12 All Hermes Funds and Hermes Managed Accounts have been operated, managed and maintained in compliance with applicable investment objectives, strategies, guidelines and restrictions. 8.13 Each of the Hermes Funds that are advised by the Hermes US Registered Entities and/or Hermes Alternative Investment Management Limited (US Private Funds) and are offered for sale in the U.S. are exempt from registration under the 1933 Act and the Investment Company Act of 1940 (USA) (1940 Act). Each of the US Private Funds conducts its operations in compliance with the relevant exemptions under the 1933 Act and 1940 Act. 8.14 All disclosure requirements relating to the Hermes Funds and Hermes Managed Accounts have been satisfied, including all disclosure requirements required directly or indirectly under applicable laws, rules, regulations, judgments, orders, decisions or rulings applicable to the relevant Hermes Fund or Hermes Managed Account, or required by any agreement to which any Group Company or Joint Venture Company is a party relating to the relevant Hermes Fund or Hermes Managed Account. 8.15 There has not been a change in the condition, business, or properties of any of the Funds, financial or otherwise, from that existing on 31 December 2017, and each of their outstanding debt, properties, and business substantially conform to the descriptions thereof contained in their respective applicable disclosure documents. 8.16 Except as set out in document 1.14.7.6 of the Data Room, no Customer as of the date of this Deed has advised any Group Company or Joint Venture Company that it intends to terminate its Customer agreement or Investment Management Agreement or materially reduce the amount of assets under management by any Group Company or Joint Venture Company; no shareholders of any of the Hermes Funds or Hermes Managed Accounts or intermediaries have advised any Group Company or Joint Venture Company that they intend to withdraw or reduce investments in any Hermes Fund or Hermes Managed Account other than in the ordinary course; and none of the Seller or any Group Company or Joint Venture Company have any present intention to withdraw or reduce amounts invested in any Hermes Funds or Hermes Managed Accounts as to which any of Seller or any Group Company or Joint Venture Company have investment discretion.

58 66022954.3 301812401 v3 8.17 No facts or circumstances have occurred or are subsisting which would trigger a compulsory redemption, winding up or termination in respect of any of the Hermes Funds. 8.18 No facts or circumstances have occurred or are subsisting which would trigger a termination or redemption, as applicable, in respect of any of the Hermes Managed Accounts. 9 Other Material Agreements 9.1 For the purposes of this paragraph 9.1, the term “Other Material Agreement” shall mean any agreement, arrangement, understanding or commitment that any Group Company or Joint Venture Company is a party to or bound by, or becomes prior to Completion a party to or bound by, and which involves: 9.1.1 the supply of goods or services by any Group Company or Joint Venture Company with revenue exceeding £500,000 per year; 9.1.2 the supply of good or services to any Group Company or Joint Venture Company with expenditure exceeding £500,000 per year; or 9.1.3 the provision of advisory services by any Group Company or Joint Venture Company, but excluding any Fund Documents, Investment Management Agreements, Managed Accounts Documents, IT Contracts (as defined in paragraph 15.1 of this schedule), any lease or documents relating to the Properties, any employment agreements and any Insurance Policies (as defined in paragraph 11.2 of this schedule). 9.2 No Group Company or Joint Venture Company is a party to or subject to any Other Material Agreement which: 9.2.1 involves or is likely to involve the supply of goods/services by or to it or any other Group Company or Joint Venture Company, the aggregate sales value of which will represent more than five per cent of the turnover of the Group for its last financial year; 9.2.2 restricts its, or any other Group Company’s or Joint Venture Company’s, freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit; 9.2.3 is an agreement or arrangement otherwise than by way of bargain at arm’s length; 9.2.4 was entered into other than for a legitimate purpose; 9.2.5 cannot be terminated by it in accordance with its terms, without payment of compensation or special fees, on three months’ notice or less; 9.2.6 is of a long-term nature (that is, unlikely to have been fully performed, in accordance with its terms, within six months after the date on which it was entered into or undertaken); 9.2.7 is an agreement to which the Seller or any subsidiary undertaking of the Seller (other than Group Companies and Joint Venture Companies), or

59 66022954.3 301812401 v3 any director of any Group Company, any Joint Venture Company or the Seller (or any such subsidiary undertaking of the Seller), is a party or in which such person is interested or under which it receives a benefit; 9.2.8 can be terminated in the event of any change in the underlying ownership or control of any Group Company or Joint Venture Company or would or might be materially affected by any such change; or 9.2.9 was not entered into, or is otherwise than in, the ordinary course of its business. 9.3 True and complete copies of all of the Other Material Agreements are in the Data Room. 9.4 The material terms of each Other Material Agreement have been complied with by the relevant Group Company or Joint Venture Company (as the case may be) and by each other party to such Other Material Agreement. No fact or circumstance exists which is likely to give rise to a material breach of any Other Material Agreement. 9.5 Each Other Material Agreement is valid and binding and contain enforceable obligations of the parties thereto, has been properly approved and duly executed, and complies with all applicable laws, rules, regulations, judgments, orders, decisions or rulings. 9.6 During the period of three years prior to and including the date of this Deed, no Other Material Agreement has been terminated by the counterparty of any Group Company or Joint Venture Company and no such termination has been threatened in writing. 10 Litigation, investigations and disputes 10.1 No Group Company, Joint Venture Company or Hermes Fund, nor any person for whose acts or defaults any Group Company, Joint Venture Company or Hermes Fund may be vicariously liable, is involved (whether as claimant, defendant or otherwise) in any material claim, legal action, proceeding, suit, litigation, prosecution, mediation or arbitration (whether involving civil, criminal, administrative or other matters) in any jurisdiction, save as to the collection of debts in the ordinary course of its day to day business and none of which exceeds £100,000. No such proceedings are pending or threatened in writing by or against a Group Company, Joint Venture Company or Hermes Fund and there are no facts or circumstances which are likely to give rise to any such claim, legal action, proceeding, suit, litigation, prosecution, mediation or arbitration. 10.2 There is no outstanding order, judgment, decree, award or decision given or made by any court, tribunal, arbitrator, governmental agency or authority or administrative or regulatory body in any jurisdiction against or otherwise affecting any Group Company, Joint Venture Company or Hermes Fund (or any of its properties, assets or operations) or any person for whose acts or defaults any Group Company, Joint Venture Company or Hermes Fund may be vicariously liable. No Group Company, Joint Venture Company or Hermes Fund has given any undertaking, commitment or assurance to any court, tribunal, arbitrator, governmental agency or authority or administrative or regulatory body in any jurisdiction which remains in force. 10.3 No Group Company, Joint Venture Company or Hermes Fund, nor any person for whose acts or defaults any Group Company, Joint Venture Company or Hermes Fund

60 66022954.3 301812401 v3 may be vicariously liable, is the subject of any investigation, formal inquiry or disciplinary or enforcement proceeding by, or has received any request for information from, any governmental agency or authority or any administrative or regulatory body in any jurisdiction, no such investigation, formal inquiry, proceeding or request is pending or threatened in writing and there are no facts or circumstances which are likely to give rise to any such investigation, formal inquiry, proceeding or request. 10.4 There is no dispute with any governmental agency or any administrative or regulatory body in any jurisdiction in relation to any of the properties, assets, operations or affairs of any Group Company, Joint Venture Company or Hermes Fund and there are no facts or circumstances which are likely to give rise to any such dispute. 11 Insurances 11.1 Each Group Company, Joint Venture Company and Hermes Fund is appropriately insured against all risks as are usually insured by persons carrying on similar businesses. 11.2 The documents at folder 1.11.11.2 of the Data Room contain a summary of the material insurance policies maintained by any Group Company, Joint Venture, Significant Joint Venture Subsidiary or Hermes Fund, or in which any Group Company, Joint Venture Company or Hermes Fund has an interest (the Insurance Policies). 11.3 All premiums and any related insurance premium taxes due under any of the Insurance Policies have been paid and no Group Company, Joint Venture Company or Hermes Fund has received notice of the withdrawal (in whole or in part) of cover in respect of any of the Insurance Policies. 11.4 Each of the Insurance Policies was entered into as a result of an arms’ length negotiation in the ordinary course and on customary commercially reasonable terms. No act, omission, misrepresentation or non-disclosure by any Group Company, Joint Venture Company or Hermes Fund has occurred which renders, and no other circumstances have arisen which are likely to render, any of the Insurance Policies void, voidable or unenforceable. There has been no breach of the terms, conditions and warranties of any of the Insurance Policies that entitles or could entitle any insurer to decline to pay all or any part of any claim under, or to terminate, any of the Insurance Policies. 11.5 No claims have been made in the last three years prior to and including the date of this Deed by or in respect of any Group Company, Joint Venture Company or Hermes Fund, there are no claims outstanding under any of the Insurance Policies, and no fact or circumstance exists which might give rise to a claim under any of the Insurance Policies. 12 Assets 12.1 The assets owned, vested in, licenced to or otherwise available for use by the Group Companies and the Joint Venture Companies are those necessary for the continuation of their respective businesses in the ordinary course in substantially the same manner and in all material respects as carried on now and as carried on since the date falling twelve months prior to and including the date of this Deed.

61 66022954.3 301812401 v3 12.2 The Group Companies and Joint Venture Companies have done everything (whether by way of giving notice, registration, filing or otherwise) required or permitted to be done by them for the protection of their title to, or for the enforcement or the preservation of any order of priority of their title to, any property or rights owned by, any of them. 12.3 No Group Company or Joint Venture Company depends in any material respect upon the use of assets owned by or facilities provided by the Seller or any subsidiary undertaking of the Seller (other than other Group Companies or, in the case of Joint Venture Companies, other Joint Venture Companies). 12.4 No Group Company or Joint Venture Company has acquired or agreed to acquire any asset on terms that the property in that asset does not pass to it until full payment is made, nor is any asset subject to any lease, lease hire, hire purchase, credit sale, deferred payment or conditional sale or purchase agreement or any licence or factoring arrangement. 12.5 There is no Encumbrance outstanding over or in respect of the whole or any part of the undertaking, property or assets of any Group Company or Joint Venture Company (except for Encumbrances arising in the ordinary course of business by operation of law), there is no agreement or commitment to give or create any such Encumbrance and no claim has been made by any person to be entitled to any such Encumbrance. 13 Effect of sale 13.1 Neither the entry into nor completion of the SPA will or is likely to: 13.1.1 cause any Group Company, Joint Venture Company or Hermes Fund to lose the benefit of any right or privilege it presently enjoys or result in the imposition of any obligation on any Group Company, Joint Venture Company or Hermes Fund (including any obligation to pay any sum to any person); 13.1.2 relieve any person from any obligation to any Group Company, Joint Venture Company or Hermes Fund (whether contractual or otherwise) or enable any person to determine any such obligation or any right or benefit enjoyed by any Group Company, Joint Venture Company or Hermes Fund or to exercise any other right in respect of any Group Company, Joint Venture Company or Hermes Fund or give any person a right to terminate or vary any Material Agreement to which any Group Company, Joint Venture Company or Hermes Fund is a party, or require any notice to be given to or consent to be obtained from any other party to any Material Agreement. For the purposes of this paragraph 13.1.2 “Material Agreements” means the Investment Management Agreements, Fund Documents, Managed Account Documents, Other Material Agreements, IT Contracts, Insurance Policies, leases and employment agreements, and “Material Agreement” means any of them; 13.1.3 cause any person who has business dealings with or gives credit to any Group Company, Joint Venture Company or Hermes Fund not to continue to do so on the same basis;

62 66022954.3 301812401 v3 13.1.4 result in a breach of, or conflict with, any provision of the memorandum or articles of association of any Group Company, Joint Venture Company or Hermes Fund; 13.1.5 result in a breach of, or constitute a default under, any order, judgment, decree, award or decision given or made by any court, tribunal, arbitrator, governmental agency or authority or administrative or regulatory body in any jurisdiction by which any Group Company, Joint Venture Company or Hermes Fund is bound or to which it is subject; 13.1.6 result in a breach of, constitute a default under, trigger a payment, right of termination or variation under, any agreement or arrangement to which any Group Company, Joint Venture Company or Hermes Fund is a party or by which it is bound; 13.1.7 entitle any officer or Senior Management Employee of any Group Company or Joint Venture Company to terminate his or her employment or engagement; 13.1.8 result in a compulsory redemption, winding up or termination in respect of any of the Hermes Funds; 13.1.9 result in a termination or redemption, as applicable, in respect of any of the Hermes Managed Accounts; 13.1.10 result in any indebtedness of any Group Company, Joint Venture Company or Hermes Fund becoming due and payable, or becoming capable of being declared due and payable, prior to its normal due date or in any financial facility outstanding or available to any Group Company, Joint Venture Company or Hermes Fund being withdrawn or affected or its terms being altered; or 13.1.11 result in the creation, imposition, crystallisation or enforcement of any Encumbrance on any of the assets of any Group Company, Joint Venture Company or Hermes Fund. 13.2 Other than the Hermes UK Authorised Entities, Hermes GPE (Singapore) Pte. Ltd, EMPEF GP Limited and HGPE GSF II General Partner Limited, no Group Company or Joint Venture Company requires any consent, clearance, approval or permission from any regulator or other applicable authority in any jurisdiction in which it is incorporated or organised, or in which it operates, offers or sells products or services or conducts other activities, as a result of the entry into or completion of the SPA. 13.3 The provision of the ‘Services’ (as defined in the Transitional Services Agreement) under the Transitional Services Agreement will not impact the Group's, any Group Company’s or any Joint Venture Company’s ability to (a) provide its investment management, advisory or stewardship services or (b) continue to operate its business in the ordinary course consistent with past practice. 13.4 No person has received or is entitled to receive from any Group Company, Joint Venture Company or Hermes Fund, any finder's fee, success fee, brokerage or other commission in connection with the sale and purchase of the Shares pursuant to the SPA.

63 66022954.3 301812401 v3 14 Personal data 14.1 Each Group Company, Joint Venture Company and Hermes Fund is now and has been at all times in material compliance with, and has established all procedures necessary to ensure continued full compliance with, the Data Protection Act 1998 (UK), the Privacy and Electronic Communications (EC Directive) Regulations 2003 and all other applicable data protection or privacy legislation and all official written guidance in the jurisdictions in which it operates or conducts other activities (the Data Protection Legislation). 14.2 No requests have been received by any Group Company, Joint Venture Company or Hermes Fund from data subjects for access to their personal data which have not been fully complied with nor have any claims or complaints been made or concerns raised by such persons at any time in the three years prior to and including the date of this Deed in respect of such data under any Data Protection Legislation. 14.3 No Group Company, Joint Venture Company or Hermes Fund, nor any service provider to any of the foregoing, has been the subject of a cyber-attack or data breach that resulted in the exfiltration, manipulation or loss of any Customer, employee or business data or information. 14.4 Each Group Company, Joint Venture Company and Hermes Fund has: 14.4.1 complied with the seventh data protection principle set out in the Data Protection Act 1998 in respect of any processing of data carried out by its employees or by a data processor on its behalf and has entered into a written contract with each such data processor which satisfies the requirements of the Data Protection Act 1998; 14.4.2 obtained valid consents, where required by the Data Protection Legislation for activities requiring the processing of personal data, and where required by the Privacy and Electronic Communications (EC Directive) Regulations 2003 or any equivalent legislation in any countries in which it operates, for any marketing activities undertaken by or on behalf of a Group Company, Joint Venture Company or Hermes Fund; and 14.4.3 complied with the provisions of the eighth data protection principle set out in the Data Protection Legislation in respect of any transfer of data outside the European Economic Area (EEA), including by taking measures to ensure an adequate level of protection of the personal data in question. 14.5 No Group Company, Joint Venture Company or Hermes Fund has received any fine, written notice or complaint (including any information, special information or enforcement notice) alleging non-compliance with the Data Protection Legislation or in respect of any other data breach or requesting information or to carry out a regulatory audit relating to its data protection policies or practices and there are no facts or circumstances which will or are likely to give rise to any such fine, notice or complaint being issued, given or made, nor has any Group Company, Joint Venture Company or Hermes Fund entered into any undertaking with the Information Commissioner's Office or the equivalent regulatory body in any jurisdiction in which it operates.

64 66022954.3 301812401 v3 14.6 No person has been awarded compensation from any Group Company, Joint Venture Company or Hermes Fund under the Data Protection Legislation or otherwise in relation to a data breach, no claim for such compensation is outstanding and there are no facts or circumstances which will or are likely to give rise to a claim for such compensation being made. 15 IT systems 15.1 In this paragraph 15, the following words and expressions have the following meanings: 15.1.1 Bespoke Software: all software written or customised specifically for a Group Company or a Joint Venture Company, including any amendments to a third party’s software and any interfaces; 15.1.2 Hardware: any and all computer, telecommunications and network equipment used in the business of a Group Company or a Joint Venture Company (including PCs, mainframes, servers, screens, terminals, keyboards, disks, printers, cabling, associated and peripheral electronic equipment); 15.1.3 IT Contracts: contracts relating to the IT Systems; 15.1.4 IT Systems: the Hardware and the Software; 15.1.5 Off-the-Shelf Software: all standard office application software used by a Group Company or a Joint Venture Company, including word processing, email, calendar, customer relationship management, spreadsheet and database functions; and 15.1.6 Software: together, the Off-the-Shelf Software and the Bespoke Software, and any other computer programs owned or used by a Group Company or Joint Venture Company, including all source and other preparatory materials relating to such programs. 15.2 All Hardware is either owned by a Group Company or a Joint Venture Company free from all Encumbrances or is leased to a Group Company or a Joint Venture Company. 15.3 The IT Systems are not wholly or partly dependent on any facilities which are not under the control of a Group Company or a Joint Venture Company. 15.4 Each Group Company and Joint Venture Company is properly licensed to use all Software, other than Bespoke Software, which it owns, and is in compliance with the terms of all such licences. 15.5 Other than the copies of the IT Contracts which are contained in folders 1.10.3.1 and 1.10.3.4 of the Data Room, there are no IT Contracts which are material to the operation of the IT Systems. 15.6 The Bespoke Software: 15.6.1 is not based (in whole or in part) on and does not include any open source software which is subject to any restrictions or conditions to its use;

65 66022954.3 301812401 v3 15.6.2 was developed exclusively by employees of a Group Company or a Joint Venture Company within the course of their employment; 15.6.3 to the extent not so developed, has been written for a Group Company or a Joint Venture Company by a third party, and such party has executed a valid and effective assignment of all rights in such Bespoke Software in favour of the Group Company or Joint Venture Company; or 15.6.4 to the extent not so developed, has been written for a Group Company or a Joint Venture Company by a third party and licensed to the Group Company or Joint Venture Company. 15.7 Each Group Company and Joint Venture Company has in its possession and control the source code for all Bespoke Software. 15.8 The IT Systems are reasonably sufficient to enable each Group Company and Joint Venture Company to carry on its business in the manner and in the places in which that business is now carried on and expected to be carried on. 15.9 The assignment, delivery or licensing of any Software from the Company to the Seller under the Transitional Services Agreement will not impact the Group's, any Group Company’s or any Joint Venture Company's ability to (a) provide its investment management, advisory or stewardship services or (b) continue to operate its business in the ordinary course consistent with past practice. 15.10 The current use by the Group Companies and the Joint Venture Companies of the IT Systems and any data owned or used by a Group Company or Joint Venture Company does not infringe the rights of any third party. 15.11 No Group Company or Joint Venture Company has suffered any sustained interruption to its business because of a substantial failure of its IT Systems in the three years immediately prior to and including the date of this Deed and there are no defects in the IT Systems which may so affect their business. 15.12 Each Group Company and Joint Venture Company has implemented, and currently has, adequate procedures and measures (and is not aware of any instance of non- compliance with such procedures or measures) for preventing unauthorised access to the IT Systems (including a data security breach plan) to preserve the availability, security and integrity of the IT Systems and the data and information stored on the IT Systems and to enable the business operations of each Group Company and Joint Venture Company to continue if there were significant damage to or destruction of some or all of the IT Systems, (including an adequate disaster recovery plan which provides for the taking and storing on-site and off-site of back-up copies of the Software and any data owned or used by each Group Company and Joint Venture Company) and each of the foregoing has been made in accordance with best industry practice. Material details of the Group’s business continuity plan is contained in folder 1.10.5 of the Data Room. 15.13 The IT Systems are adequately maintained and supported under adequate maintenance and support agreements and true and complete copies of all such maintenance and support agreements are contained in document 1.10.1.1 and folder 1.10.3.4 of the Data Room.

66 66022954.3 301812401 v3 15.14 The IT Systems are operated using the latest and updated versions of anti-virus software of good industry standard, no part of the IT Systems or any data owned or used by any Group Company or Joint Venture Company is or has been affected by any virus or other induced malfunction or contaminant (whether internal or external) and each Group Company and Joint Venture Company operates logical, physical and environmental security controls to avoid all such induced malfunctions or contamination. 15.15 The IT Systems; 15.15.1 have proper and full written technical descriptions and manuals so that they can be used and operated by any person with a reasonable level of qualification such as is normal for personnel employed to operate equipment of a similar type to have; 15.15.2 have been operated and used substantially in accordance with such descriptions and manuals and the supplier's recommendations, including any recommendations as to environmental conditions and power supply; and 15.15.3 such descriptions, manuals and recommendations are held by, and shall remain in the possession of, each relevant Group Company and Joint Venture Company on Completion. 16 Intellectual Property 16.1 Each Group Company and Joint Venture Company is either the sole legal and beneficial owner of or validly licensed to use all Intellectual Property used by it or needed for the operation of its business. 16.2 A list of all Intellectual Property owned or used by a Group Company, Joint Venture or Significant Joint Venture Subsidiary which is registrable is contained in folder 1.11.15.1 of the Data Room, and all payments due and all registration and renewal formalities relating to it are up-to-date, complete and correct. 16.3 No Group Company or Joint Venture Company has infringed, or is infringing, any third party’s rights in Intellectual Property, and no third party has infringed or is infringing any Group Company’s or Joint Venture Company’s rights in Intellectual Property. 16.4 There are no actual or potential challenges or disputes relating to the Intellectual Property owned or used by a Group Company or a Joint Venture Company or any infringement by third parties of such Intellectual Property. 16.5 In respect of the trade marks (including unregistered trade marks and applications for registration) owned by a Group Company or Joint Venture Company, no Group Company or Joint Venture Company has been notified of any opposition or objection to the registration of any trade mark or that the Registrar of Trade Marks considers the mark to be incapable of registration or, in the case of registered trade marks, of any grounds for or proceedings in respect of rectification of the Register or similar action. 16.6 True and complete copies of (or, where not in writing, full and accurate particulars of) all licences, agreements, authorisations and permissions, to which a Group Company, Joint Venture or Significant Joint Venture Subsidiary is a party in respect

67 66022954.3 301812401 v3 of any Intellectual Property owned by a Group Company, Joint Venture or Significant Joint Venture Subsidiary, or used by a Group Company, Joint Venture or Significant Joint Venture Subsidiary, are contained in folders 1.11.15 and 1.14.12 of the Data Room. No Group Company or Joint Venture Company has granted, nor is it obliged to grant, any other licence, sub-licence or assignment in respect of any such Intellectual Property. 16.7 The Group Companies and the Joint Venture Companies and their respective counterparties have complied and are complying with the terms of all licences, agreements, authorisations and permissions to which a Group Company or Joint Venture Company is a party in respect of any Intellectual Property owned by a Group Company or Joint Venture Company, or used by a Group Company or Joint Venture Company. 16.8 All Intellectual Property owned by each Group Company and Joint Venture Company is valid and enforceable, and nothing has been done or omitted to be done that will, could or might derogate from that validity and enforceability and no person is opposing any such Intellectual Property. 16.9 Each person retained or employed by each Group Company and Joint Venture Company (currently or historically) is individually bound by a written agreement, or subject to a legal obligation, which prohibits such person divulging any confidential information, and no Group Company or Joint Venture Company has wrongfully divulged any information of a confidential nature. 16.10 All confidential information owned or used or enjoyed by a Group Company or Joint Venture Company has at all times been kept confidential by each Group Company and Joint Venture Company and has not been disclosed to any third party except in the ordinary and usual course and subject to written confidentiality obligations provided by the third party recipient or as specifically required or permitted by applicable law. 16.11 All persons retained or employed by a Group Company or Joint Venture Company (including independent contractors) who, in the course of their work for a Group Company or Joint Venture Company have brought, or will or might reasonably be expected to bring, into existence Intellectual Property are individually bound by written agreements with that Group Company or Joint Venture Company whereby all Intellectual Property which may be brought into existence during their work for such Group Company or Joint Venture Company (to the extent permissible by law) is disclosed to, and either vests in or is assigned to, that Group Company or Joint Venture Company. 16.12 Neither the Seller nor any subsidiary undertaking of the Seller (except for a Group Company or a Joint Venture Company) owns any Intellectual Property or confidential information used by a Group Company or Joint Venture Company, or needed by a Group Company or Joint Venture Company for the operation of its business. 16.13 The assignment, delivery or licensing of any Intellectual Property from the Company to the Seller under the Transitional Services Agreement will not impact the Group's, any Group Company’s or any Joint Venture Company's ability to (a) provide its investment management, advisory or stewardship services or (b) continue to operate its business in the ordinary course consistent with past practice.

68 66022954.3 301812401 v3 16.14 The registration details recorded in respect of each domain name in use by a Group Company or Joint Venture Company are true, complete and accurate, including that a Group Company or Joint Venture Company is recorded as the sole registrant in each case, and no domain names used or in use by a Group Company or over the last three years have been allowed to lapse or expire or have been subject to a referral to a domain name registry/registrar procedure, including the Uniform Domain Name Dispute Resolution Policy. 17 Properties 17.1 The Properties comprise the only freehold, commonhold or leasehold or other immovable property in any part of the world in which any Group Company or Joint Venture Company has any interest or which are otherwise occupied or used by a Group Company or Joint Venture Company. 17.2 The particulars of each of the Properties set out in schedule 5 are true and accurate in all material respects. 17.3 No Group Company or Joint Venture Company has any right of ownership, right of use, option, right of first refusal or contractual obligation to purchase, or any other legal or equitable right, estate or interest in, or affecting, any land or buildings other than the Properties. 17.4 Save in respect of the Properties, no Group Company or Joint Venture Company has any existing or contingent liability in respect of any property, land or buildings whether previously occupied by it or in which it owned or held any interest, including leasehold premises assigned or otherwise disposed of. 17.5 The entities identified in schedule 5 as the proprietor or legal owner of any of the Properties is solely legally and beneficially entitled, and has good title, to each Property in respect of which it has been so identified and is in possession and actual occupation of, or is otherwise entitled to occupy, the whole of each Property on an exclusive basis and no right of occupation or enjoyment has been acquired or is in the course of being acquired by any third party and no Group Company or Joint Venture Company has granted, or agreed to grant, any right of occupation or enjoyment in respect of any of the Properties to any third party. 17.6 The written replies given by or on behalf of the Company, any Group Company or any Joint Venture Company in response to the written enquiries raised by or on behalf of the Buyer in relation to the Properties in each case as set out in folder 1.10.4 of the Data Room were true and complete at the date they were given and would still be true and accurate if the replies were instead being given on the date of this Deed. 17.7 The Company has in its possession or control and has disclosed true and complete copies of all the title deeds and documents necessary to prove the relevant Group Company’s good title to each of the Properties; and in relation to each lease in respect of the Properties: evidence of the reversioner's title to the lease; all consents required under the lease or to its grant; copies of all assignments of the lease and notices of assignment; and evidence of the current annual rent payable under the lease. 17.8 The Properties (including the beneficial interests in them) are not subject to or affected by any mortgage or charge (whether legal or equitable, fixed or floating), debenture or security interest including any which secure the payment of money or relate to any obligation or liability of any third party; any agreement for sale, estate

69 66022954.3 301812401 v3 contract, option, right of pre-emption or right of first refusal; any covenants, restrictions, stipulations, easements, profits à prendre, wayleaves, licences, grants or other encumbrances (whether of a private or public nature and whether legal or equitable); any matters which are unregistered interests which override first registration under Schedule 1 to the Land Registration Act 2002 (UK) and/or unregistered interests which override registered dispositions under Schedule 3 to the Land Registration Act 2002 (UK); and registered local land charges or matters which, although not registered, are capable of registration as local land charges, and there is no agreement or commitment to give or create or procure or permit to arise any of the foregoing. 17.9 There exists no outstanding dispute between any Group Company or Joint Venture Company on the one hand and the owner or occupier of any other premises adjacent to or neighbouring the Properties on the other and there exist no facts or circumstances that will or are likely to give rise to any such dispute. 17.10 There is no facts or circumstance that could render any transaction affecting the title of any Group Company or any Joint Venture Company to any of the Properties liable to be set aside under the Insolvency Act 1986 (UK). 17.11 There are no insurance policies relating to any aspect of the title to any of the Properties. 17.12 All covenants, restrictions, stipulations and other encumbrances affecting the Properties have been fully observed and performed and no notice of any alleged breach has been received by any Group Company, Joint Venture Company or any of its predecessors in title. 17.13 All covenants, restrictions, stipulations and other obligations in the contract for sale dated 15 June 2017 and made between (1) AIG Europe Limited and (2) the Company in relation to fifth and sixth floors, 150 Cheapside, London EC2V 6ET have been fully observed and performed by the Company. 17.14 No Group Company nor any Joint Venture Company, nor any person on behalf of any Group Company or any Joint Venture Company, has (expressly or impliedly) waived any breach by any person of any covenant, agreement, restriction, stipulation or obligation relating to any of the Properties or any part thereof or of which any of the Properties or any part thereof has the benefit. 17.15 The Existing Use (being the actual use to which each Property is put as specified in schedule 5) is lawful under applicable planning legislation. 17.16 Each Group Company and Joint Venture Company has complied with all applicable statutory and by-law requirements, and all regulations, rules and delegated legislation, relating to the Properties and their Existing Use and no Group Company or Joint Venture Company has received any notice of any material subsisting breach of any statutes, orders or regulations affecting the Properties and their use and development. 18 Employees 18.1 For the purpose of this paragraph, a Senior Management Employee means any person employed or engaged by a Group Company or Joint Venture Company who

70 66022954.3 301812401 v3 (a) holds the position of ‘Director’ or above; or (b) has an annual basic salary of £150,000 or more. 18.2 Materially accurate details of the salary, job title/position, length of service, contractual benefits, holiday allowance, notice period, profit sharing, incentive, commission and bonus arrangements and (in the case of part time employees) normal working hours for each Senior Management Employee are as set out in a list as provided in folder 1.8.18.29 of the Data Room. 18.3 True and complete copies of all documents relating to the terms of employment for the individuals identified in schedule 6 are contained in folder 1.8.18 of the Data Room, together with all template employment contracts, written particulars of employment, staff handbooks, staff manuals, benefit plans, disciplinary and grievance procedures, personnel policies and codes of conduct for all such employees, and the terms of all other Senior Management Employees do not materially differ from the terms of employment for such employees, and all such other Senior Management Employees are subject to (to the extent eligible) such written particulars of employment, staff handbooks, staff manuals, benefit plans, disciplinary and grievance procedures, personnel policies and codes of conduct applicable to such employees. 18.4 All employees of a Group Company or a Joint Venture Company have been provided with a written statement of the terms of their employment in compliance with the law, in a form substantially consistent with the template contract set out in document 1.8.7.1 in the Data Room. 18.5 There are no consultants, agency workers or other self-employed persons engaged by any Group Company or Joint Venture Company. 18.6 Other than as set out in the Transaction Documents, no Group Company or Joint Venture Company has committed to make any change to the remuneration or other benefits currently paid or provided to any of its Senior Management Employees, including any proposed introduction of any incentive scheme (including any share option arrangement, commission, profit sharing or bonus scheme). 18.7 During the period of 12 months before the date of this Deed: 18.7.1 no Group Company or Joint Venture Company has altered any of the terms of employment of any Senior Management Employee, other than in the ordinary course of business and consistent with its past practice; and 18.7.2 except as set out in the Transaction Documents, no Group Company or Joint Venture Company has offered, promised or agreed to any future variation to the contract of any Senior Management Employee, other than in the ordinary course of business and consistent with its past practice. 18.8 At the date of this Deed, no offer of employment has been made by any Group Company or Joint Venture Company to any person who would be a Senior Management Employee if they accepted any such offer of employment, which has not been accepted or which otherwise remains outstanding or which has been accepted but where the employment has not commenced.

71 66022954.3 301812401 v3 18.9 No Group Company or Joint Venture Company has any obligation (including any implied obligation which has arisen from past practice) to make a payment on redundancy of any employee in excess of their statutory redundancy entitlement. 18.10 No Group Company or Joint Venture Company has given notice of termination of employment to, or received notice of resignation from, any Senior Management Employee and no Senior Management Employee has notified any Group Company or Joint Venture Company that they intend to resign as a Senior Management Employee following the acquisition of the Shares by the Buyer. 18.11 No Group Company or Joint Venture Company owes any amount to any of its employees, or former employees, other than remuneration for the current pay period, accrued holiday pay for the current holiday year, accrued bonuses for the current bonus period and expenses claims. No employee or former employee is entitled to any accrued but unpaid holiday pay or untaken holiday leave with respect to previous holiday years. 18.12 There is no amount owing to any Group Company or Joint Venture Company by any current or former employee. 18.13 No contract of employment in relation to a current employee of any Group Company or Joint Venture Company requires the employer to give more than six months’ notice to terminate the contract. No Group Company or Joint Venture Company has any obligation (including any implied obligation which has arisen from past practice) to make a payment for notice periods greater than those set out in contracts of employment. 18.14 No Senior Management Employee is currently, or has been within the period of three years before the date of this Deed, subject to any suspension or sanction arising from a disciplinary process or any grievance procedure. 18.15 No employee has been charged with or convicted of (or pleaded no contest in respect of) any criminal offence, or been subject to any regulatory action or disciplinary proceeding that would require disclosure to Customers or regulators in any jurisdiction in which operations are conducted or other activities undertaken, or in which Hermes Funds or Hermes Managed Accounts are operated, offered, sold, marketed, manged or distributed (as applicable). 18.16 No material claim is outstanding between any Group Company or Joint Venture Company and any employee or former employee which is likely to result in any liability to that employee or former employee. 18.17 There are no formal recognition agreements involving any Group Company or Joint Venture Company and any trade union, works council, staff association or other body representing employees, nor are any steps being taken by any employees or other individuals to procure such recognition. 18.18 Since the date falling three years prior to and including the date of this Deed, there has been no industrial or similar action by or in relation to the employees of any Group Company or Joint Venture Company and no industrial or similar action is being threatened. 18.19 Since the date falling three years prior to and including the date of this Deed, no Group Company or Joint Venture Company has entered into any agreement or

72 66022954.3 301812401 v3 arrangement which involved or may involve it being a party to a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006 (UK). 18.20 Each person employed by a Group Company or Joint Venture Company who is subject to immigration control in the country of his/her employment has all necessary permits and consents to be lawfully employed by that Group Company or Joint Venture Company. 18.21 Document 1.14.17.1 of the Data Room sets out details of those Senior Management Employees that are on secondment, maternity, paternity, adoption or other statutory leave or are absent due to long term ill health. 18.22 During the period of three years before the date of this Deed, no Group Company or Joint Venture Company has given notice of any redundancies or started redundancy consultations. 18.23 Each Group Company and Joint Venture Company has complied with its obligations and its duties to its employees and former employees, and to applicants for employment. 19 Pensions 19.1 In this paragraph 19 “Pension Schemes” means: 19.1.1 the Hermes Fund Managers Limited Group Flexible Retirement Plan and Hermes GPE LLP Group Flexible Retirement Plan, each provided by Standard Life and each a defined contribution pension scheme (the “Continuing Pension Schemes”); 19.1.2 the Hermes Group Pension Scheme and the Hermes Pension Scheme (previously known as the POSTEL Pension Scheme) (together the “Historic Pension Schemes”); and 19.1.3 any arrangements (in a jurisdiction other than the United Kingdom) for providing or contributing towards benefits on retirement, leaving service, death, disability, illness or injury for or in respect of any current or former employee or officer of any Group Company or any Joint Venture Company or their dependants (the “Overseas Schemes”). 19.2 Apart from the Pension Schemes the Group Companies and Joint Venture Companies do not have, and have not had, any arrangements for providing or contributing towards benefits on retirement, leaving service, death, disability, illness or injury for or in respect of any current or former employee or officer of any Group Company or any Joint Venture Company or their dependants. No Group Company or Joint Venture Company has provided or promised to provide any ex-gratia pension benefits, lump sums or similar benefits for any current or former employee or officer of any Group Company or Joint Venture Company or their dependants. No Group Company or Joint Venture Company provides or contributes towards, and has not undertaken to provide or contribute towards, any such benefits in respect of any current or former employee or officer of any Group Company or Joint Venture Company except through the Pension Schemes. No announcement has been made of an intention to establish any new arrangement for providing or contributing towards any such benefits. No undertaking or assurance has been given as to the continuance, improvement or increase of any benefit under the Pension Schemes or of a kind set out above.

73 66022954.3 301812401 v3 19.3 The Data Room contains complete and up-to-date copies of all documents governing or relating to the Continuing Pension Schemes including the agreement under which any Group Company or Joint Venture Company is included in the scheme as a participating employer, all explanatory literature and announcements issued to its members or prospective members, and any written terms and conditions or contracts for employees giving a right to participate in the Continuing Pension Schemes or which otherwise make reference to the Continuing Pension Schemes. All the benefits that the Continuing Pension Schemes provide and any liability of each Group Company and Joint Venture Company are described accurately and in full detail in these documents. 19.4 The Data Room contains complete and up-to-date copies of the following documents relating to the Historic Pension Schemes: the agreement under which any Group Company or Joint Venture Company ceased to be an employer, the latest actuarial valuation and section 75 annuity buy out deficit calculation for the Hermes Group Pension Scheme. 19.5 Folder 1.8 of the Data Room contains complete and up-to-date data on the following areas about each employee and officer of any Group Company or Joint Venture Company who is a member of the Continuing Pension Schemes, the Overseas Schemes and the Hermes Fund Managers Limited Unregistered Life Scheme (“Unregistered Life Scheme”) - his or her age, sex, pensionable pay, length of pensionable service and details of any benefits awarded in respect of a transfer-in. Appropriate details of those employees or officers eligible for membership of the Pension Schemes and the Unregistered Life Scheme have also been provided to the Buyer. 19.6 The Warrantors have notified the Buyer of the rates of contributions which any Group Company, any Joint Venture Company and the members are currently paying to the Pension Schemes and the definition(s) of earnings used to calculate contributions, any proposed changes to the rates or definition(s) of earnings (including details of any salary/pay increases), the dates contributions are due to be paid, whether contributions are due in advance or in arrears, and details of any additional or special contributions paid by employees of any Group Company, any Joint Venture Company or to the Pension Schemes by any Group Company or any Joint Venture Company, within the three years prior to and including the date of this Deed. All contributions payable or which shall fall due for payment by any Group Company or Joint Venture Company prior to the date of this Deed have been paid. 19.7 Folder 1.9 of the Data Room contains full details of any proposed amendments to the Continuing Pension Schemes. 19.8 No discretion has been exercised in respect of any current or former employee or officer of any Group Company or any Joint Venture Company to increase benefits under the Pension Schemes, provide benefits which would not have been provided but for the exercise of the discretion, or waive any of the scheme's standard eligibility conditions. No legally binding commitment has been given that any discretion will in future be exercised in any of these ways. No employee of any Group Company or any Joint Venture Company is currently accruing any final salary pension or has a future salary link relating to accrued service.

74 66022954.3 301812401 v3 19.9 All legal and other professional fees, charges or expenses (including taxes or levies) in respect of the Pension Schemes and the Unregistered Life Scheme which have become due have been paid. 19.10 All benefits (other than a refund of a member's contributions) payable under the Pension Schemes and the Unregistered Life Scheme on death before normal retirement age have been satisfied and discharged or are insured with an insurance company of good repute for their full amount and on normal commercial terms for people in good health. Nothing has been done or left undone which might entitle the insurance company to avoid or limit its liability under any contract covering these benefits. The Data Room contains full details of current premiums for this insurance. 19.11 No amount is or could become due from any Group Company or Joint Venture Company or any associated or connected party by virtue of Section 75 or Section 75A of the Pensions Act 1995 (UK) as amended by subsequent Regulations. The flexible apportionment arrangement relating to the Hermes Group Pension Scheme set out in folder 1.9.4 of the Data Room is valid and enforceable (with all the parties being aware of all relevant facts and having taken and acted upon appropriate professional advice before entering into the apportionment arrangement) and cannot be validly challenged by the Pension Regulator or any other party. 19.12 The Historic Pension Schemes are, or were at the relevant times, and the Continuing Pension Schemes are, registered pension schemes as defined in Section 150(2) of the Finance Act 2004 (UK). There are no facts or circumstances which exist or are likely to result in such classification as registered pension schemes being withdrawn and HM Revenue and Customs (HMRC) de-registering the schemes. Prior to being registered with HMRC, the Hermes Group Pension Scheme and the Hermes Pension Scheme were fully approved by HMRC and its predecessors, and there are no facts or circumstances which exist or are likely to result in any tax reliefs obtained by any Group Company or Joint Venture Company being withdrawn. The Overseas Schemes are, or were at the relevant times, properly registered with tax and any other relevant authorities in the jurisdictions in which they operate. There are no facts or circumstances which exist or are likely to result in such registration being withdrawn. 19.13 The Pension Schemes are and have always been managed in accordance with all applicable laws, regulations and requirements including trust law, anti-discrimination law, pensions taxation law (including the Finance Act 2004 (UK) and regulations made under that Act) and the requirements and guidance of the Pension Regulator and HMRC (or, in respect of the Overseas Schemes, the equivalent authorities in the jurisdictions in which they operate). 19.14 There are no proceedings or disputes about benefits (or a failure to provide benefits) or contributions under the Pension Schemes, and no claims (routine benefit claims excepted), mediations, arbitrations or court cases are pending, currently in process or have been made or threatened in writing against any Group Company or Joint Venture Company in relation to the Pension Schemes. There are no facts or circumstances which might give rise to such a claim. No claims or complaints or reports have been made to the Pensions Ombudsman, Financial Services Ombudsman, the Pensions Advisory Service, the Pension Protection Fund or the Pensions Regulator (or, in respect of the Overseas Schemes, the equivalent authorities in the jurisdictions in which they operate) which have not been resolved, withdrawn or settled against or by any relevant Group Company or Joint Venture Company.

75 66022954.3 301812401 v3 19.15 All benefits payable, other than under the Pension Schemes on the disability, illness or injury of any employee or officer of any Group Company or Joint Venture Company, are insured with an insurance company of good repute for their full amount and on normal commercial terms for people in good health. Nothing has been done or left undone which might entitle the insurance company to avoid or limit its liability under any contract covering these benefits. The Data Room contains full details of the current premiums for this insurance, copies of the insurance contracts and copies of all literature issued to the employees of any relevant Group Company and Joint Venture Company about these benefits. 19.16 No current or former employee or officer of any Group Company or Joint Venture Company whose employment transferred to or has transferred to that Group Company or Joint Venture Company under legislation or regulations on the transfer of undertakings or otherwise was a member of or entitled to be or become a member of any defined benefit occupational pension scheme and therefore no current or former employee or officer of any Group Company or Joint Venture Company has any rights to early retirement or to other enhanced rights, including pension rights on redundancy. 19.17 There are no facts or circumstances which will or are likely to result in the Pension Regulator (or, in respect of the Overseas Schemes, the equivalent authorities in the jurisdictions in which they operate) making any order or direction against any Group Company, any Joint Venture Company or any associated or connected party, relating to the Pension Schemes or to any current or former employee or officer of any Group Company or Joint Venture Company. 19.18 Every employee or officer and former employee or officer of a Group Company or Joint Venture Company entitled to join the Pension Schemes was offered membership of the Pension Schemes as of the date on which he became entitled, and therefore there are no back contributions due by any Group Company or Joint Venture Company to the Pension Schemes. 19.19 No Group Company or Joint Venture Company is, nor has at any time since 27 April 2004 been, a party to, nor has it knowingly assisted in, an act or a deliberate failure to act to: 19.19.1 prevent the recovery of any amount of a debt due, or potentially due, relating to any occupational pension schemes under section 75 of the Pensions Act 1995 (UK); or 19.19.2 prevent such a debt becoming due, compromise or otherwise settle such a debt or reduce the amount of such a debt due, or which would otherwise become due. 19.20 Save in relation to the Hermes Group Pension Scheme, the BT Pension Scheme and the MEPC Retirement Benefits Scheme, no Group Company or Joint Venture Company is, nor has at any time in the 12 months prior to this Deed been, an associate of or connected with (within the meaning of section 51 of the Pensions Act 2004 (UK)) any employer in relation to any occupational pension schemes except the Hermes Group Pension Scheme, other than any scheme to which sections 38 to 56 of the Pensions Act 2004 (UK) do not apply. No Group Company or Joint Venture Company has at any time participated in or been a statutory employer in the BT Pension Scheme or the MEPC Retirement Benefits Scheme.

76 66022954.3 301812401 v3 19.21 No Group Company or Joint Venture Company has at any time entered into any guarantee, indemnity, apportionment arrangement (other than as set out in folder 1.9.4 of the Data Room) or withdrawal arrangement in relation to the Pension Schemes or any other occupational pension scheme. 19.22 The benefits payable under the Pension Schemes other than the Hermes Group Pension Scheme consist exclusively of money purchase benefits (as defined in section 181 of the Pension Schemes Act 1993 (UK)). No Group Company or Joint Venture Company has any liability whatsoever towards any defined benefit arrangement nor has it made any defined benefit promise which has not been discharged under the flexible apportionment arrangement relating to the Hermes Group Pension Scheme. 19.23 No contribution notice or financial support direction under the Pensions Act 2004 (UK) has been issued to any Group Company or Joint Venture Company in respect of the Pension Schemes, the BT Pension Scheme or the MEPC Retirement Benefits Scheme and there is no fact or circumstance likely to give rise to any such notice or direction. 19.24 None of the Group Companies or Joint Venture Companies, nor the trustees of the Pension Schemes (as applicable), have discriminated against, or in relation to, any present or former employee or director of any Group Company or Joint Venture Company on ground of age, sex, disability, marital status, hours of work, fixed-term or temporary agency worker status, sexual orientation, religion or belief in providing pension, lump sum, death, or ill-health, disability or accident benefits. 19.25 No acts, omissions or other events in relation to the Pension Schemes have been reported to the Pensions Regulator under sections 69 or 70 of the Pensions Act 2004 (UK) and there is no fact or circumstance likely to give rise to any such report. 19.26 Save in relation to the Overseas Schemes, the Pension Schemes do not accept, and have at no time accepted, any contributions from a European employer as defined for the purposes of Part 7 of the Pensions Act 2004 (UK). 19.27 The Group Companies and Joint Venture Companies have complied in full with their automatic enrolment obligations as required by the Pensions Act 2008 (UK) and associated legislation. No notices, fines, or other sanctions have been issued by the Pensions Regulator and no instances of noncompliance with the automatic enrolment obligations have been notified to the Pension Regulator in respect of any Group Company or Joint Venture Company. 19.28 Prior to 1 October 2012, each Group Company and Joint Venture Company complied in full with the requirements of section 3 of the Welfare Reform and Pensions Act 1999 (UK) in relation to the duty of employers to facilitate access to stakeholder Pension Schemes. 19.29 There is no liability whatsoever and howsoever arising on any Group Company or Joint Venture Company towards the Hermes Pension Scheme or the Pensions Regulator in respect of that scheme. The Hermes Pension Scheme has been fully wound up, and there can be no claim or action from any party or any regulatory body on any Group Company or Joint Venture Company in respect of the Hermes Pension Scheme. Save as provided by paragraph 19.20 above (association / connection in relation to the BT Pension Scheme and the MEPC Retirement Benefits Scheme), there is no liability whatsoever and howsoever arising on any Group Company or

77 66022954.3 301812401 v3 Joint Venture Company towards the BT Pension Scheme or the MEPC Retirement Benefits Scheme or the Pensions Regulator in respect of those schemes and there are no circumstances in which such liability could arise. 20 Taxation 20.1 Accounts The Accounts make appropriate provision in accordance with generally accepted accounting principles for all liabilities of the relevant Group Company or Joint Venture Company for Taxation as at the Accounts Date. 20.2 Administrative matters 20.2.1 No Group Company or Joint Venture Company is, or during the three years prior to and including the date of this Deed, has been, involved in any material dispute with any Taxation Authority (save for routine enquiries of a minor nature). There are no facts or circumstances existing which will or make it likely that any such dispute or enquiry will commence and lead to a visit, audit, investigation or discovery or access order being made within the relevant limitation period. 20.2.2 In relation to Taxation, each Group Company and Joint Venture Company has, in the last three years prior to and including the date of this Deed, within the time limits required by law, made all returns, given all notices, supplied all information and maintained all records and invoices as are required by law to be made, given, supplied or maintained by it. All such returns, notices and information have been made on a proper basis and were true and complete in all material respects. 20.2.3 No Group Company or Joint Venture Company has, in the last three years prior to and including the date of this Deed, been notified of any liability to pay any material penalty, interest, surcharge or other payment in connection with any claim for Taxation. There are no facts or circumstances existing which will or are likely to lead to a Group Company or a Joint Venture Company having to pay any such material penalty, interest, surcharge or other payment within the relevant limitation period. 20.2.4 No Taxation Authority has operated or agreed to operate any special arrangement, concession or practice (such arrangement, concession or practice not being based on relevant legislation or published concession or published practice) in relation to the affairs of a Group Company or a Joint Venture Company. 20.2.5 In the three years prior to and including the date of this Deed, all Tax for which each Group Company or Joint Venture Company has been liable to account has been duly paid or accrued (insofar as such Tax ought to have been paid or accrued) on or before the due date. 20.2.6 Each Group Company and Joint Venture Company has sufficient records to determine the Tax consequences that would arise on any

78 66022954.3 301812401 v3 disposal or realisation of any capital asset owned at the Accounts Date or acquired since that date but before Completion. 20.2.7 In the three years prior to and including the date of this Deed, all transactions entered into by a Group Company or Joint Venture Company for which any clearance or consent was required from any Taxation Authority have been entered into by the relevant Group Company or Joint Venture Company after such consent or clearance has been properly obtained. Any application for such clearance or consent has been made on the basis of proper disclosure of all the relevant material facts and considerations, and all such transactions have been carried into effect in accordance with the terms of the relevant clearance or consent. 20.3 Employees 20.3.1 Each Group Company and Joint Venture Company has, in the four years prior to and including the date of this Deed, properly operated the PAYE and National Insurance Contributions system and has maintained complete, correct and up-to-date records for the purposes of the relevant legislation. 20.3.2 The Data Room contains details of all schemes approved by HMRC under Schedules 2, 3 and 4 to the Income Tax (Earnings and Pensions) Act 2003 (UK) (ITEPA) or notified to HMRC as meeting the relevant statutory requirements (Tax-advantaged Scheme) and of all options granted under Schedule 5 to ITEPA 2003 (EMI Options). HMRC’s approval was not, before 6 April 2014, withdrawn in respect of any Tax- advantaged Scheme for which approval had previously been given, and there are no facts or circumstances now existing under which a Tax- advantaged Scheme may cease to meet the relevant statutory requirements, or which might cause a disqualifying event under section 534 of ITEPA 2003 in respect of any EMI Options. 20.3.3 There are no trusts or other arrangements in place, whether funded or established by a Group Company, Joint Venture Company or the Sellers under which any employees or former employees of any Group Company or Joint Venture Company or any persons associated with such employees or former employees can obtain a benefit in any form. 20.3.4 In the four years prior to and including the date of this Deed all acquisitions of restricted securities or restricted interests in securities within the meaning of section 423 of ITEPA 2003 by current or former employees or directors of each Group Company and Joint Venture Company have been the subject of a valid election under section 431(1) of ITEPA 2003 and all such elections have been retained by the relevant Group Companies and Joint Venture Companies. 20.3.5 No payments or loans have been made to, nor have any assets been made available or transferred to, nor have any assets been earmarked, however informally, for the benefit of, any employee or former employee (or anyone linked with such employee or former employee) of any Group Company or Joint Venture Company by an employee benefit trust or another third party, in each case falling within the provisions of Part 7A

79 66022954.3 301812401 v3 ITEPA 2003, and there is not, nor has there been, any trust or arrangement capable of conferring such a benefit. 20.4 Company residence Each Group Company and Joint Venture Company is resident for taxation purposes only in its jurisdiction of incorporation and not in any other jurisdiction for the purposes of any double Taxation arrangements or for any other tax purposes, and does not have a branch, agency, place of business or permanent establishment outside its jurisdiction of incorporation. 20.5 Withholdings Each Group Company and Joint Venture Company has, in the three years prior to and including the date of this Deed, made all deductions and retentions of or on account of Taxation as it was obliged to make and has accounted in full to the appropriate Taxation Authority in respect of such deductions or retentions. 20.6 Value added tax 20.6.1 Certain Group Companies (as listed in document 1.14.13.1 of the Data Room) are registered for value added tax as members of a group of companies for the purposes of section 43 of the Value Added Tax Act 1994 (UK), the representative member of which is Hermes Fund Managers Ltd. 20.6.2 Hermes GPE LLP and certain of its group companies (as listed in document 1.14.13.2 of the Data Room) are registered for value added tax as members of a group of companies for the purposes of section 43 of the Value Added Tax Act 1994 (UK), the representative member of which is Hermes GPE LLP. 20.6.3 Each Group Company and Joint Venture Company is currently in compliance in all material respects with, and has in the three years prior to and including the date of this Deed complied in all material respects with, the terms of all enactments relating to value added tax. 20.6.4 Folder 1.7.12 of the Data Room sets out details of any value added tax partial exemption method or methods adopted by each Group Company and Joint Venture Company. 20.7 Stamp taxes 20.7.1 All documents to which a Group Company or Joint Venture Company is a party and which form part of the title to any asset owned by it have been duly stamped. 20.7.2 Completion will not result in the withdrawal of a stamp duty or stamp duty land tax relief granted on or before the date of this Deed which will affect a Group Company or Joint Venture Company. 20.7.3 No Group Company or Joint Venture Company has acquired or holds any chargeable interest (as defined under section 48 of the Finance Act 2003 (UK)) in respect of which an additional land transaction return will

80 66022954.3 301812401 v3 be required to be filed with a Taxation Authority and/or a payment of stamp duty land tax made on or after the date of this Deed. 20.8 Anti-avoidance No Group Company, Joint Venture or Significant Joint Venture Subsidiary has at any time entered into or been party to any transactions, schemes or arrangements which either: 20.8.1 were notifiable arrangements for the purposes of Part 7 Finance Act 2004 (UK) (Disclosure of tax avoidance schemes); or 20.8.2 was a notifiable scheme for the purposes of Schedule 2 Finance Act 2004 (UK) (Disclosure of VAT avoidance schemes). 20.9 Payments equivalent to Taxation No Group Company or Joint Venture Company has entered into any indemnity, guarantee or covenant under which any Group Company or Joint Venture Company has agreed or can be procured to meet or pay a sum equivalent to or by reference to another person’s liability to Taxation. 20.10 Secondary liability No Group Company, Joint Venture or Significant Joint Venture Subsidiary is liable to pay, or make reimbursement or indemnity in respect of, any Taxation (or any amount corresponding to Taxation) in consequence of the failure by any other person to discharge that Taxation or amount within any specified period or otherwise, where the Taxation or amount relates to a profit, income or gain, transaction, event, omission or any facts or circumstances arising, occurring or deemed to arise or occur (whether wholly or partly) before Completion. 20.11 Inheritance Tax No asset owned by any Group Company or Joint Venture Company, nor the Shares, is subject to any Inland Revenue charge as mentioned in sections 237 and 238 of the Inheritance Tax Act 1984 (UK) or is liable to be subject to any sale, mortgage or charge by virtue of section 212(1) of the Inheritance Tax Act 1984 (UK). 20.12 Chargeable gains There has been no transaction within the three years prior to and including the date of this Deed to which sections 135 and 136 of TCGA 1992 (reconstructions and amalgamations) or section 139 of TCGA 1992 (transfers of assets on reconstructions and amalgamations) apply in respect of any asset held by any Group Company or Joint Venture Company. 20.13 Distributions 20.13.1 No distribution or deemed distribution, within the meaning of section 1000 or sections 1022 to 1027 (inclusive) of the Corporation Tax Act 2010 (UK) (CTA 2010), has been made (or will be deemed to have been made) by any Group Company or Joint Venture Company, except

81 66022954.3 301812401 v3 dividends shown in its audited accounts, and no Group Company or Joint Venture Company is bound to make any such distribution. 20.13.2 No Group Company or Joint Venture Company has, within the period of seven years preceding the date of this Deed, been engaged in, nor been a party to, any of the transactions set out in Chapter 5 of Part 23 of CTA 2010 (demergers), nor has any Group Company or Joint Venture Company made or received a "chargeable payment", as defined in section 1086 of CTA 2010. 20.14 Financing All financing costs, including interest, discounts and premiums payable by any Group Company or Joint Venture Company before Completion in respect of its loan relationships within the meaning of section 302 of the Corporation Tax Act 2009 (UK) (CTA 2009) are eligible to be brought into account by such Group Company or Joint Venture Company as a debit for the purposes of Part 5 of CTA 2009 at the time, and to the extent that such debits are recognised in the statutory accounts of such Group Company or Joint Venture Company. 20.15 Close companies There are no loans or advances made, or agreed to be made, by any Group Company or Joint Venture Company within sections 455, 459 and 460 of CTA 2010. No Group Company or Joint Venture Company has released or written off, or agreed to release or write off, the whole or any part of any such loans or advances. 20.16 Group relief Except as provided in the Accounts, no Group Company or Joint Venture Company is or will be obliged to make or be entitled to receive any payment for the surrender of group relief as defined in section 183 of CTA 2010 in respect of any period prior to Completion, or any payment for the surrender of the benefit of an amount of advance corporation tax or any repayment of such a payment. 20.17 Groups of companies 20.17.1 No Group Company or Joint Venture Company has entered into, or agreed to enter into, an election pursuant to section 171A of TCGA 1992, paragraph 16 of Schedule 26 to the Finance Act 2008 (UK), section 792 of CTA 2009, or paragraph 66 of Schedule 29 to the Finance Act 2002 (UK). 20.17.2 Neither the execution of the Transaction Documents nor Completion nor any other event since the Accounts Date will result in any chargeable asset being deemed to have been disposed of and re-acquired by any Group Company or Joint Venture Company for Tax purposes or to the clawback of any relief previously given. 20.17.3 No Group Company or Joint Venture Company has ever been party to any arrangements pursuant to section 59F of the Taxes Management Act 1970 (UK) (group payment arrangements).

82 66022954.3 301812401 v3 20.18 Irish Funds Each of the Hermes Irish Authorised Funds has conducted its affairs at all times to ensure they each qualify as investment undertakings for the purposes of the Taxes Consolidation Act 1997, so that neither fund is chargeable to Irish tax on its income or gains.

83 66022954.3 301812401 v3 SCHEDULE 3. Limitations 1 Financial limits 1.1 De Minimis and threshold The liability of the Warrantors in respect of any Warranty Claim shall be limited as follows: 1.1.1 there shall be disregarded for all purposes (except for the purpose of calculating whether the Threshold has been reached, as set out in paragraph 1.1.2 of this schedule) any Warranty Claim or series of related Warranty Claims in respect of which the amount which the Buyer Parties would otherwise (but for the provision of this paragraph 1.1.1) be entitled to recover for such Warranty Claim or series of related Warranty Claims would be less than £100,000; and 1.1.2 the Buyer shall not be entitled to recover any amount in respect of a Warranty Claim unless the amount recoverable, when aggregated with all other amounts recoverable for Warranty Claims (including any Warranty Claims, or series of related Warranty Claims, that are disregarded under paragraph 1.1.1 of this schedule because they do not satisfy the £100,000 de minimis criteria set out therein), exceeds £984,000 (the “Threshold”), in which event this limitation shall cease to apply and, subject to the other provisions of this schedule 3 (including for the avoidance of doubt paragraph 1.2), the whole of such amounts shall be recoverable by the Buyer Parties (other than any Warranty Claim or series of related Warranty Claims that are disregarded under clause 1.1.1) and not merely the excess over the Threshold. 1.2 Aggregate limit 1.2.1 The maximum aggregate liability of each of the Warrantors (including in respect of Buyer costs for which a Warrantor is liable) in respect of: 1.2.1.1 all Warranty Claims and all claims arising in connection with a breach of any of the undertakings set out in this Deed (in both cases, including any associated gross- up amounts required under clause 6 and clause 10.8), shall not exceed such Warrantor’s Relevant Cap; 1.2.1.2 any particular Warranty Claim, shall not exceed such Warrantor’s Relevant Proportion of such Warranty Claim; and 1.2.1.3 any particular claim arising in connection with a breach of any of the undertakings in this Deed (other than any Warranty Claim) shall not exceed such Warrantor’s Adjusted Relevant Proportion of such claim. 1.2.2 The maximum aggregate liability of each of the Warrantors in respect of all Tax Covenant Claims (including any amounts payable under clause 6 and clause 10.8 of this Deed and including legal, professional and other fees, costs and expenses of the Buyer Parties relating to such Tax Covenant Claims) shall be limited to and shall in no event exceed £1.00 (one pound).

84 66022954.3 301812401 v3 1.2.3 The Buyer’s and any Buyer Party’s only recourse in respect of any and all Tax Covenant Claims in excess of £1.00 (one pound) shall be such claim (if any) as the Buyer and any Buyer Party may be entitled to make under the Warranty Insurance Policy. 2 Time limits 2.1 Subject to paragraph 3 of this schedule, the Warrantors shall cease to have any liability: 2.1.1 for any Warranty Claim (apart from any Tax Warranty Claim), unless notice is given to the Warrantors in accordance with clause 3.10 on or before the date falling 18 months after the Completion Date; 2.1.2 for any Tax Warranty Claim, unless notice is given to the Warrantors in accordance with clause 3.10 on or before the date falling 48 months after the Completion Date; and 2.1.3 for any Tax Covenant Claim, unless notice is given to the Warrantors on or before the date falling 84 months after the Completion Date. 2.2 Subject to paragraph 3 of this schedule, the liability of the Warrantors in respect of: 2.2.1 any Warranty Claim (apart from any Tax Warranty Claim) shall terminate absolutely if proceedings in respect of it shall not have been commenced by being both issued and served on the Warrantors within the period of 12 months from the date on which a Buyer Party gives notice of such Warranty Claim to the Warrantors; and 2.2.2 any Tax Warranty Claim shall terminate absolutely if proceedings in respect of it shall not have been commenced by being both issued and served on the Warrantors within the period of 24 months from the date on which a Buyer Party gives notice of such Warranty Claim to the Warrantor. 3 Contingent warranty claims The Warrantors shall not be liable in respect of any Warranty Claim (apart from any Tax Warranty Claim) based upon a liability which is contingent only, unless and until such contingent liability becomes an actual liability, provided that this paragraph shall not operate to avoid a Warranty Claim in respect of a contingent liability which has been notified within the applicable time limit specified in paragraph 2 of this schedule if it becomes an actual liability at any time on or before the date falling 8 years after the last day of the period set out in: 3.1.1 paragraph 2.1.1, in respect of Warranty Claims other than Tax Warranty Claims; and 3.1.2 paragraph 2.1.2, in respect of Tax Warranty Claims. 4 Exclusions 4.1 The Warrantors shall have no liability in respect of any Warranty Claim (apart from any Tax Warranty Claim): 4.1.1 if and to the extent that provision or reserve in respect of the liability or other matter giving rise to the Warranty Claim in question was made in the Accounts or in the Completion Statement; 4.1.2 if and to the extent that the Warranty Claim in question arises, or is increased, as a result of the passing or coming into force of, or any

85 66022954.3 301812401 v3 change in, any enactment, law, regulation, directive or practice of any government, government department or agency or any regulatory body (including extra statutory concessions of HM Revenue & Customs) made after the date of this Deed whether or not having retrospective effect; 4.1.3 if and to the extent that the Warranty Claim in question would not have arisen but for a voluntary act, omission or transaction carried out by: 4.1.3.1 a Buyer Party, after the date of this Deed; 4.1.3.2 any of Buyer Parties’ Related Persons (other than the Group Companies, the Joint Venture Companies and any of their Representatives), between the date of this Deed and Completion; or 4.1.3.3 any of Buyer’s Related Persons, after Completion, (other than actions contemplated in the Transaction Documents including actions be taken or performed at Completion), provided that no act, omission or transaction which is required by law or by the terms of any contract in force at the date of Completion shall be deemed to be a voluntary act, omission or transaction for this purpose; 4.1.4 if and to the extent that the Warranty Claim in question would not have arisen but for a change after Completion in the date to which any Group Company or Joint Venture Company makes up its accounts or in the bases, methods, principles or policies of accounting of any Group Company or Joint Venture Company other than a change which is reported by the auditors for the time being of that Group Company or Joint Venture Company to be necessary in their opinion because such bases, methods, principles or policies of accounting as at the Completion Date are not in accordance with the law or with any published accounting practice or principle then current. 4.2 The exclusion provisions set out in paragraph 3 of schedule 7 shall apply to Tax Warranty Claims. In addition, the Warrantors shall have no liability in respect of any Tax Warranty Claim if and to the extent that: 4.2.1 the liability in question arises or is increased by reason of or in consequence of: 4.2.1.1 any claim, disclaimer, election or surrender made or notice or consent given or any other thing done by a Buyer Party, Group Company or Joint Venture Company after Completion, including (without prejudice to the generality of the foregoing) any disclaimer of capital allowances, in circumstances where such claim, disclaimer, election, notice or consent was not taken into account in computing any provision or reserve for Tax in the Completion Statement; 4.2.1.2 any failure by a Buyer Party, Group Company or Joint Venture Company after Completion to make any claim, disclaimer, election or surrender or give any notice or consent or do any other thing after Completion, where such claim, disclaimer, election or surrender was taken into account in computing any provision or reserve for Tax in the Completion Statement;

86 66022954.3 301812401 v3 4.2.1.3 the amendment after Completion by a Buyer Party, Group Company or Joint Venture Company of any claim, disclaimer, election, surrender, notice or consent made or given on or before Completion, other than an amendment required to comply with any enactment, law, regulation, directive or practice of any government, government department or agency or any regulatory body; 4.2.2 any income, profits or gains to which the liability in question is attributable were actually earned or received by or actually accrued to a Group Company or Joint Venture Company before Completion but were not (but should have been) reflected in the Completion Statement and were retained by the relevant Group Company or Joint Venture Company at Completion. 5 Handling claims 5.1 In addition to the requirements of clause 3.10: 5.1.1 if a Party becomes aware of a matter or circumstance which may give rise to a Warranty Claim (apart from any Tax Warranty Claim), such Party shall, as soon as reasonably practicable, give written notice of that matter to the other Parties, specifying in reasonable detail the nature of the potential liability and, so far as is practicable, the amount likely to be claimed in respect of it; 5.1.2 if a Buyer Party becomes aware of a matter or circumstance which may give rise to a Warranty Claim (apart from any Tax Warranty Claim), such Buyer Party also shall: 5.1.2.1 in the case of a claim by a Regulatory Authority, not make any admission of liability, agreement or compromise with any person, body or authority in relation to that matter without the prior written consent of the Warrantors unless the Buyer Parties reasonably believe that such admission, agreement or compromise if not done would be materially prejudicial to either of the Buyer Party’s or any of the Group Company’s or Joint Venture Company’s relationship with any Regulatory Authority; 5.1.2.2 in the case of a claim by a third party (other than a Regulatory Authority), not make any admission of liability, agreement or compromise with any person, body or authority in relation to that matter without the prior written consent of the Warrantors unless the Buyer reasonably believes such admission, agreement or compromise would be materially prejudicial to the Buyer Parties, the Group or any of the Group Companies or Joint Venture Companies (as applicable); 5.1.2.3 give the Warrantors and their professional advisers reasonable access to the premises and personnel of the relevant Buyer Parties, Group Companies and/or Joint Venture Companies (as the case may be) and to any relevant chattels, accounts, documents and records within the power or control of such Buyer Party, Group Company and/or Joint Venture Company so as to enable the Warrantors and their professional advisers to examine such premises, chattels, accounts,

87 66022954.3 301812401 v3 documents and records and to take copies at their own expense; and 5.1.2.4 subject to the Warrantors indemnifying the Buyer Parties, the Group Companies and/or the Joint Venture Companies to the Buyer Parties’ reasonable satisfaction against any costs or expenses which may be reasonably incurred, take such action as the Warrantors may reasonably request to avoid, dispute, resist, compromise or defend any claim arising out of the matter in question. 5.2 The handling provisions set out in paragraph 5 of schedule 7 shall apply to Tax Warranty Claims. 6 Third party recoveries 6.1 Notwithstanding any other clause in this Deed, but subject to paragraph 7.2.1 of this schedule, no Buyer Parties’ will be under any obligation to take any step or omit to take any step or pursue any claim (or procure that any Buyer Parties’ Related Person take any step or omit to take any step or pursue any claim) which the Buyer Parties reasonably believe is likely to have a material adverse impact on the goodwill, reputation, business or financial position of any Buyer Parties’ Related Person or on any client or customer relationship. 6.2 Without prejudice to the Buyer’s right to bring a Warranty Claim, if a Buyer Party or any of the Group Companies or Joint Venture Companies is entitled to recover from some other person any sum in respect of any matter or event which is directly referable to a Warranty Claim, the Buyer shall (subject to paragraph 6.1 of this schedule), if requested to do so by the Warrantors and subject to being indemnified by the Warrantors in respect of all costs and expenses in connection with the attempted recovery, procure that reasonable steps are taken to recover that sum. 6.3 Any sum so recovered by a Buyer Party or any the Group Companies or Joint Venture Companies from a third party in respect of any matter or event which is directly referable to a Warranty Claim will reduce the amount of such claim after deduction of any Taxation and all reasonable costs and expenses of recovery. 6.4 If any of the Warrantors pay a Buyer Party or any of the Group Companies or Joint Venture Companies a sum to settle or discharge a Warranty Claim and the Buyer Party (or relevant Group Company or Joint Venture Company) subsequently recovers a sum which is directly referable to such Warranty Claim then either: 6.4.1 the Buyer Party will (or will procure that the relevant Group Company or Joint Venture Company will) repay the relevant Warrantors such of the amount recovered from the third party which is directly referable to the Warranty Claim (less any Taxation on and reasonable costs and expenses incurred in recovering such amount); or 6.4.2 if the amount recovered from the third party which is directly referable to the Warranty Claim (less any Taxation on and reasonable costs and expenses incurred in recovering such amount) is greater than the amount paid by the Warrantors to settle or discharge the Warranty Claim, then the Buyer Party (or relevant Group Company or Joint Venture Company) is only obliged to repay to the Warrantors such amount as is equivalent to the sum so paid by the Warrantors in settlement or discharge of such Warranty Claim.

88 66022954.3 301812401 v3 7 Miscellaneous 7.1 No Party shall have any liability under or in respect of this Deed for any indirect or consequential loss or punitive or aggravated damages arising out of any matter or circumstance giving rise to a claim under this Deed, provided that the foregoing shall not preclude a claim for any such damages to the extent a Party becomes liable for such damages to a third party who claims against such Party. 7.2 For the avoidance of doubt: 7.2.1 nothing in this schedule shall limit a Party’s (or its Related Persons’) obligation to mitigate its Loss in respect of any claim under this Deed to the extent required under applicable law (including court decisions); 7.2.2 no Party shall be entitled to recover damages in respect of any claim under this Deed or otherwise obtain reimbursement or restitution more than once in respect of the same fact or subject matter; and 7.2.3 nothing in this schedule shall limit any claim against or liability of any Party for fraud or fraudulent misrepresentation.

SCHEDULE 4

PART 1

The Subsidiaries

United Kingdom

1.	Company name:	**HERMES ALTERNATIVE INVESTMENT MANAGEMENT LIMITED**
2	Registered number:	03008864
3	Date of incorporation:	6 January 1995
4	Place of incorporation:	United Kingdom
5	Registered office address:	Sixth Floor, 150 Cheapside, London EC2V 6ET
6	Directors:	Gillian Marjorie Clarke Simon Robert Cunningham Ian Marshall Kennedy Eoin Angus Murray Saker Anwar Nusseibeh Harriet Anne Steel Christopher Mark Taylor
7	Secretary:	Hermes Secretariat Limited
8	Issued share capital:	
	(a) Aggregate nominal value:	GBP 1,500,000 of ordinary shares
	(b) Number of shares:	1,500,000 ordinary shares of £1.00 nominal value
	(c) Shareholders:	Hermes Fund Managers Limited: 1,500,000 ordinary shares
9	Charges:	None

1	Company name:	**HERMES INVESTMENT MANAGEMENT LIMITED**
2	Registered number:	02466043
3	Date of incorporation:	1 February 1990
4	Place of incorporation:	United Kingdom
5	Registered office address:	Sixth Floor, 150 Cheapside, London EC2V 6ET
6	Directors:	Gillian Marjorie Clarke Ian Marshall Kennedy Eoin Angus Murray Saker Anwar Nusseibeh Harriet Anne Steel Christopher Mark Taylor
7	Secretary:	Hermes Secretariat Limited

89

66022954.3

301812401 v3

8	Issued share capital:	
	(a) Aggregate nominal value:	GBP 5,000,000 of ordinary shares
	(b) Number of shares:	5,000,000 ordinary shares of £1.00 nominal value
	(c) Shareholders:	Hermes Fund Managers Limited: 5,000,000 ordinary shares
9	Charges:	None

1	Company name:	**HERMES REAL ESTATE INVESTMENT MANAGEMENT LIMITED**
2	Registered number:	02466189
3	Date of incorporation:	1 February 1990
4	Place of incorporation:	United Kingdom
5	Registered office address:	Sixth Floor, 150 Cheapside, London EC2V 6ET
6	Directors:	Simon Robert Cunningham Christopher Raymond Andrew Darroch Ian Marshall Kennedy Christopher Philip Charles Mathew Philip John Payton Nell Saker Anwar Nusseibeh David John Price Benjamin David Sanderson Christopher Mark Taylor Kirsty Ann-Marie Wilman
7	Secretary:	Hermes Secretariat Limited
8	Issued share capital:	
	(a) Aggregate nominal value:	GBP 10,000 of ordinary shares
	(b) Number of shares:	10,000 ordinary shares of £1.00 nominal value
	(c) Shareholders:	Hermes Fund Managers Limited: 10,000 ordinary shares
9	Charges:	None

1	Company name:	**HERMES REAL ESTATE DEBT GP LIMITED**
2	Registered number:	08661436
3	Date of incorporation:	22 August 2013
4	Place of incorporation:	United Kingdom
5	Registered office address:	Sixth Floor, 150 Cheapside, London EC2V 6ET

90

66022954.3

301812401 v3

6	Directors:	Matthew James Torode Kirsty Ann-Marie Wilman Simon Robert Cunningham
7	Secretary:	Hermes Secretariat Limited
8	Issued share capital:	
	(a) Aggregate nominal value:	GBP 1 of ordinary shares
	(b) Number of shares:	1 ordinary share of £1.00 nominal value
	(c) Shareholders:	Hermes Real Estate Investment Management Limited: 1 ordinary share
9	Charges:	None

1	Company name:	**HERMES BPK LIMITED (application for strike off filed on 13 March 2018)**
2	Registered number:	08539513
3	Date of incorporation:	22 May 2013
4	Place of incorporation:	United Kingdom
5	Registered office address:	Sixth Floor, 150 Cheapside, London EC2V 6ET
6	Directors:	Tommaso Mancuso Saker Anwar Nusseibeh
7	Secretary:	Hermes Secretariat Limited
8	Issued share capital:	
	(a) Aggregate nominal value:	GBP 3 of ordinary A shares GBP 2 of ordinary B shares GBP 1 of ordinary C shares GBP 1 of preference shares
	(b) Number of shares:	3 ordinary A shares of £1.00 nominal value 2 ordinary B shares of £1.00 nominal value 1 ordinary C shares of £1.00 nominal value 1 preference share of £1.00 nominal value
	(c) Shareholders:	Hermes Fund Managers Limited: 3 ordinary A shares; 1 ordinary C shares; 1 preference share Hermes Investment Management Limited: 2 ordinary B shares
9	Charges:	None

91 66022954.3

301812401 v3

1	Company name:	**HERMES PRIVATE DEBT I GP LIMITED**
2	Registered number:	09731197
3	Date of incorporation:	13 August 2015
4	Place of incorporation:	United Kingdom
5	Registered office address:	Sixth Floor, 150 Cheapside, London EC2V 6ET
6	Directors:	Joseph Leon Kagan Ian Alexander Pascal Kirsty Ann-Marie Wilman
7	Secretary:	Hermes Secretariat Limited
8	Issued share capital:	
	(a) Aggregate nominal value:	GBP 2 of ordinary shares
	(b) Number of shares:	2 ordinary shares of £1.00 nominal value
	(c) Shareholders:	Hermes Fund Managers Limited: 2 ordinary shares
9	Charges:	None

1	Company name:	**HERMES INVESTMENTS (NORTH AMERICA) LIMITED**
2	Registered number:	07014869
3	Date of incorporation:	10 September 2009
4	Place of incorporation:	United Kingdom
5	Registered office address:	Sixth Floor, 150 Cheapside, London EC2V 6ET
6	Directors:	Susan Jane Cane Joseph Leon Kagan
7	Secretary:	Hermes Secretariat Limited
8	Issued share capital:	
	(a) Aggregate nominal value:	GBP 105,777 of ordinary shares
	(b) Number of shares:	105,777 ordinary shares of £1.00 nominal value
	(c) Shareholders:	Hermes Fund Managers Limited: 105,777 ordinary shares
9	Charges:	None

92

66022954.3

301812401 v3

1	Company name:	**HERMES EQUITY OWNERSHIP SERVICES LIMITED**
2	Registered number:	05167179
3	Date of incorporation:	30 June 2004
4	Place of incorporation:	United Kingdom
5	Registered office address:	Sixth Floor, 150 Cheapside, London EC2V 6ET
6	Directors:	Hans-Christoph Hirt Leon Yehudah Kamhi Saker Anwar Nusseibeh Harriet Anne Steel Christopher Mark Taylor
7	Secretary:	Hermes Secretariat Limited
8	Issued share capital:	
	(a) Aggregate nominal value:	GBP 250,000 of ordinary shares
	(b) Number of shares:	250,000 ordinary shares of £1.00 nominal value
	(c) Shareholders:	Hermes Fund Managers Limited: 250,000 ordinary shares
9	Charges:	None

1	Company name:	**HERMES BPK COINVESTMENT TRUSTEES LIMITED (dormant)**
2	Registered number:	06911893
3	Date of incorporation:	20 May 2009
4	Place of incorporation:	United Kingdom
5	Registered office address:	Sixth Floor, 150 Cheapside, London EC2V 6ET
6	Directors:	Susan Jane Cane Joseph Leon Kagan
7	Secretary:	Hermes Secretariat Limited
8	Issued share capital:	
(a)	Aggregate nominal value:	GBP 2 of ordinary shares
(b)	Number of shares:	2 ordinary shares of £1.00 nominal value
(c)	Shareholders:	Hermes Fund Managers Limited: 2 ordinary shares
9	Charges:	None

93

66022954.3

301812401 v3

1	Company name:	**HERMES ASSURED LIMITED**
2	Registered number:	03248669
3	Date of incorporation:	11 September 1996
4	Place of incorporation:	United Kingdom
5	Registered office address:	Sixth Floor, 150 Cheapside, London EC2V 6ET
6	Directors:	Susan Jane Cane Joseph Leon Kagan
8	Secretary:	Hermes Secretariat Limited
7	Issued share capital:	
	(a) Aggregate nominal value:	GBP 10,000 of ordinary shares
	(b) Number of shares:	10,000 ordinary shares of £1.00 nominal value
	(c) Shareholders:	Hermes Fund Managers Limited: 10,000 ordinary shares
9	Charges:	None

1	Company name:	**HERMES PRIVATE EQUITY LIMITED**
2	Registered number:	04021011
3	Date of incorporation:	20 June 2000
4	Place of incorporation:	United Kingdom
5	Registered office address:	Sixth Floor, 150 Cheapside, London EC2V 6ET
6	Directors:	Susan Jane Cane Joseph Leon Kagan
7	Secretary:	Hermes Secretariat Limited
8	Issued share capital:	
	(a)	Aggregate nominal value: GBP 10,000 of ordinary shares
	(b)	Number of shares: 10,000 ordinary shares of £1.00 nominal value
	(c)	Shareholders: Hermes Fund Managers Limited: 10,000 ordinary shares
9	Charges:	None

94

66022954.3

301812401 v3

1	Company name:	**HERMES PENSION FUND MANAGEMENT LIMITED (dormant)**
2	Registered number:	06846050
3	Date of incorporation:	13 March 2009
4	Place of incorporation:	United Kingdom
5	Registered office address:	Sixth Floor, 150 Cheapside, London EC2V 6ET
6	Directors:	Susan Jane Cane Joseph Leon Kagan
7	Secretary:	Hermes Secretariat Limited
8	Issued share capital:	
	(a) Aggregate nominal value:	GBP 2 of ordinary shares
	(b) Number of shares:	2 ordinary shares of £1.00 nominal value
	(c) Shareholders:	Hermes Fund Managers Limited: 2 ordinary shares
9	Charges:	None

1	Company name:	**HERMES SOURCECAP LIMITED (dormant)**
2	Registered number:	10071389
3	Date of incorporation:	18 March 2016
4	Place of incorporation:	United Kingdom
5	Registered office address:	Sixth Floor, 150 Cheapside, London EC2V 6ET
6	Directors:	Susan Jane Cane Joseph Leon Kagan
7	Secretary:	Hermes Secretariat Limited
8	Issued share capital:	
	(a) Aggregate nominal value:	GBP 2 of ordinary shares
	(b) Number of shares:	2 ordinary shares of £1.00 nominal value
	(c) Shareholders:	Hermes Fund Managers Limited: 2 ordinary shares
9	Charges:	None

1	Company name:	**HERMES SECRETARIAT LIMITED (dormant)**
2	Registered number:	03717842
3	Date of incorporation:	17 February 1999

95

66022954.3

301812401 v3

4	Place of incorporation:	United Kingdom
5	Registered office address:	Sixth Floor, 150 Cheapside, London EC2V 6ET
6	Directors:	Susan Jane Cane Joseph Leon Kagan Jennifer Whiteman
7	Secretary:	None
8	Issued share capital:	
	(a) Aggregate nominal value:	GBP 2 of ordinary shares
	(b) Number of shares:	2 ordinary shares of £1.00 nominal value
	(c) Shareholders:	Hermes Fund Managers Limited: 2 ordinary shares
9	Charges:	None

1	Company name:	**HERMES EUROPEAN EQUITIES LIMITED**
2	Registered number:	06630546
3	Date of incorporation:	26 June 2008
4	Place of incorporation:	United Kingdom
5	Registered office address:	Sixth Floor, 150 Cheapside, London EC2V 6ET
6	Directors:	Gillian Marjorie Clarke Ian Marshall Kennedy Saker Anwar Nusseibeh Andrew Parry James Rutherford Harriet Anne Steel Christopher Mark Taylor
7	Secretary:	Hermes Secretariat Limited
8	Issued share capital:	
	(a) Aggregate nominal value:	GBP 10 of BT Pension Scheme preferred shares
		GBP 585.10 of ordinary A shares
		GBP 315 of ordinary B shares
		GBP 99.90 of ordinary C shares
		GBP 498,501 of preferred shares
	(b) Number of shares:	100 BT Pension Scheme preferred shares of £0.10 nominal value
		5,851 ordinary A shares of £0.10 nominal value

96

66022954.3

301812401 v3

		3,150 ordinary B shares of £0.10 nominal value
		999 ordinary C shares of £0.10 nominal value
		4,985,010 preferred shares of £0.10 nominal value
	(c) Shareholders:	Hermes Fund Managers Limited: 100 BT Pension Scheme preferred shares; 5,851 ordinary A shares; 3,150 ordinary B shares; 999 ordinary C shares; 4,985,010 preferred shares
9	Charges:	None

Luxembourg

1	Company name:	**HERMES PRIVATE DEBT I (LUX) GP S.A.R.L.**
2	Registered number:	B213261
3	Date of incorporation:	28 February 2017
4	Place of incorporation:	Luxembourg
5	Registered office address:	51 Avenue J.F. Kennedy, L-1855 Luxembourg
6	Directors:	Rolf Caspers Alexandra Fantuz Ian Pascal Godfrey Abel
7	Secretary:	N/A
8	Issued share capital:	
	(a) Aggregate nominal value:	GBP 10,500 ordinary shares
	(b) Number of shares:	10,500 ordinary shares of £1.00 nominal value
	(c) Shareholders:	Hermes Fund Managers Limited: 10,500 ordinary shares
9	Charges:	None

1	Company name:	**HERMES PRIVATE DEBT II (LUX) GP S.A.R.L. (details to be confirmed)**
2	Registered number:	TBC
3	Date of incorporation:	TBC
4	Place of incorporation:	Luxembourg
5	Registered office address:	51 Avenue J.F. Kennedy, L-1855 Luxembourg
6	Directors:	Rolf Caspers Alexandra Fantuz Ian Pascal Godfrey Abel

97 66022954.3

301812401 v3

98 66022954.3 301812401 v3 7 Secretary: N/A 8 Issued share capital: (a) Aggregate nominal value: GBP 10,500 ordinary shares (b) Number of shares: 10,500 ordinary shares of £1.00 nominal value (c) Shareholders: Hermes Fund Managers Limited: 9 Charges: None

99 66022954.3 301812401 v3 USA 1 Company name: HERMES FUND MANAGERS (NORTH AMERICA) GP INC. 2 Registered number: 4729034 3 Date of incorporation: 9 September 2009 4 Place of incorporation: Delaware 5 Registered office address: Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, 19808 6 Directors: Joseph Leon Kagan 7 Secretary: Joseph Leon Kagan 8 Issued share capital: (a) Aggregate nominal value: USD 0.1 of common shares (b) Number of shares: 100 common shares of $0.001 nominal value (c) Shareholders: Hermes Investments (North America) Limited: 100 common shares 9 Charges: N/A

100 66022954.3 301812401 v3 Cayman Islands 1 Company name: HERMES GLOBAL FUNDS GP LIMITED 2 Registered number: 244123 3 Date of incorporation: 10 August 2010 4 Place of incorporation: Cayman Islands 5 Registered office address: Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman, KY1-9008 6 Directors: Peter Heaps Russell Burt Claire Aley 7 Secretary: None 8 Authorised and issued share capital: (a) Authorised share capital: USD$50,000 divided into 50,000 shares of US$1.00 par value each (b) Number of issued shares: 1 ordinary shares of $1.00 (c) Shareholders: Hermes Fund Managers Limited: 1 ordinary share 9 Charges: None

PART 2

Joint Ventures

1	Company name:	**HERMES GPE LLP**
2	Registered number:	OC348770
3	Date of incorporation:	21 September 2009
4	Place of incorporation:	United Kingdom
5	Registered office address:	Sixth Floor, 150 Cheapside, London EC2V 6ET
6	Directors:	GPE Partner Limited (Designated Member) Hermes Fund Managers Limited (Designated Member) HGPE Capital Limited (Member)
7	Secretary:	None
8	Members:	Hermes Fund Managers Limited: 50% voting interest GPE Partner Limited: 50% voting interest Hermes Fund Managers Limited: approximately 77.5% economic interest HGPE Capital Limited: approximately 22.5% economic interest
9	Charges:	None

1	Company name:	**VISTA UK RESIDENTIAL REAL ESTATE (GP) LLP**
2	Registered number:	SO305056
3	Date of incorporation:	16 October 2014
4	Place of incorporation:	United Kingdom
5	Registered office address:	Brodies LLP, 15 Atholl Crescent, Edinburgh, EH3 8HA
6	Directors:	Hermes Real Estate Investment Management Limited (member) Resi Capital Member Limited (member)
7	Secretary:	None
7	Members:	Hermes Real Estate Investment Management Limited: Resi Capital Member Limited
9	Charges:	None

101 66022954.3

301812401 v3

1	Company name:	**VISTA UK RESIDENTIAL INVESTMENT 1 (GP) LLP**
2	Registered number:	OC395907
3	Date of incorporation:	15 October 2014
4	Place of incorporation:	United Kingdom
5	Registered office address:	Sixth Floor, 150 Cheapside, London EC2V 6ET
6	Directors:	Hermes Real Estate Investment Management Limited (designated member)
		Resi Capital Member Limited (designated member)
7	Secretary:	None
8	Members:	Hermes Real Estate Investment Management Limited
		Resi Capital Member Limited
9	Charges:	None

102

66022954.3

301812401 v3

PART 3

Significant Joint Venture Subsidiaries

1	Company name:	**HERMES GPE (SINGAPORE) PTE. LTD.**
2	Registered number:	201133706W
3	Date of incorporation:	21 November 2011
4	Place of incorporation:	Singapore
5	Registered office address:	80 Raffles Place #33-00 UOB Plaza Singapore 048624
6	Directors:	Simon Gareth Moss
		Karen Jane Sands
		Chu Sunny Yao Chung
		Zhou Iesan Tsai (CEO)
7	Secretary:	Marian Ho Wui Mee
8	Members:	Hermes GPE LLP
9	Charges:	None

1	Company name:	**HERMES GPE (USA) INC**
2	Registered number:	5012404
3	Date of incorporation:	19 July 2011
4	Place of incorporation:	Delaware
5	Registered office address:	251 Little Falls Drive, Wilmington, Delaware 19808
6	Directors:	Sunny Yao Chung Chu
		Karen Jane Sands
7	Secretary:	Sunny Yao Chung Chu
8	Members:	Hermes GPE LLP
9	Charges:	None

103

66022954.3

301812401 v3

1	Company name:	**BRITEL GUERNSEY INVESTMENTS LTD**
2	Registered number:	44239
3	Date of incorporation:	24 January 2006
4	Place of incorporation:	Guernsey
5	Registered office address:	First Floor Albert House South Esplanade St Peter Port Guernsey GY1 1AJ
6	Directors:	Karen Jane Sands Jeremy Latham Thomas Amy
7	Secretary:	Alter Domus (Guernsey) Limited
8	Members:	Hermes GPE LLP
9	Charges:	N/A

1	Name:	**HPE GENERAL PARTNER LLP**
2	Registered number:	OC397052
3	Date of incorporation:	11 December 2014
4	Place of incorporation:	England
5	Registered office address:	Sixth Floor, 150 Cheapside, London, England, EC2V 6ET
6	Directors:	HPE GP Limited (Designated Member) HPE Scotland GP Limited (Designated Member)
7	Secretary:	N/A
8	Members:	HPE GP Limited HPE Scotland GP Limited
9	Charges:	N/A

1	Name:	**HGPE 2011-2013 GP LLP**
2	Registered number:	OC397053
3	Date of incorporation:	11 December 2014
4	Place of incorporation:	England
5	Registered office address:	Sixth Floor, 150 Cheapside, London, England, EC2V 6ET
6	Directors:	Hermes GP Limited (Designated Member) Hermes GPE 2011-2013 GP Ltd.(Designated Member)
7	Secretary:	N/A

104

66022954.3

301812401 v3

8	Members:	Hermes GP Limited Hermes GPE 2011-2013 GP Ltd.
9	Charges:	N/A

1	Name:	**HPE ENVIRONMENTAL INNOVATION GENERAL PARTNER LLP**
2	Registered number:	OC397056
3	Date of incorporation:	11 December 2014
4	Place of incorporation:	England
5	Registered office address:	Sixth Floor, 150 Cheapside, London, England, EC2V 6ET
6	Directors:	Hermes GP Limited (Designated Member) HPE Environmental Innovation GP Limited (Designated Member)
7	Secretary:	N/A
8	Members:	Hermes GP Limited HPE Environmental Innovation GP Limited
9	Charges:	N/A

1	Name:	**GPE III GENERAL PARTNER LLP**
2	Registered number:	OC397055
3	Date of incorporation:	11 December 2014
4	Place of incorporation:	England
5	Registered office address:	Sixth Floor, 150 Cheapside, London, England, EC2V 6ET
6	Directors:	GPE III GP Limited (Designated Member) GPE III IP Limited (Designated Member)
7	Secretary:	N/A
8	Members:	GPE III GP Limited GPE III IP Limited
9	Charges:	N/A

1	Company name:	**EMPEF GP LIMITED**
2	Registered number:	54418
3	Date of incorporation:	14 December 2011
4	Place of incorporation:	Guernsey

105

66022954.3

301812401 v3

5	Registered office address:	First Floor Albert House South Esplanade St Peter Port Guernsey GY1 1AJ
6	Directors:	Karen Jane Sands Jeremy Latham (alternate is Matthew Jackson) Thomas Amy
7	Secretary:	Alter Domus (Guernsey) Limited
8	Members:	Hermes GPE LLP
9	Charges:	N/A

1	Company name:	**HGPE GSF II GENERAL PARTNER LIMITED**
2	Registered number:	64421
3	Date of incorporation:	8 December 2017
4	Place of incorporation:	Guernsey
5	Registered office address:	First Floor Albert House South Esplanade St Peter Port Guernsey GY1 1AJ
6	Directors:	Karen Jane Sands Jeremy Latham Thomas Amy Tina Kerrigan Christian Mackiewicz
7	Secretary:	Alter Domus (Guernsey) Limited
8	Members:	Hermes GPE LLP
9	Charges:	N/A

1	Name:	**HGPE INFRASTRUCTURE CONSULTING LLP**
2	Registered number:	OC378548
3	Date of incorporation:	19 September 2012
4	Place of incorporation:	England
5	Registered office address:	Craven House, 16 Northumberland Avenue, London, United Kingdom, WC2N 5AP
6	Directors:	Hermes Fund Managers Limited (Designated Member) Hermes GPE LLP (Designated Member)
7	Secretary:	N/A
8	Members:	Hermes Fund Managers Limited Hermes GPE LLP Sion Colley Peter Gale Peter Francis Hofbauer Emma Lewis

106

66022954.3

301812401 v3

		Simon Gareth Moss Perry Denis Noble Robert Boyd Pierre Wall
9	Charges:	N/A

1	Name:	**HGPE INFRASTRUCTURE GP LLP**
2	Registered number:	OC367704
3	Date of incorporation:	1 September 2011
4	Place of incorporation:	England
5	Registered office address:	Sixth Floor, 150 Cheapside, London, England, EC2V 6ET
6	Directors:	Hermes GPE Infrastructure Founder Partner 2 Limited (Designated Member) Hermes GPE Infrastructure Founder Partner Limited (Designated Member)
7	Secretary:	N/A
8	Members:	Hermes GPE Infrastructure Founder Partner 2 Limited Hermes GPE Infrastructure Founder Partner Limited
9	Charges:	N/A

1	Name:	**HERMES INFRASTRUCTURE (SPRING III) GP LLP**
2	Registered number:	OC411767
3	Date of incorporation:	11 May 2016
4	Place of incorporation:	England
5	Registered office address:	Sixth Floor, 150 Cheapside, London, England, EC2V 6ET
6	Directors:	Hermes GPE Infrastructure Founder Partner 2 Limited (Designated Member) Hermes GPE Infrastructure Founder Partner Limited (Designated Member)
7	Secretary:	N/A
8	Members:	Hermes GPE Infrastructure Founder Partner 2 Limited Hermes GPE Infrastructure Founder Partner Limited
9	Charges:	N/A

1	Name:	**HGPE INFRASTRUCTURE II GP LLP**

107

66022954.3

301812401 v3

2	Registered number:	OC404106
3	Date of incorporation:	2 February 2016
4	Place of incorporation:	England
5	Registered office address:	Sixth Floor, 150 Cheapside, London, England, EC2V 6ET
6	Directors:	Hermes GPE Infrastructure Founder Partner 2 Limited (Designated Member) Hermes GPE Infrastructure Founder Partner Limited (Designated Member)
7	Secretary:	N/A
8	Members:	Hermes GPE Infrastructure Founder Partner 2 Limited Hermes GPE Infrastructure Founder Partner Limited
9	Charges:	N/A

1	Company name:	**HIL GP LTD**
2	Registered number:	57659
3	Date of incorporation:	11 December 2013
4	Place of incorporation:	Guernsey
5	Registered office address:	First Floor Albert House South Esplanade St Peter Port Guernsey GY1 1AJ
6	Directors:	Karen Jane Sands Jeremy Latham Thomas Amy
7	Secretary:	Alter Domus (Guernsey) Limited
8	Members:	Hermes GPE LLP
9	Charges:	N/A

1	Company name:	**HIL SINGLE ASSET GP LTD**
2	Registered number:	60888
3	Date of incorporation:	11 September 2015
4	Place of incorporation:	Guernsey
5	Registered office address:	First Floor Albert House South Esplanade St Peter Port Guernsey GY1 1AJ
6	Directors:	Karen Jane Sands Jeremy Latham Thomas Amy
7	Secretary:	Alter Domus (Guernsey) Limited

108 66022954.3

301812401 v3

8	Members:	Hermes GPE LLP
9	Charges:	N/A

1	Company name:	**HERMES INFRASTRUCTURE (QG1) GP LIMITED**
2	Registered number:	63225
3	Date of incorporation:	8 March 2017
4	Place of incorporation:	Guernsey
5	Registered office address:	First Floor Albert House South Esplanade St Peter Port Guernsey GY1 1AJ
6	Directors:	Karen Jane Sands Tina Kerrigan (alternate is Matthew Jackson) Spencer Wells
7	Secretary:	Alter Domus (Guernsey) Limited
8	Members:	Hermes GPE LLP
9	Charges:	N/A

1	Company name:	**HERMES INFRASTRUCTURE (SPRING I) GP LTD**
2	Registered number:	62010
3	Date of incorporation:	10 May 2016
4	Place of incorporation:	Guernsey
5	Registered office address:	First Floor Albert House South Esplanade St Peter Port Guernsey GY1 1AJ
6	Directors:	Karen Jane Sands Jeremy Latham Thomas Amy
7	Secretary:	Alter Domus (Guernsey) Limited
8	Members:	Hermes GPE LLP
9	Charges:	N/A

1	Company name:	**HERMES INFRASTRUCTURE (SPRING II) GP LTD**
2	Registered number:	62011
3	Date of incorporation:	10 May 2016
4	Place of incorporation:	Guernsey
5	Registered office address:	First Floor Albert House South Esplanade St Peter Port Guernsey GY1 1AJ
6	Directors:	Karen Jane Sands Jeremy Latham (alternate is Matthew Jackson)

109 66022954.3

301812401 v3

		Thomas Amy
7	Secretary:	Alter Domus (Guernsey) Limited
8	Members:	Hermes GPE LLP
9	Charges:	N/A

1	Company name:	**HERMES INFRASTRUCTURE SPRING FP GP LTD**
2	Registered number:	62009
3	Date of incorporation:	10 May 2016
4	Place of incorporation:	Guernsey
5	Registered office address:	First Floor Albert House South Esplanade St Peter Port Guernsey GY1 1AJ
6	Directors:	Karen Jane Sands Jeremy Latham (alternate is Matthew Jackson) Thomas Amy
7	Secretary:	Alter Domus (Guernsey) Limited
8	Members:	Hermes GPE LLP
9	Charges:	N/A

1	Name:	**GENERAL PARTNER NO. 1-6 GP LLP**
2	Registered number:	OC397058
3	Date of incorporation:	11 December 2014
4	Place of incorporation:	England
5	Registered office address:	Sixth Floor, 150 Cheapside, London, England, EC2V 6ET
6	Directors:	General Partner No.1 Limited (Designated Member) General Partner No.2 Limited (Designated Member)
7	Secretary:	N/A
8	Members:	General Partner No.1 Limited General Partner No.2 Limited
9	Charges:	N/A

1	Company name:	**HERMES UOB SLP GENERAL PARTNER LTD**
2	Registered number:	SC211182
3	Date of incorporation:	20 September 2000
4	Place of incorporation:	Scotland

110

66022954.3

301812401 v3

5	Registered office address:	50 Lothian Road, Edinburgh, Midlothian, Scotland EH3 9WJ
6	Directors:	Peter Gale Simon Gareth Moss Karen Jane Sands Helen Julia Walsh
7	Secretary:	Hermes Secretariat Limited
8	Members:	Hermes GPE LLP UOB Global Capital LLC
9	Charges:	N/A

1	Name:	**HERMES GPE GLOBAL SECONDARY GP LLP**
2	Registered number:	OC379454
3	Date of incorporation:	17 October 2012
4	Place of incorporation:	England
5	Registered office address:	Sixth Floor, 150 Cheapside, London, England, EC2V 6ET
6	Directors:	Hermes GPE Founder Partner 2 Limited (Designated Member) Hermes GPE Founder Partner Ltd (Designated Member)
7	Secretary:	N/A
8	Members:	Hermes GPE Founder Partner 2 Limited Hermes GPE Founder Partner Ltd
9	Charges:	N/A

1	Name:	**HERMES GPE DIRECT CO-INVEST IV GP LLP**
2	Registered number:	OC381180
3	Date of incorporation:	20 December 2012
4	Place of incorporation:	England
5	Registered office address:	Sixth Floor, 150 Cheapside, London, England, EC2V 6ET
6	Directors:	Hermes GPE Founder Partner 2 Limited (Designated Member) Hermes GPE Founder Partner Ltd (Designated Member)
7	Secretary:	N/A
8	Members:	Hermes GPE Founder Partner 2 Limited Hermes GPE Founder Partner Ltd
9	Charges:	N/A

111 66022954.3

301812401 v3

1	Name:	**HERMES GPE DIRECT CO-INVEST V GP LLP**
2	Registered number:	OC415875
3	Date of incorporation:	10 February 2017
4	Place of incorporation:	England
5	Registered office address:	Sixth Floor, 150 Cheapside, London, England, EC2V 6ET
6	Directors:	Hermes GPE Founder Partner 2 Limited (Designated Member) Hermes GPE Founder Partner Ltd (Designated Member)
7	Secretary:	N/A
8	Members:	Hermes GPE Founder Partner 2 Limited Hermes GPE Founder Partner Ltd
9	Charges:	N/A

1	Name:	**HERMES GPE PEC II GP LLP**
2	Registered number:	OC391824
3	Date of incorporation:	7 March 2014
4	Place of incorporation:	England
5	Registered office address:	Sixth Floor, 150 Cheapside, London, England, EC2V 6ET
6	Directors:	Hermes GPE Founder Partner 2 Limited (Designated Member) Hermes GPE Founder Partner Ltd (Designated Member)
7	Secretary:	N/A
8	Members:	Hermes GPE Founder Partner 2 Limited Hermes GPE Founder Partner Ltd
9	Charges:	N/A

1	Name:	**HERMES GPE HORIZON GP LLP**
2	Registered number:	OC397860
3	Date of incorporation:	30 January 2015
4	Place of incorporation:	England
5	Registered office address:	Sixth Floor, 150 Cheapside, London, England, EC2V 6ET

112

66022954.3

301812401 v3

6	Directors:	Hermes GPE Founder Partner 2 Limited (Designated Member) Hermes GPE Founder Partner Ltd (Designated Member)
7	Secretary:	N/A
8	Members:	Hermes GPE Founder Partner 2 Limited Hermes GPE Founder Partner Ltd
9	Charges:	N/A

1	Name:	**HERMES GPE HORIZON FOUNDER PARTNER GP LLP**
2	Registered number:	OC399522
3	Date of incorporation:	22 April 2015
4	Place of incorporation:	England
5	Registered office address:	Sixth Floor, 150 Cheapside, London, England, EC2V 6ET
6	Directors:	Hermes GPE Founder Partner 2 Limited (Designated Member) Hermes GPE Founder Partner Ltd (Designated Member)
7	Secretary:	N/A
8	Members:	Hermes GPE Founder Partner 2 Limited Hermes GPE Founder Partner Ltd
9	Charges:	N/A

1	Name:	**HERMES GPE PEC III GP LLP**
2	Registered number:	OC402891
3	Date of incorporation:	16 November 2015
4	Place of incorporation:	England
5	Registered office address:	Sixth Floor, 150 Cheapside, London, England, EC2V 6ET
6	Directors:	Hermes GPE Founder Partner 2 Limited (Designated Member) Hermes GPE Founder Partner Ltd (Designated Member)
7	Secretary:	N/A
8	Members:	Hermes GPE Founder Partner 2 Limited Hermes GPE Founder Partner Ltd
9	Charges:	N/A

113 66022954.3

301812401 v3

1	Name:	**HERMES GPE OHIO SIDECAR GP LLP**
2	Registered number:	OC418918
3	Date of incorporation:	12 September 2017
4	Place of incorporation:	England
5	Registered office address:	Sixth Floor, 150 Cheapside, London, England, EC2V 6ET
6	Directors:	Hermes GPE Founder Partner 2 Limited (Designated Member) Hermes GPE Founder Partner Ltd (Designated Member)
7	Secretary:	N/A
8	Members:	Hermes GPE Founder Partner 2 Limited Hermes GPE Founder Partner Ltd
9	Charges:	N/A

114

66022954.3

301812401 v3

115 12-Apr-18 66022954.3 301812401 v3 PART 4 Hermes GPE LLP Structure Chart

SCHEDULE 5

Properties

United Kingdom

No.	Address	Legal Owner	Leasehold Title Number	Date of Lease	Existing Use
1	Fifth and Sixth Floors, 150 Cheapside, London, EC2V 6ET	Hermes Fund Managers Limited (company number 1661776)	AGL221965	22 October 2010	Offices
2	Second Floor, Lloyds Chambers, 1 Portsoken Street, London, E1 8HZ	Hermes Fund Managers Limited (company number 1661776)	Leasehold title not registered	8 February 2000	Offices
3	Third Floor, Lloyds Chambers, 1 Portsoken Street, London, E1 8HZ	Hermes Fund Managers Limited (company number 1661776)	Leasehold title not registered	8 February 2000	Offices
4	Fourth Floor, Lloyds Chambers, 1 Portsoken Street, London, E1 8HZ	Hermes Fund Managers Limited (company number 1661776)	NGL828376	28 November 2003	Offices

Outside United Kingdom

No.	Address	Legal Owner	Date of Lease
1	65 Chulia Street #36-03/04 OCBC Centre Singapore 049513	Hermes GPE (Singapore) PTE Ltd	29 March 2016
2	Suite 1306, 13th Floor, 55 Fifth Avenue, New York, New York 10003	Hermes GPE (USA) Inc	21 October 2015
3	Seventh Floor, 200 State Street, Boston, Massachusetts 02109	Hermes Fund Managers (North America) GP, Inc	24 May 2012

116 12-Apr-18 66022954.3

301812401 v3

SCHEDULE 6

Employee Contracts

1.	Saker Nusseibeh	Chief Executive Officer
2.	Harriet Steel	Head of Business Development
3.	Christopher Taylor	Head of Real Estate and Private Markets
4.	Ian Kennedy	Chief Operating Officer
5.	Gill Clarke	Strategic Risk and Compliance Director
6.	Eoin Murray	Head of Investment
7.	Leon Kamhi	Head of Responsibility
8.	Hans Hirt	Head of HEOS
9.	David Price	Director - Head of Asset Management (Real Estate)
10.	Tommaso Mancuso	Head of Multi-Asset
11.	Marco Tosi	Head of Quant Research
12.	Jonathan Pines	Head of Asia ex. Japan
13.	Gary Greenberg	Head of Global Emerging Markets
14.	Geir Lode	Head of Global Equities
15.	Hamish Galpin	Head of Smaller Companies
16.	Andrew Jackson	Head of Fixed Income
17.	Mitch Reznick	Co-Head of Credit & Head of Credit Research
18.	Fraser Lundie	Co-Head of Credit
19.	Patrick Marshall	Head of Private Debt & CLOs
20.	Andrew Parry	Head of Sustainable Investing
21.	James Rutherford	Head of European Equities
22.	Peter Hofbauer	HGPE: Head of Infrastructure
23.	Perry Noble	HGPE: Partner-Infrastructure
24.	Robert Wall	HGPE: Partner-Infrastructure
25.	Peter Gale	HGPE: CIO - PE
26.	Sunny Chu	HGPE: Partner-Private Equity
27.	Simon Moss	HGPE: Partner-Private Equity
28.	Ilias Korosis	HGPE: Partner-Private Equity

117

66022954.3

301812401 v3

118 66022954.3 301812401 v3 29. Claire Aley Head of Product Strategy & Development 30. Chi Chan Director - Hermes European Equities 31. Sion Colley Principal 32. Antonis Maggoutas Head of Business Development, Germany & Austria 33. Amit Mehta Director - Emerging Markets 34. Clive Selman Head of UK Wholesale 35. Paul Voute Head of European Business Development 36. Michael Kalenberg Director, Business Development - Switzerland 37. Lin Chew Director - Business Development, Asia Pacific 38. Jakob Nilsson Head of Business Development, Asia Pacific 39. Magnus Kristenson Director of Business Development, Nordics

119 66022954.3 301812401 v3 SCHEDULE 7 Tax PART 1 Definitions 1. DEFINITIONS AND INTERPRETATION 1.1 The following definitions and rules of interpretation in this paragraph apply in this schedule 7: "Accounts Relief" means: (a) any Relief that has been taken into account in computing (and so reducing or eliminating) any provision for deferred tax in the Completion Balance Sheet or which but for such Relief would have appeared in the Completion Balance Sheet; and (b) any Relief that has been shown as an asset in the Completion Balance Sheet; "Agreed Rate" means 4% per annum above Barclays Bank plc's base rate from time to time; "Buyer Parties' Percentage" means the greater of: (a) 60%; and (b) (A / B) x 100%, where: (i) A is the number of issued ordinary shares in the capital of the Company that the Buyer holds from time to time after Completion; and (ii) B is the total number of issued ordinary shares in the capital of the Company from time to time after Completion; "Buyer Parties' Relief" means: (a) any Accounts Relief; (b) any Relief which arises in connection with any Event occurring after the Measurement Time; and (c) any Relief whenever arising, of the Buyer Parties or any member of the Buyer Parties' Tax Group other than the Group;

120 66022954.3 301812401 v3 "CTA 2009" means the Corporation Tax Act 2009; "Disallowance" means absence, failure to obtain, non-existence, non-availability, reduction, nullification, disallowance or claw-back for whatever reason; "Event" includes (without limitation) the expiry of a period of time, any Group Company or Joint Venture Company becoming or ceasing to be associated or connected with any other person for any Tax purpose or ceasing to be or becoming resident in any country for any Tax purpose, the death or the winding up or dissolution of any person, the earning, receipt or accrual for any Tax purpose of any income, profit or gains, the incurring of any loss or expenditure, and any transaction (including the execution and completion of all provisions of this Deed), event, act or omission whatsoever, and any reference to an Event occurring on or before a particular date shall include Events which for Tax purposes are deemed to have or are regarded as having occurred on or before that date; "ITEPA 2003" means the Income Tax (Earnings and Pensions) Act 2003; "Liability for Taxation" means: (a) any liability of a Group Company or Joint Venture Company to make an actual payment of or in respect of Tax whether or not the same is primarily payable by that Group Company or Joint Venture Company and whether or not that Group Company or Joint Venture Company has or may have any right of reimbursement against any other person, in which case the amount of the Liability for Taxation shall be the amount of the actual payment; (b) the Disallowance of all or any part of an Accounts Relief within paragraph (a) of the definition of that term, in which case the amount of the Liability for Taxation will be the amount of Tax which would (on the basis of Tax rates current at the Measurement Time) have been saved but for such Disallowance, on the assumption that there are sufficient profits against which to set the Accounts Relief, or where the Relief is the right to repayment of Tax or to a payment in respect of Tax, the amount of the repayment or payment; (c) the Disallowance of all or part of an Accounts Relief within paragraph (b) of the definition of that term, in which case the amount of the Liability for Taxation shall be equal to the amount of the reduction that there would have been in the value of the asset had the Disallowance been known about when the Completion Balance Sheet was prepared; (d) the use or setting off of any Buyer's Relief in circumstances where, but for such use or set off, a Group Company or Joint Venture Company would have had a liability to make a payment of or in respect of Tax for which the Buyer would have been able to make a claim against the Warrantors under this schedule, in which case, the amount of the Liability for Taxation shall be the

121 66022954.3 301812401 v3 amount of Tax for which the Warrantors would have been liable but for such use or set off; and (e) any liability of a Group Company or Joint Venture Company to make a payment pursuant to an indemnity, guarantee or covenant entered into before Completion under which that Group Company or Joint Venture Company has agreed to meet or pay a sum equivalent to or by reference to another person's Tax liability, in which case the Liability for Taxation shall be equal to the amount of the liability; "Relief" includes any loss, relief, allowance, credit, exemption or set off in respect of Tax or any deduction in computing income, profits or gains for any Tax purpose and any right to a repayment of Tax or to a payment in respect of Tax; "Tax Claim" means any assessment, notice, demand, letter or other document issued or action taken by or on behalf of any Taxation Authority or any self- assessment from which it appears that a Group Company or Joint Venture Company is or may be subject to a Liability for Taxation in respect of which the Warrantors are or may be liable under this schedule or in respect of a Tax Warranty Claim; "Tax Group" means those companies which are from time to time treated as members of the same group or are otherwise connected or associated in any way for any Tax purpose; "Taxation Statute" means any directive, statute, enactment, law or regulation wherever enacted or issued, coming into force or entered into providing for or imposing any Tax and shall include orders, regulations, instruments, bye laws or other subordinate legislation made under the relevant statute or statutory provision and any directive, statute, enactment, law, order, regulation or provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same; "TCGA 1992” means the Taxation of Chargeable Gains Act 1992; and 1.2 References to gross receipts, income, profits or gains earned, accrued or received shall include any gross receipts, income, profits or gains deemed pursuant to the relevant Taxation Statute to have been or treated or regarded as earned, accrued or received. 1.3 References to a repayment of Tax shall include any repayment supplement or interest in respect of it. 1.4 Unless the contrary intention appears in this schedule, words and expressions defined in this Deed have the same meaning in this schedule and any provisions in this Deed concerning matters of construction or interpretation also apply in this schedule.

122 66022954.3 301812401 v3 1.5 Any stamp duty which is charged on any document or, in the case of a document which is outside the United Kingdom, any stamp duty which would be charged on the document if it were brought into the United Kingdom, which is necessary to establish the title of a Group Company or Joint Venture Company to any asset, and any interest, fine or penalty relating to such stamp duty, shall be deemed to be a liability of that Group Company or Joint Venture Company to make an actual payment of Taxation in consequence of an Event arising on the last day on which it would have been necessary to pay such stamp duty in order to avoid any liability to interest or penalties arising on it. 1.6 References to the due date for payment of any Tax shall mean the last day on which that Tax may, by law, be paid without incurring any penalty, fine, surcharge, interest, charges, costs or other similar imposition (after taking into account any postponement of the date that was obtained for the payment of that Tax).

124 12-Apr-18 66022954.3 301812401 v3 PART 2 Covenant 1. COVENANT 1.1 The Warrantors covenant with the Buyer Parties that, subject to the provisions of this schedule, the Warrantors shall pay to the Buyer Parties an amount equal to: (a) the Buyer Parties' Percentage of any Liability for Taxation resulting from or by reference to any Event occurring on or before Completion or in respect of any gross receipts, income, profits or gains earned, accrued or received by a Group Company or Joint Venture Company on or before Completion; (b) the Buyer Parties' Percentage of any Liability for Taxation which is the liability of another person (the "Primary Person") for which a Group Company, a Joint Venture Company, the Buyer Parties or any other member of the Buyer Parties' Tax Group is liable in consequence of that Group Company's or Joint Venture Company's relationship with the Primary Person prior to Completion, and the Primary Person failing to discharge such Liability for Taxation; (c) the Buyer Parties' Percentage of any Liability for Taxation which arises as a result of any Event which occurs after Completion pursuant to a legally binding obligation (whether or not conditional) entered into by a Group Company or Joint Venture Company on or before Completion otherwise than in the ordinary course; (d) the Buyer Parties' Percentage of any Liability for Taxation being: (i) Employer Class 1 national insurance contributions (secondary) (together with any interest, fines and penalties); or (ii) Employee Class 1 national insurance contributions (primary) and income tax (in each case together with any interest fines and penalties); arising at any time: (i) in respect of the grant, exercise, surrender, exchange or other disposal of an option or other right to acquire securities where the grant of the option or other right to acquire the security occurred on or before Completion; or (ii) in respect of any acquisition, vesting, holding, variation or disposal of employment-related securities (as defined for the purposes of Part 7 of ITEPA 2003), or any equivalent securities legally or beneficially held by individuals who are resident for Tax purposes outside the United Kingdom, where the acquisition of the security occurred on or before Completion;

125 12-Apr-18 66022954.3 301812401 v3 (e) the Buyer Parties' Percentage of any Liability for Taxation that arises at any time under Part 7A of ITEPA 2003 where the arrangement within section 554A of ITEPA 2003 giving rise to the charge was entered into on or before Completion; (f) reasonable costs and expenses (including legal costs and the cost of removing any charge or other encumbrance imposed by a Taxation Authority) properly incurred by the Buyer Parties or any member of the Buyer Parties' Tax Group in connection with any Liability for Taxation or other liability in respect of which the Warrantors are liable under this schedule, any Tax Claim or taking or defending any action under this schedule; and (g) the Buyer Parties' Percentage of any reasonable costs and expenses (including legal costs and the cost of removing any charge or other encumbrance imposed by a Taxation Authority) properly incurred by a Group Company or Joint Venture Company in connection with any Liability for Taxation or other liability in respect of which the Warrantors are liable under this schedule, any Tax Claim or taking or defending any action under this schedule. 1.2 For the purposes of this schedule, the fact that any Tax may be paid in instalments shall be disregarded and such Tax shall be treated for the purposes of this schedule as becoming due or to have become due on the date or Event on or in respect of which it becomes payable or arises. 2. PAYMENT DATE AND INTEREST 2.1 Payment by the Warrantors in respect of any liability under this schedule must be made in cleared and immediately available funds on the following days (in each case the "Due Date"): (a) in the case of a Liability for Taxation that involves an actual payment of or in respect of Tax, or in the case of a Liability for Taxation within paragraph (e) of the definition of Liability for Taxation, the later of five Business Days before the due date for payment and five Business Days after the date on which the Buyer Parties serve notice on the Warrantors requesting payment; or (b) in the case of the Disallowance of a right to repayment of Tax which is a Liability for Taxation within paragraph (c) of the definition of Liability for Taxation or a liability under paragraph 1.1(f) (costs and expenses), five Business Days following the date on which the Buyer Parties serve notice on the Warrantors requesting payment; or (c) in a case that involves the Disallowance of an Accounts Relief (other than a right to repayment of Tax), the last date upon which the Tax is or would have been required to be paid to the relevant Taxation Authority in respect of the earlier of: (i) the period in which the Disallowance of the Accounts Relief gives rise to an actual liability to pay Tax; or (ii) the period in which the Disallowance of the Accounts Relief occurs;

126 12-Apr-18 66022954.3 301812401 v3 (d) in a case that falls within paragraph (d) of the definition of Liability for Taxation, the date upon which the Tax saved by a Group Company or Joint Venture Company is or would have been required to be paid to the relevant Taxation Authority. 2.2 Any dispute as to the amount payable under paragraph 1.1(b) to paragraph 1.1(d)(inclusive) shall be determined by the auditors of the relevant Group Company or Joint Venture Company for the time being, acting as experts and not as arbitrators (the costs of that determination being shared equally by the Warrantors and the Buyer Parties). 2.3 If any sums required to be paid by the Warrantors under this schedule are not paid on the relevant Due Date then such sums shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at the Agreed Rate from the day following the relevant Due Date up to and including the day of actual payment of such sums, such interest to be compounded quarterly. 3. EXCLUSIONS 3.1 The covenant contained in paragraph 1 above shall not cover any Liability for Taxation to the extent that: (a) specific provision or reserve (other than a provision for deferred tax) in respect of the liability is made in the Completion Balance Sheet; or (b) it was discharged on or before Completion and the discharge of such Liability for Taxation was reflected in the Completion Balance Sheet; or (c) it arises or is increased as a result only of any change in the law of Tax (other than a change targeted specifically at countering a tax avoidance scheme) announced and coming into force after Completion (whether relating to rates of Tax or otherwise) or the withdrawal of any extra-statutory concession previously made by a Taxation Authority (in each case whether or not the change or withdrawal purports to be effective retrospectively in whole or in part) provided that this paragraph 3.1(c) shall not apply to any payment made under cause 6.2, 6.3 or 10.8of this Deed ; or (d) it would not have arisen but for a change after Completion in the accounting basis upon which the relevant Group Company or Joint Venture Company values its assets (other than a change made in order to comply with the relevant generally accepted accounting practice as at Completion); or (e) it would not have arisen but for a voluntary act, transaction or omission of the relevant Group Company or Joint Venture Company or the Buyer Parties outside the ordinary course after Completion which the Buyer Parties were aware or ought reasonably to have been aware would give rise to the Liability for Taxation. 3.2 For the purposes of paragraph 3.1(e), an act will not be regarded as voluntary if undertaken pursuant to a legally binding obligation entered into by a Group Company or Joint Venture Company on or before Completion or imposed on a Group Company or Joint Venture

127 12-Apr-18 66022954.3 301812401 v3 Company by any legislation whether coming into force before, on or after Completion or for the purpose of avoiding or mitigating a penalty imposable by such legislation, or if carried out at the written request of the Warrantors. 3.3 The provisions of schedule 3 (Limitations) shall apply to a claim under this schedule to the extent provided for therein, including (without limitation) the provisions of paragraphs 1.2.2 and 1.2.3 regarding the maximum aggregate liability of each of the Warrantors in respect of all Tax Covenant Claims being capped at £1.00 (one pound). 4. TAX RETURNS Each of the Warrantors severally undertake (at the cost of the Buyer) to provide, to the extent they are able and legally permitted to do so in their capacity as an employee or director (as the case may be) of any Group Company or Joint Venture Company, such information and assistance as the Buyer Parties may reasonably require in relation to: (a) preparation of the Tax returns and computations of each Group Company and Joint Venture Company for any accounting period ending on or before Completion (to the extent not already submitted) and for the accounting period in which Completion occurs; (b) to agree those returns and computations with the relevant Taxation Authority; and (c) to respond to any demand, assessment or request for information from any Taxation Authority relating to those returns and computations. 5. CONDUCT OF TAX CLAIMS 5.1 If the Buyer Parties or a Group Company or a Joint Venture Company become aware of a Tax Claim, the Buyer Parties shall give or procure that notice in writing is given to the Warrantors as soon as reasonably practicable, provided that the giving of such notice shall not be a condition precedent to the Warrantors' liability under this schedule or for a Tax Warranty Claim. 5.2 If the Warrantors becomes aware of a Tax Claim, the Warrantors shall notify the Buyer Parties in writing as soon as reasonably practicable and, on receipt of such notice, the Buyer Parties shall be deemed to have given the Warrantors notice of the Tax Claim in accordance with the provisions of paragraph 5.1. 5.3 The Warrantors or their duly authorised agent shall (at the cost of the Warrantors) provide such information and assistance as the Buyer Parties may reasonably require in order to enable the Buyer Parties to avoid, dispute, defend, resist, appeal or compromise any Tax Claim.

[Signature page of the Management Warranty Deed] EXECUTED as a DEED by FEDERATED INVESTORS, INC. acting by (director) in the presence of: ) ) ) ) /s/ Thomas R. Donahue Chief Financial Officer Witness: Signature: Name: Address: Occupation: /s/ George F. Magera George F. Magera 1001 Liberty Avenue, Pittsburgh, PA 15322 USA Deputy General Counsel/Assistant Secretary, Federated Investors, Inc. EXECUTED as a DEED by FEDERATED HOLDINGS (UK) II LIMITED acting by and in the presence of: ) ) ) ) ) ) /s/ Denis McAuley III Director ………………………………………………… Director/Secretary Witness: Signature: Name: Address: Occupation: /s/ George F. Magera George F. Magera 1001 Liberty Avenue, Pittsburgh, PA 15322 USA Deputy General Counsel/Assistant Secretary, Federated Investors, Inc. SIGNED as a DEED by CHRIS TAYLOR in the presence of: ) ) ) ) /s/ Chris Taylor Witness: Signature: Name: Address: Occupation: /s/ Holly Vishnyakov Holly Vishnyakov 150 Cheapside, London, EC2V 6ET Solicitor

SIGNED as a DEED by **HARRIET STEEL** in the presence of:	))))	/s/ Harriet Steel
Witness:	Signature:	/s/ Holly Vishnyakov
	Name:	Holly Vishnyakov
	Address:	150 Cheapside, London, EC2V 6ET
	Occupation:	Solicitor

SIGNED as a DEED by **IAN KENNEDY** in the presence of:	))))	/s/ Ian Kennedy
Witness:	Signature:	/s/ Holly Vishnyakov
	Name:	Holly Vishnyakov
	Address:	150 Cheapside, London, EC2V 6ET
	Occupation:	Solicitor

SIGNED as a DEED by **SAKER NUSSEIBEH** in the presence of:	))))	/s/ Saker Nusseibeh
Witness:	Signature:	/s/ Holly Vishnyakov
	Name:	Holly Vishnyakov
	Address:	150 Cheapside, London, EC2V 6ET
	Occupation:	Solicitor

[Signature page of the Management Warranty Deed]